                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            GREENBRIAR CORPORATION
                 (Name of Registrant As Specified in Charter)

 ................................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       ........................................................................

    2) Form, Schedule or Registration Statement No.:
       ........................................................................

    3) Filing Party:
       ........................................................................

    4) Date Filed:
       ........................................................................

                  PRELIMINARY COPY FILED WITH THE SECURITIES
                   AND EXCHANGE COMMISSION NOVEMBER 27, 1996


                            GREENBRIAR CORPORATION
                              4265 KELLWAY CIRCLE
                             ADDISON, TEXAS  75244

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 30, 1996


Dear Stockholders of Greenbriar Corporation:

  You are cordially invited to attend a Special Meeting of Stockholders of Greenbriar Corporation (the "Company") to be held at 9:00 a.m., local time on December 30, 1996, at 4265 Kellway Circle, Addison, Texas 75244, to consider and vote upon a proposal (the "Proposal") to approve the issuance of 1,300,000 shares (the "Acquisition Shares") of the Company's Common Stock in connection with the Company's acquisition of American Care Communities, Inc. ("American Care").

  The accompanying Proxy Statement forms a part of this Notice. You are not being asked to approve anything at the Special Meeting other than the Proposal. Pursuant to rules of the American Stock Exchange (the "Exchange"), Stockholder approval is required as a prerequisite to listing additional shares issued in connection with an acquisition where the potential increase of common stock would result in an increase in outstanding common shares of 20% or more. This condition is raised by the Proposal, and you are being asked to approve the Proposal with regard to the Acquisition Shares. See "Approval of Acquisition Shares" in the accompanying Proxy Statement for a discussion of the effect of such approval.

  Only Stockholders of record at the close of business on December 9, 1996 who own Common Stock or Series B, Series C or Series D Preferred Stock will be entitled to vote at the Special Meeting or any adjournments thereof. The affirmative vote of the holders of more than 50% of the outstanding shares of Common Stock and Series B, C and D Preferred Stock of the Company, voting as one class, present and voting at the Special Meeting on such date is necessary to approve the Proposal.

  All holders of Common Stock and Series B, C and D Preferred Stock, whether or not they expect to attend the Special Meeting in person, are requested to complete, sign, date and return the enclosed form of proxy in the accompanying envelope (which requires no additional postage if mailed in the United States). Your proxy will be revocable, either in writing or by voting in person at the Special Meeting, at any time prior to its exercise.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE. ANY HOLDER OF COMMON STOCK OR SERIES B, SERIES C OR SERIES D PREFERRED STOCK ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF A PROXY HAS BEEN RETURNED.

                                    By Order of the Board of Directors



                                    James R. Gilley, President
December 16, 1996

                            GREENBRIAR CORPORATION
                              4265 KELLWAY CIRCLE
                             ADDISON, TEXAS 75244

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 30, 1996


  This Proxy Statement (the "Proxy Statement") and the accompanying proxy card are being furnished to the holders of common stock, par value $.01 per share ("Common Stock"), and Series B, Series C and Series D Preferred Stock, par value $0.10 per share ("Preferred Stock") (collectively, the "Stockholders"), of Greenbriar Corporation, a Nevada corporation ("Greenbriar" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from the Stockholders for use at a special meeting of Stockholders of the Company (the "Special Meeting"). At the Special Meeting, the Stockholders of the Company will be asked to consider and vote upon a proposal (the "Proposal") to approve the issuance of 1,300,000 shares (the "Acquisition Shares") of the Company's Common Stock in connection with the Company's acquisition of American Care Communities, Inc. ("American Care"). Neither Nevada law nor the Company's Articles of Incorporation or Bylaws require Stockholder approval of the Proposal; however, the rules of the American Stock Exchange (the "Exchange") require prior Stockholder approval as a prerequisite to listing additional shares issued in connection with an acquisition when the potential increase of Common Stock is 20% or greater. This condition is raised by the Proposal, and consequently, you are being asked to approve the Proposal at the Special Meeting. See "Approval of Acquisition Shares" for a discussion of the effect of such approval. Such effects include the possibility that, under Nevada law, Stockholders voting in favor of the Proposal may be deemed to have waived their rights to challenge such transaction, while Stockholders voting against the Proposal or abstaining from voting will continue to retain those rights. Any such challenge could include allegations that the controlling Stockholders of the Company violated a fiduciary duty or duty of fairness to the Company or the other Stockholders in the valuation and terms of the issuance of the shares, and Stockholders voting in the favor of the Proposal could also waive their right to bring these claims. A positive Stockholder vote may also have the effect of protecting such controlling Stockholders from such claims on the theory that the Stockholders have ratified the actions in accordance with Nevada law and the Company's Bylaws. It should also be noted that under Nevada law Stockholders do not have dissenters' rights resulting from the Proposal, nor do they have preemptive rights to acquire any of the Acquisition Shares. This Proxy Statement and the enclosed form of proxy is being mailed on or about December 16, 1996.


                             AVAILABLE INFORMATION

  Greenbriar is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York regional office, 75 Park Place, New York, New York 10007, and at its Chicago regional office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by the Company can be inspected at the offices of the Exchange, 86 Trinity Place, New York, New York 10006-1881.

                         VOTING AND PROXY INFORMATION

  The Board of Directors of the Company has fixed the close of business on December 9, 1996, as the record date (the "Record Date") for determining the holders of Common Stock and Preferred Stock entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding 5,172,242 shares of Common Stock, 3,096 shares of Series B Preferred Stock, 10,000 shares of Series C Preferred Stock, and 675,000 shares of Series D Preferred Stock, the only outstanding securities of the Company entitled to vote at the Special Meeting. The Common Stock, Series B, Series C and Series D Preferred Stock were held by approximately 3,830, 18, 1 and 5 stockholders of record, respectively.

  For each share held on the Record Date, a holder of Common Stock or Preferred Stock is entitled to one vote on all matters properly brought before the Stockholders at the Special Meeting. Such votes may be cast in person or by proxy. Abstentions may be specified as to the approval of the Proposal. Under the rules of the Exchange, brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners, and do not have such authority as to certain other matters (so-called "broker non-votes"). The Exchange rules prohibit member firms of the Exchange from voting on the Proposal without specific instructions from beneficial owners. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock and Series B, Series C and Series D Preferred Stock outstanding as of the Record Date, voting as one class, is necessary to approve the Proposal. Accordingly, if a Stockholder abstains from voting certain shares on the approval of the Proposal, it will have the effect of a negative vote, but if a broker indicates that it does not have authority to vote certain shares, those shares will not be considered as shares present and entitled to vote with respect to the approval of the Proposal and therefore will have no effect on the outcome of the vote.

  On the Record Date, 1,210,000 shares of Common Stock, representing approximately 20.6% of shares entitled to vote at the Special Meeting, were held, through a wholly owned corporation, by James R. Gilley, President and Chief Executive Officer of the Company. An additional 667,000 shares (approximately 11.4% of shares entitled to vote) were held of record by Mr. Gilley, Mr. Gilley's spouse and adult children, as individuals, and a further 530,000 shares (approximately 9%) are held by Mr. and Mrs. Gilley and such adult children as trustees for various family trusts. Mr. and Mrs. Gilley, the wholly owned corporation and one of the family trusts and an adult child of Mr. and Mrs. Gilley own all 675,000 outstanding shares of Series D Preferred Stock (approximately 11.5% of shares entitled to vote). Also, Victor L. Lund, a Director of the Company, owns 1,214,961 shares of Common Stock, representing approximately 20.7% of shares entitled to vote. All such persons have indicated they will vote their shares, comprising a total of more than 73.2% of shares outstanding, for the approval of the Proposal, which will insure such approval by the Stockholders.

  All shares of Common Stock and Preferred Stock that are represented at the Special Meeting by properly executed proxies received by the Company prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the Proposal to approve the issuance of the Acquisition Shares.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the vote is taken at the Special Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and delivering a subsequent proxy relating to the same shares, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to:
Corporate Secretary, Greenbriar Corporation, 4265 Kellway Circle, Addison, Texas 75244.

                        APPROVAL OF ACQUISITION SHARES

  Neither Nevada law nor the Company's Articles of Incorporation or Bylaws require Stockholder approval of the Proposal to authorize the issuance of the Acquisition Shares. However, the rules of the Exchange require prior Stockholder approval as a prerequisite to listing additional shares issued in connection with an acquisition where the potential increase of Common Stock is 20% or more. This condition is raised by the issuance of the Acquisition Shares, and consequently, the Stockholders are being asked to approve the Proposal at the Special Meeting.

THE AMERICAN CARE ACQUISITION

  Until 1994, the Company's business was the acquisition, operation and sale of retirement, nursing and other health care facilities, as well as commercial real estate, and the manufacture and sale or lease of mobility assistance equipment, which it conducted under the name "Medical Resource Companies of America." During 1994, the Company began a series of steps to focus its business on the development, management and ownership of assisted living facilities. The Company's historical businesses during the past five years have been ownership and operation of skilled nursing and retirement centers, real estate investments and manufacture and leasing of electric convenience vehicles and wheelchairs. The nursing and retirement centers and convenience vehicle businesses have been sold, and the real estate investments are being liquidated. Revenues and earnings in years prior to 1996 are attributed to these prior businesses.
During 1994, the Company began independently to develop its assisted living business, began construction of its first assisted living facility in July 1995, and opened such facility to residents on May 30, 1996. By July 1, 1996, the Company (not including the properties of Wedgwood Retirement Inns, Inc.) had three additional assisted living facilities under construction and nine under development. In order to increase the Company's presence in the assisted living industry the Company acquired (the "Wedgwood Acquisition") Wedgwood Retirement Inns, Inc. ("Wedgwood") in March 1996. Wedgwood and its principals owned various interests in 15 predecessor entities, each of which owned, leased or managed at least one assisted or independent living facility. As a result of the Wedgwood Acquisition, the Company now owns these entities and owns, leases or manages their facilities. All entities are owned 100% by the Company except for one facility owned 40% by minority owners and two entities owned 51% by Victor L. Lund. The Company has an option to purchase Mr. Lund's interests for $10,000.

  In furtherance of its expansion strategy, the Company entered into an Agreement and Plan of Merger (the "Agreement") on November 21, 1996 pursuant to which American Care Communities, Inc. ("American Care") will be merged (the"American Care Acquisition") with and into a wholly owned subsidiary of the Company in exchange for 1,300,000 shares of the Company's Common Stock (the "Acquisition Shares"). The American Care Acquisition has been approved by unanimous vote of the stockholders and board of directors of American Care, and the closing of the American Care Acquisition is expected to occur on December 30, 1996, following the Special Meeting.

  American Care was founded in July 1993 to acquire, develop and operate assisted living facilities and currently owns, operates or manages a total of 16 assisted or independent living facilities with a capacity for 1,275 residents. American Care's facilities are located in North Carolina, South Carolina and Florida and it manages one facility in Maine. Upon closing of the American Care Acquisition, the Company will own or operate these facilities. The American Care Acquisition also will provide the Company with additional operational expertise and managerial talent.

  The consideration for the American Care Acquisition will be 1,300,000 shares of Common Stock issuable to the sellers (the "Sellers"), who consist of 12 persons, all of whom were previously unrelated to the Company. Such purchase price was determined through arms' length negotiations. The Company's Common Stock closed on the Exchange at $15.88 on October 14, 1996, the day before the Company announced its intent to acquire American Care. The Sellers include the following persons who own either 5% or more of American Care or who were officers or directors of American Care.

                                  NUMBER OF
                                  SHARES OF            PERCENTAGE             CURRENT
                                 COMMON STOCK        OF ACQUISITION        RELATIONSHIP TO
           SELLER               TO BE RECEIVED           SHARES             AMERICAN CARE
-----------------------------   --------------      ----------------  -------------------------
 Floyd B. Rhoades/(1)(2)/              872,062             67.1%         Chairman, President and
                                                                          Chief Executive Officer
Sharon J. Rhoades/(1)/                119,461              9.2%         Director, Executive Vice
                                                                           President of Operations
                                                                           and Secretary
Gary S. Smith                          95,568              7.4%         Director, Executive Vice
                                                                           President of Administration
                                                                           and Treasurer
Ian A.W. Howes                         35,838              2.8%         Vice President of Finance
                                                                           and Chief Financial Officer
Glenn Kiger                             5,973              0.5%         Vice President
                                  -----------          --------
                                    1,128,902             87.0%

_____________________

  (1)  Floyd B. Rhoades and Sharon J. Rhoades are husband and wife.
  (2) 45,500 shares of Mr. Rhoades shares will be withheld as security for repayment of obligations of American Care to satisfy claims of brokers in the transaction.

  Upon closing of the American Care Acquisition, the Company will enter into an employment agreement with Floyd B. Rhoades pursuant to which Mr. Rhoades will agree to serve, for three years following closing of the American Care Acquisition, as President and Chief Executive Officer of the Company, and will serve as a Director and member of the Executive Committee of the Board of Directors with a term expiring in 1998. Mr. Rhoades will receive an annual salary of $200,000 and will be entitled to participate in all executive bonus programs at levels equal to those available to comparable executive positions.

  The Company's Board of Directors, and the stockholders and Board of Directors of American Care, have approved the Agreement and the American Care Acquisition. Closing of the American Care Acquisition is contingent upon the Stockholders of the Company approving the issuance of the Acquisition Shares, and the Company receiving approval from the Exchange for the listing of the Acquisition Shares, on or before December 31, 1996, as well as certain standard closing conditions for transactions of this type which may be enforced or waived by the Company's Board of Directors in its discretion. No governmental approvals are required to be obtained prior to consummating the American Care Acquisition.

  At the closing of the American Care Acquisition, the Sellers will enter into registration rights agreements with the Company pursuant to which the Company will agree to register the Acquisition Shares of each Seller under limited circumstances, as follows: (i) commencing two years after the closing of the American Care Acquisition, the Company will give the holders of such shares the right to demand registration of all or a portion of such Seller's Acquisition Shares; and (ii) the Company will agree to give the holders of Acquisition Shares "piggy-back" registration rights to include all or a portion of the shares in any other registration statement filed by the Company under the Securities Act (other than on Form S-8 or Form S-4), subject to certain rights of the Company not to include all or a portion of such shares under certain circumstances. The Company will agree to pay all expenses of the demand or piggy-back registration, other than underwriting fees, discounts or commissions.

  The American Care Acquisition is intended to be accounted for as a "pooling of interests" transaction. It also qualifies as a non-taxable reorganization to the Company, American Care and the Stockholders under the Internal Revenue Code of 1986.

  The Proposal requires Stockholder approval because under the rules of the Exchange the effect of issuing the Acquisition Shares is an additional listing with the Exchange of shares issuable in connection with an acquisition that will represent more than 20% of shares of Common Stock previously outstanding.

  Certain financial information of the Company and American Care, on an historical and pro forma basis, is included elsewhere in this Proxy Statement.

PROPOSAL TO APPROVE ISSUANCE OF ACQUISITION SHARES

  The Company is submitting the Proposal to authorize the issuance of 1,300,000 shares of Common Stock in connection with the acquisition of American Care. Stockholders may vote for or against or abstain from voting on the Proposal.

  In considering their vote on the Proposal, Stockholders should give special consideration to the following matters:

  Effect on Outstanding Shares. Prior to the issuance there will be a total of 5,860,338 shares outstanding having voting rights, of which 5,172,242 (88.3%) are Common Stock, and 688,096 shares (11.7%) are shares of voting Preferred Stock. Following issuance of the Acquisition Shares, the existing holders of 100% of the Common Stock will own 79.9% of all shares of Common Stock outstanding.

  Waiver of Rights. Stockholders should be aware that under Nevada law, any Stockholders voting in favor of the Proposal may be deemed to have waived their rights to challenge transactions contemplated by the Proposal, while Stockholders voting against the Proposal or abstaining from voting will continue to retain those rights. Any such challenge could include allegations that the controlling Stockholders of the Company violated a fiduciary duty or duty of fairness to the Company or the other Stockholders in the valuation and terms of the issuance of the shares, and Stockholders voting in favor of the Proposal could also waive their right to bring these claims. If a majority of the unaffiliated Stockholders approve the Proposal, the controlling Stockholders may be protected from such claims on the theory that the Stockholders have ratified the actions in accordance with Nevada law and the Company's Bylaws. It should also be noted that under Nevada law Stockholders do not have dissenters' rights resulting from the Proposal, nor do they have preemptive rights to acquire any of the Acquisition Shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GREENBRIAR

  At a meeting on October 14, 1996, the Board of Directors of Greenbriar approved the American Care Acquisition by means of a merger into a subsidiary of the Company and determined that such actions are in the best interests of Greenbriar and its Stockholders and recommended that the Stockholders approve and adopt the Proposal to issue the Acquisition Shares in the merger.

  In reaching its conclusion to approve the American Care Acquisition and the Proposal, the Board of Directors considered the following factors and weighed the positive and negative attributes discussed below:

  (1) The most positive feature of the acquisition was its effect on the Company's growth strategy. Greenbriar began during 1994 to shift its focus from its historical businesses into the assisted living industry and by early 1996 had disposed of all of its businesses other than the ownership of certain investment real properties and its developmental efforts in assisted living. In March 1996, the Company acquired Wedgwood, which owned or operated 16 assisted living facilities and had a seasoned management team, giving the Company an immediate presence in the assisted living industry. The acquisition of American Care will approximately double the Company's portfolio of assisted living facilities and add more key management to the Company, including an executive with extensive experience in the industry who will become the President and Chief Executive Officer of Greenbriar. The Board of Directors discussed the American Care Acquisition and reviewed its structure, documentation and terms with legal counsel representing Greenbriar in the transaction. The Board considered the value of the Acquisition Shares that would be issued in the American Care Acquisition and the employment and contracting obligations to American Care management. The Board of Directors concluded that these terms were in the Company's and the Stockholders' best interests. Such acquisition was believed to be compatible with the Company's strategy of growing its assisted living business through a combination of acquisitions and internal development. The industry is in a rapid phase of growth and consolidation, and several assisted living companies completed or initiated initial public offerings in 1995 and 1996, some of which became public after completing a series of consolidating acquisitions. The need to take advantage of available opportunities led the Board of Directors to continue to rely on acquisitions as a means of becoming a major competitor in the assisted living industry.

  (2) The Board positively considered the geographical locations of the American Care facilities in the Southeastern United States as providing a balance to the Company's existing concentration of properties in the Pacific Northwest and Southwest. American Care's offices in Raleigh, North Carolina, will become a regional office of the Company and provide a base for additional management, development and acquisition in the Eastern United States.

  (3) The Board also positively considered the key management of American Care to be added to the Company's executive staff. The Board interviewed Floyd B. Rhoades and approved his election to become the President and Chief Executive Officer of the Company upon the closing of the American Care Acquisition. Mr. Rhoades will move from North Carolina to Dallas to head the Company's operations in the assisted living industry.

  (4) The Board took cognizance that the addition of 16 properties and American Care's corporate overhead could place additional demands on the Company's working capital. Although management believes the Company has sufficient working capital to meet its future obligations, its rapid growth through the two acquisitions in 1996 will require that the Company's properties be integrated quickly and managed efficiently to obtain the maximum benefit of the Company's resources.

  (5) The Board also noted that the time required to conclude the American Care Acquisition and obtain Stockholder approval of the Proposal would cause the Company to postpone its previously announced plan to conduct a public offering of Common Stock to obtain additional capital to finance the development of assisted living centers. The Company will attempt to renew its plan for an equity offering during 1997.


                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of Greenbriar consists of 100,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, par value $.10 per share (the "Authorized Preferred Stock"). The authorized Preferred Stock may be designated in series, and five series of Preferred Stock have been designated, three of which are outstanding.

  The holders of Common Stock have no preemptive, conversion or redemption rights. The outstanding shares of Common Stock are fully paid and nonassessable. The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company has not paid cash dividends on the Common Stock during the last two fiscal years, and the Board of Directors currently intends to retain earnings for further development of its business and not to pay cash dividends on the Common Stock in the foreseeable future. No dividends can be paid on the Common Stock while dividends are in arrears on any Series of Preferred Stock. The Company is not currently in arrears on any dividends payable on the Preferred Stock. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of Stockholders and do not possess cumulative voting rights. The registrar and transfer agent for the Common Stock is American Stock Transfer and Trust Company, New York, New York.


               PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF
             MANAGEMENT BEFORE AND AFTER AMERICAN CARE ACQUISITION

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth as of September 30, 1996, certain information with respect to all Stockholders known by the Company to own beneficially more than 5% of the outstanding Common Stock and Series C and D Preferred Stock (which are the only outstanding classes of voting securities of the Company, except for Series B Preferred Stock), as well as information with respect to the Company's Common Stock and Series C and D Preferred Stock owned beneficially by each director, which includes James R. Gilley, Gene S. Bertcher, Robert L. Griffis and W. Michael Gilley, constituting all executive officers whose compensation from the Company in 1995 exceeded $100,000, and by all directors and executive officers as a group. Unless otherwise indicated, each of such stockholders has sole voting and investment power with respect to the shares beneficially owned. The number of shares of Series B Preferred Stock outstanding and convertible into Common Stock is immaterial and no information has been provided below regarding Series B Preferred Stock ownership. All shares of Common Stock have been adjusted for the 1 for 5 reverse split effected in December 1995.

                             PREFERRED STOCK                                        COMMON STOCK
                         -----------------------     -------------------------------------------------------------------------------

                                                                                                                           AFTER
                                                                                                                         ACQUISITION
                                                                                 NUMBER OF SHARES--                        SHARES
                           NUMBER        PERCENT       NUMBER       PERCENT        ASSUMING FULL            PERCENT        ISSUED-
  NAME AND ADDRESS           OF            OF            OF           OF       CONVERSION OF PREFERRED        OF           PERCENT
 OF BENEFICIAL OWNER       SHARES        SERIES        SHARES        CLASS        STOCK BY HOLDERS           CLASS        OF CLASS
----------------------   ----------    ---------     ----------   -----------  ------------------------    ---------     ----------

                       Series D Preferred Stock/(1)/
                        ---------------------------

James R. Gilley        637,943/(2)/     94.5%      2,346,000/(3)/     43.7%            2,664,971             46.1%          37.7%
4265 Kellway Circle
Addison, TX  75244

Sylvia M. Gilley       637,943/(2)/     94.5%      2,346,000/(3)/     43.7%            2,664,971             46.1%          37.7%
13711 Creekside Place
Dallas, TX  75248

                             PREFERRED STOCK                                          COMMON STOCK
                           -------------------       -----------------------------------------------------------------------------

                                                                                                                         AFTER
                                                                                                                       ACQUISITION
                                                                                  NUMBER OF SHARES--                     SHARES
                           NUMBER       PERCENT        NUMBER       PERCENT         ASSUMING FULL           PERCENT      ISSUED-
 NAME AND ADDRESS            OF            OF            OF           OF       CONVERSION OF PREFERRED        OF         PERCENT
OF BENEFICIAL OWNER        SHARES        SERIES        SHARES        CLASS         STOCK BY HOLDERS          CLASS       OF CLASS
----------------------   ----------    ----------    ----------   -----------  ------------------------    ---------    -----------
W. Michael Gilley       37,057/(4)/       5.5%       261,000/(4)/     5.0%               279,528              5.0%         4.1%
4265 Kellway Circle
Addison, TX  74244

Victor L. Lund                  -            -        1,214,961      23.5%             1,214,961             21.7%        17.7%
816 N.E. 87th Ave.
Vancouver, WA  98664

Paul W. Dendy                   -            -        26,133/(5)/     0.5%                26,133              0.5%         0.4%
816 N.E. 87th Ave.
Vancouver, WA  98664

Mark W. Hall                    -            -        80,368/(5)/     1.6%                80,368              1.4%         1.2%
816 N.E. 87th Ave.
Vancouver, WA  98664

Gene S. Bertcher                -            -        80,000/(6)/     1.5%                80,000              1.4%         1.2%
4265 Kellway Circle
Addison, TX  75244

Robert L. Griffis               -            -        30,000/(7)/     0.6%                30,000              0.5%         0.4%
4265 Kellway Circle
Addison, TX  75244

Michael E. McMurray             -            -                -         -                      -                -            -
5330 Merrick Rd.
Massapequa, NY  11758

Matthew G. Gallins              -            -       25,000A/(8)/     0.5%                25,000              0.4%         0.3%
715 Stadium Drive
Winston-Salem, NC  27101

Paul G. Chrysson                -            -                -         -                      -                -            -
1045 Burke Street
Winston-Salem, NC  27101

Richards D. Barger              -            -              200         -                    200                -            -
945 San Marino Ave.
San Marino, CA  91108

Steven R. Hague                 -            -                -         -                      -                -            -
1650 Bank One Tower
221 W. Sixth Street
Austin, TX  78701

                               PREFERRED STOCK                                         COMMON STOCK
                         ---------------------------    ----------------------------------------------------------------------------

                                                                                                                            AFTER
                                                                                                                         ACQUISITION
                                                                                     NUMBER OF SHARES                      SHARES
                             NUMBER          PERCENT     NUMBER        PERCENT         ASSUMING FULL          PERCENT      ISSUED-
 NAME AND ADDRESS              OF              OF          OF            OF        CONVERSION OF PREFERRED      OF         PERCENT
OF BENEFICIAL OWNER          SHARES          SERIES      SHARES        CLASS          STOCK BY HOLDERS         CLASS       OF CLASS
---------------------      ---------        ---------  ----------    ----------   -------------------------  ---------   ----------
Don C. Benton                    -                 -           -              -                    -                 -          -
9200 Inwood Road
Dallas, TX  75220

                             Series C Preferred Stock
                             ------------------------

Cove Capital Corporation    10,000/(9)/         100.0%         -              -               66,667               1.2%      1.0%
245 East 54th Street
New York, NY  10022

All executive officers     675,000/(1)(2)(4)/   100.0%    4,063,662        75.1%           4,401,161              75.7%     61.8%
and directors as a group
  (13 persons)

____________________

(1) Represents Series D Preferred Stock which votes with Common Stock and Series B and C Preferred Stock as one class. Series D Preferred Stock is convertible into Common Stock, beginning March 15, 1997, at a rate of one share of Common Stock for two shares of Series D Preferred Stock.

(2) Consists of 355,927 shares owned by JRG Investments Co., Inc., a corporation wholly owned by James R. Gilley ("JRG"), 157,613 shares owned by Sylvia M. Gilley, 117,653 shares owned by a grantor trust for the benefit of Mr. and Mrs. Gilley and 6,750 shares owned by James R. Gilley. Sylvia M. Gilley is the spouse of James R. Gilley. Other than shares owned by the trust, JRG and Mr. Gilley disclaim any beneficial ownership in the shares owed by Mrs. Gilley, and Mrs. Gilley disclaims any beneficial ownership in the shares owned by JRG and Mr. Gilley.

(3) Consists of 1,210,000 shares of Common Stock owned by JRG, 400,000 shares of Common Stock by a grantor trust for the benefit of James R. and Sylvia
     M. Gilley, options to James R. Gilley to purchase 200,000 shares of Common Stock at $10.75 per share, exercisable through December 1, 2000, and 536,000 shares of Common Stock owned of record by Mrs. Gilley. Other than shares owned by the grantor trust, Mrs. Gilley disclaims any beneficial ownership of the shares owned by Mr. Gilley and JRG. Mr. Gilley and JRG disclaim beneficial ownership of the shares owned by Mrs. Gilley. Mr. Gilley and JRG have pledged 1,166,363 shares of Common Stock, and Mr. Gilley has pledged all of his shares in JRG, to MS Holding Corp., a nonaffiliated entity, as collateral for repayment of a $5,700,000 promissory note payable by JRG to MS Holding Corp. The note requires payment of annual interest only until May 23, 1997, when the principal balance and all accrued interest is due and payable. Failure to repay such note when due could have an effect on the control of the Company. Of the shares of Common Stock owned by the grantor trust, 200,000 shares were acquired by the trust from the Company in November 1993 in consideration of a $2,250,000 partial recourse promissory note executed by the grantor trust and Mr. Gilley (as co-maker). This note bears interest at an annual rate of 5.5% until November 2003, when the entire principal balance and all accrued interest is due. The note is collateralized by the 200,000 shares purchased by the grantor trust, and the grantor trust and Mr. Gilley (as co-maker) have personal recourse only for the first 20% of the principal balance.

(4) W. Michael Gilley is the adult son of James R. Gilley and Sylvia M. Gilley. Consists of 101,000 shares of Common Stock and 37,057 shares of Series D Preferred Stock owned of record, and 130,000 shares of Common Stock owned by five trusts for which Mr. Gilley acts as co-trustee for the benefit of the children and grandchildren of James R. and Sylvia M. Gilley. Of the 101,000 shares of Common Stock, 46,000 shares were issued for promissory notes of $237,500, for which 30,000 shares are currently pledged as collateral.

(5) Includes options to purchase 10,000 shares of Common Stock each, all of which are vested.

(6) Consists of 60,000 shares of Common Stock issued for promissory notes of $92,500, for which 13,000 shares are currently pledged as collateral, and options to purchase 20,000 shares of Common Stock for $11.25 per share, all of which are vested.

(7) In November 1992, Mr. Griffis obtained a loan from the Company for $75,000 which was used to exercise options to purchase 30,000 shares of the Company's Common Stock. The loan is collateralized by the shares purchased by Mr. Griffis.

(8) Consists of 20,000 shares of Common Stock owned by a trust for which Mr. Gallins acts as co-trustee for the benefit of one of the grandchildren of James R. and Sylvia M. Gilley, 3,000 shares of Common Stock owned by Matthew G. Gallins LLC, and 2,000 shares of Common Stock owned by Mr. Gallins' minor children, for which he serves as custodian. Mr. Gallins disclaims beneficial ownership of the 20,000 shares held in trust.

(9) Represents Series C Preferred Stock which votes with Common Stock and Series B and D Preferred Stock as one class. Series C Preferred Stock is convertible into Common Stock at a rate of 6.67 shares of Common Stock for each share of Series C Preferred Stock.


                       MARKET PRICE AND DIVIDEND POLICY


     The Company's Common Stock is listed on the American Stock Exchange and traded under the symbol "GBR".

  As of the Record Date, there were approximately 3,830 stockholders of record of the Common Stock. The following table sets forth the high and low sales prices on the American Stock Exchange for the periods indicated.

                                          PRICE RANGE OF  COMMON STOCK
                                          ----------------------------
                                               HIGH           LOW
                                          --------------  ------------
  Fiscal Year Ended December 31, 1994:
       First Quarter                           $ 16  1/2       $9 1/16
       Second Quarter                             11 1/4         8 1/8
       Third Quarter                              10 5/8        5 5/16
       Fourth Quarter                             7 3/16         4 3/8
  Fiscal Year Ended December 31, 1995:
       First Quarter                               8 3/4             5
       Second Quarter                           10 15/16        5 5/16
       Third Quarter                             13 7/16        9 1/16
       Fourth Quarter                            13 7/16        7 3/16
  Fiscal Year Ended December 31, 1996:
       First Quarter                              16 3/4        9 7/16
       Second Quarter                             17 5/8            14
       Third Quarter                              17 3/8        15 5/8
       Fourth Quarter/(1)/                            16            14

____________________________
  /(1)/Through November 25, 1996

  The above prices have been adjusted to reflect a one for five reverse split of the Common Stock that occurred on December 1, 1995.


                              PROXY SOLICITATION

  Proxies are being solicited from the Company's Stockholders by and on behalf of the Board of Directors of the Company. The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, and employees of the Company in person or by telephone, telegram, or other means of communication. Such directors, officers, and employees will not be additionally compensated for such services but may be reimbursed for out-of-pocket expenses incurred by them in connection with such solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of Common Stock held of record by such persons.


                                 OTHER MATTERS

  The Board of Directors does not intend to bring any other matters before the Special Meeting and has not been informed that any other matters are to be presented to the Special Meeting by others. In the event that other matters properly come before the Special Meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgement.

                            DEADLINE FOR SUBMISSION
                         OF PROPOSALS TO BE PRESENTED
                  AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS

  Any Stockholder who intends to present a proposal at the 1997 Annual Meeting of Stockholders must file such proposal with the Company by January 3, 1997 for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.

                          FORWARD LOOKING STATEMENTS

  Certain statements included in the Managements' Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that predict the future development of the Company. The realization of these predictions will be subject to a number of variable contingencies, and there is no assurance that they will occur in the time frame proposed. The risks associated with the potential actualization of the Company's plans include: contractor delays, the availability and cost of financing, availability of managerial oversight and regulatory approvals, to name a few.


                             FINANCIAL INFORMATION

  The consolidated financial statements of the Company as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, included in this Proxy Statement, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report thereon. The unaudited consolidated financial statements of the Company as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996, have not been audited, but in the opinion of management contain all accruals and adjustments necessary to present fairly such financial information as of such dates and for such periods. Results for the nine months ended September 30, 1996 are not necessarily indicative of results that can be expected for the full year.

  A representative of Grant Thornton LLP will be present at the Special Meeting and will have an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions raised orally at the meeting.

          The combined financial statements of American Care as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, included in this Proxy Statement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report thereon. The unaudited combined financial statements of American Care as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996, have not been audited, but in the opinion of American Care's management contain all accruals and adjustments necessary to present fairly such financial information as of such dates and for such periods. Results for the nine months ended September 30, 1996 are not necessarily indicative of results that can be expected for the full year.

                                    By Order of the Board of Directors



                                    James R. Gilley,
                                    President and Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS

GREENBRIAR CORPORATION MANAGEMENT'S DISCUSSION
 AND ANALYSIS OR PLAN OF OPERATION........................................  F-3

AMERICAN CARE COMMUNITIES, INC. MANAGEMENT'S
  DISCUSSION AND ANALYSIS OR PLAN OF OPERATION............................  F-8

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.........................  F-11

Pro Forma Condensed Combined Balance Sheet as of September 30, 1996.......  F-12
Pro Forma Condensed Combined Statements of Operations for the years ended
  December 31, 1994 and 1995..............................................  F-13
Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1995 and 1996.......................................  F-15
Notes to Pro Forma Condensed Combined Financial Statements................  F-17

GREENBRIAR CORPORATION

Report of Independent Certified Public Accountants........................  F-18
Consolidated Balance Sheets as of December 31, 1995
  and September 30, 1996 (unaudited)......................................  F-19

Consolidated Statements of Operations for the years ended December 31, 1994 and 1995, and for the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)... F-21

Consolidated Statements of Changes in Stockholders' Equity for
  the years ended December 31, 1994 and 1995,
  and the nine months ended September 30, 1996 (unaudited)................  F-22

Consolidated Statements of Cash Flow for the years ended December 31, 1994 and 1995, and the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)... F-23

Notes to Consolidated Financial Statements................................  F-25

AMERICAN CARE COMMUNITIES, INC.

Report of Independent Accountants.........................................  F-38

Combined Balance Sheets as of December 31, 1995
  and September 30, 1996 (unaudited)......................................  F-39

Combined Statements of Operations and
  Accumulated Deficit for the years
  ended December 31, 1994 and 1995, and for the nine months
  ended September 30, 1995 (unaudited) and 1996 (unaudited)................ F-41
Combined Statements of Cash Flow for the years
  ended December 31, 1994 and 1995, and the nine months
  ended September 30, 1995 (unaudited) and 1996 (unaudited)................ F-42

Notes to Combined Financial Statements..................................... F-43

                            GREENBRIAR CORPORATION
                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OR PLAN OF OPERATION


OVERVIEW

  During 1994 the Company began a series of steps to focus its business on the development, construction, management and ownership of assisted living properties. In addition to its assisted living operations, the Company's historical businesses during the past five years have included ownership and operation of skilled nursing centers, real estate investments and manufacture and leasing of electric convenience vehicles and wheelchairs. The nursing centers and convenience vehicle businesses have been sold, and the real estate investments are being liquidated. Also, in 1994 and 1995, the Company sold its
existing assisted living/retirement facilities.   Revenues and earnings in years
prior to 1996 are attributed to these prior businesses. During 1994, the Company began independently to develop its assisted living business, began construction of its first assisted living facility in July 1995, and opened such facility to residents on May 30, 1996. By September 30, 1996, the Company was operating 17 assisted living facilities and had seven additional assisted living facilities under construction (i.e., construction activities have commenced and are ongoing) and was developing 11 additional assisted living facilities. In order to increase the Company's presence in the assisted living industry, the Company acquired Wedgwood in March 1996.

LIQUIDITY AND CAPITAL RESOURCES

  At September 30, 1996, the Company had positive working capital of $4,179,000. During the first quarter of 1996, the Company sold the American Mobility Group, Inc. ("AMI"), which was a continuation of the Company's program of selling its non-strategic assets and using the proceeds to invest in existing operations. The sale of AMI is not expected to have a material impact on the Company's liquidity. In March 1996, the Company acquired Wedgwood. As of September 30, 1996, the Company and Wedgwood have combined assets of $94,899,000, combined liabilities of $54,502,000 and combined stockholders' equity of $40,397,000.
The Company has sufficient liquidity and capital resources to meet its current obligations.

  Net cash used for operating activities during the nine months ended September 30, 1996 was $2,360,000, principally constituting general and administrative expenses and, in anticipation of continued growth, the cost of locating and developing new sites for assisted living facilities.

  Net cash used in investing activities during the nine months ended September 30, 1996 was $7,694,000, resulting primarily from development and construction of assisted living facilities in Texas.

  Net cash provided by financing activities during the nine months ended September 30, 1996 was $7,080,000 resulting principally from the proceeds from loans or leases which were used by the Company to finance the development and construction of assisted living facilities.

  During the past five years the Company has met its needs for liquidity and capital resources primarily from profitable sales of assets acquired for investment, and, to a lesser extent, from cash flow from operated businesses. The assets acquired and sold have included real estate properties acquired in the merger in 1993 with EquiVest Inc. ("EquiVest"), six skilled nursing facilities, two retirement centers, AMI and an eating disorder facility.

  As of September 30, 1996 the Company owned three retail centers located in Georgia and one shopping center located in North Carolina. The Company has an agreement for the sale of the three retail centers and anticipates the sale will occur in the fourth quarter of 1996. The Company is seeking a buyer for the North Carolina property. The Company anticipates that the properties will be sold for an amount which at least equals the book value of $5,405,000.

  Since January 1, 1994, the sources of cash from investment activities included approximately $18,200,000 received in January 1995 from the sale of The Fountainview retirement facility in West Palm Beach, Florida; approximately $26,600,000 in proceeds from the sale of the properties acquired in the merger with EquiVest; and approximately $6,900,000 in proceeds from the sale of the Rivermont retirement facility in December 1994.

  Net cash used in financing activities since January 1, 1994 have consisted primarily of repayments of mortgage indebtedness as real estate investments were sold totaling approximately $50,000,000, payments of preferred dividends totaling approximately $400,000, and repurchases of Common Stock totaling approximately $2,000,000, offset by additional borrowings of approximately $15,600,000 for real estate investments and working capital.

  The Company will utilize additional financing to develop additional assisted living facilities currently under construction and development. Seven facilities were under construction as of September 30, 1996. The Company is responsible for arranging financing for six of them and a development partner is responsible for arranging financing for the seventh. The six facilities for which the Company is arranging financing are subject to fixed cost construction contracts and other arrangements estimated to cost approximately $25,421,000 and are estimated to be substantially completed by December 31, 1997.

  The Company currently has a number of sites under development (i.e., the site is under control of the Company and development activities such as site permitting, preparation of surveys, architectural plans and negotiation of construction contracts have commenced). The number of facilities that are actually constructed is dependent, in large part, on the availability of financing for both construction and start up costs. Further, the Company's development growth will be balanced with its acquisition of existing facilities.

  As of September 30, 1996, the Company has loans in place or has received commitments for future financing, subject, in the case of the commitments, to final documentation, as follows:

          (i) Health Care REIT, Inc. has issued a commitment to provide $60 million over three years to acquire and pay 100% of the construction costs of assisted living facilities to be leased to the Company. The term of the leases will range from 11 years to 14 years plus two five year renewal options, with lease payments based upon the interest rate on U.S. Treasury notes plus 3.75%, subject to inflation adjustments not to exceed .25% per year. A 1% commitment fee is required. The Company will have the option to purchase each facility at the end of the term for its original cost plus 50% of the increase in its fair market value. As additional security to the lessor, the Company will provide a letter of credit for 5% of the amount financed, a first lien on personal property and receivables of the facility, and subordination of management fees and rentals from subtenants.

          (ii) In 1995 Health Care REIT, Inc. provided mortgage loan commitments for two facilities totaling $16,891,000. Of that amount, $4,536,000 was used to refinance one of the facilities (Camelot) and $5,625,000 is being used to construct another facility (Villa de la Rosa) which will open in the fourth quarter of 1996. The balance includes $5,160,000 to fund construction of the Camelot Assisted Living facility scheduled to begin construction in the third quarter of 1996 and $645,000 to fund certain improvements to the existing Camelot facility that is currently under construction, along with $925,000 for the construction of a second Villa de la Rosa, which is not presently scheduled for development and is not included in the development and construction total. The construction loans convert to term loans upon completion of construction. The term loans mature in seven to ten years, initially bear interest at a rate of 4.5% over the corresponding U.S. Treasury Note rate and are secured by the facilities, an assignment of leases, rents and management contract, letters of credit, and an assignment of the facilities licenses and permits.

          (iii) Commitments from First National Bank & Trust Co. of McAlester, Oklahoma of $5.2 million to provide mortgage financing for the two assisted living facilities under construction in Muskogee, Oklahoma and Sherman, Texas. Such loans require a 2% commitment fee and are payable in 10 years (but callable at the discretion of the bank in 5 years) based on a 20 year amortization, with interest at prime plus 2% (subject to a minimum interest rate of 8.70% and a maximum interest rate of 12.75%).

          (iv) In 1995 Investors Real Estate Trust ("IRET") issued a commitment to provide 100% of the construction costs up to $2,810,000 for the Sweetwater Springs, Georgia facility that opened in October 1996. Upon completion the facility will be leased to the Company for a term of 15 years. In 1996 the commitment was increased by $1,540,000 to a maximum of $4,350,000 in order to provide for the construction of a second phase of the facility, consisting of 16 Alzheimer's special care units. The monthly lease payments will be based on the funded amount and on annual interest rates of 11.0% for the first five years, 12.65% for the next five years and 14.55% for the last five years of the lease. The Company has an option to purchase the facility at fair market value during the first nine months of the fourteenth year of the lease. The lease is secured by the facility.

  In addition to development and construction financing Comerica Bank-Texas has issued a commitment to provide $1,600,000 to finance buses and other vehicles to transport residents of the Company's facilities. Each vehicle will be financed at 90% of cost, and the loan for each vehicle will be amortized over 48 months. The interest rate will be prime plus one percent.

  The Company believes it has adequate resources to complete its facilities currently under construction and development and currently plans to use the balance of such committed sources and its net working capital in excess of operating needs for future development of assisted living facilities.

  Future development activities of the Company are dependent upon obtaining capital and financing through various means, including financing obtained from sale/leaseback transactions, construction financing, long-term state bond financing, debt or equity offerings and, to the extent available, cash generated from operations. There can be no assurance that the Company will be able to obtain adequate capital to finance its projected growth. Although the Company announced in October 1996 that it planned to file a registration statement for a public offering of Common Stock, such offer has been postponed pending the completion of the American Care Acquisition.

RESULTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AS COMPARED TO THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995

Revenues and Operating Expenses from Assisted Living Operations. Effective March 31, 1996, the Company acquired Wedgwood which operates 16 assisted living facilities in six states, with a capacity for 1,276 residents (including 111 residents who have purchased units from the Company), consisting of 15 facilities owned by the Company or in which it has ownership or leasehold interests and one facility managed for a third party. The revenue and related operating expenses from the assisted living operations reflect the operations of those 15 facilities, as well as one facility which opened in June 1996.

                                                 THREE MONTH PERIOD ENDED
                                                     SEPTEMBER 30, 1996
                                              ----------------------------------
                                                   (Amounts in thousands)

                                              Stabilized    Start-up
                                              Facilities  Facilities
                                                 (1)          (2)        Total
                                              ----------  ----------   ---------
Assisted living facility income                  $3,940     $ 553        $4,493
Assisted living facility operating expenses       2,268       574         2,842
                                                 ------     -----        ------
Gross operating income                            1,672       (21)        1,651

Lease expense                                       371        61           432
Facility depreciation and amortization              320       101           421
                                                 ------     -----        ------

Income (loss) from facility operations           $  981     $(183)       $  798
                                                 ======     =====        ======

                                                    NINE MONTH PERIOD ENDED
                                                       SEPTEMBER 30, 1996
                                              ----------------------------------
                                                      (Amounts in thousands)

                                              Stabilized    Start-up
                                              Facilities    Facilities
                                                 (1)           (2)        Total
                                              ----------    ----------   -------
Assisted living facility income                 $7,851        $  961      $8,812
Assisted living facility operating expenses      4,507         1,041       5,548
                                                ------        ------      ------
Gross operating income                           3,344           (80)      3,264

Lease expense                                      764           122         886
Facility depreciation & amortization               655           171         826
                                                ------        ------      ------

Income (loss) from facility oeprations          $1,925        $ (373)     $1,552
                                                ======        ======      ======

__________________________

          (1) Stabilized facilities are those facilities that have been operating for one year or have achieved stabilized occupancy of 95%.

          (2) Start-up facilities are those facilities that have not been operating for one year and have not achieved a stabilized occupancy of 95% or more.

          (3) The Company had 12 stabilized and 4 start-up facilities

          (4) The Company had no assisted living facilities during the first quarter of 1996.

          Corporate General and Administrative Expenses. Corporate general and administrative expenses were $881,000 and $2,400,000 for the three and nine months ended September 30, 1996. Such expenses for the comparable period in 1995 were $647,000 and $1,947,000. The increases were due primarily to the acquisition of Wedgwood.

          Interest Expense. Interest expense for the three and nine months ended September 30, 1996 was $816,000 and $1,614,000 as compared to none and $98,000 for the comparable periods in 1995. The increase in interest expense represents the interest incurred on the mortgage debt and financing obligations on the Wedgwood properties.

          Gain on Sales of Assets. Gain on sales of assets during the three and nine month periods ended September 30, 1995 were $1,146,000 and $6,950,000, respectively. These gains were from the sale of The Fountainview in January 1995 ($5,149,000), the sale of an economic interest in a legal claim in June 1995 ($655,000) and the sale of the Company's rights to the funds in an escrow account in the year 2028 ($1,146,000).

          Discontinued Operations. Earnings from discontinued operations include both AMI, which was sold in February 1996, and the real estate operations that are for sale. AMI had earnings of $29,000 and $8,000 for the three and nine months ended September 30, 1995, respectively. The real estate operations had earnings of $54,000 and $170,000 for the three and nine months ended September 30, 1996, respectively, and earnings of $121,000 and $154,000 for the comparable periods in 1995. The sale in the first quarter of 1996 of AMI resulted in a gain on sale, net of tax, of $580,000.

FISCAL 1995 AS COMPARED TO FISCAL 1994

          Revenues. The Company reported revenue from operations of $557,000 and net earnings of $5,797,000 or $1.57 per share for the year ended December 31, 1995 compared to revenue from operations of $7,939,000 and net earnings of $1,788,000 or $.40 per share for the year ended December 31, 1994.

          Gain on Sale of Assets. Gain on sales of assets for the year ended December 31, 1995 was $6,950,000. This compares to $2,803,000 for the year ended December 31, 1994. Absent recognition of these gains, the Company would have had losses before income taxes in both 1995 and 1994.

          In January 1995 the Company sold what was then its remaining retirement and assisted living facility, The Fountainview, at a gain of
$5,149,000.   The Company determined to sell it because of the increased competition in West Palm Beach and to the refinancing required as a result of the pending maturity of existing financing. During 1994 the Company owned both The Fountainview and Rivermont Retirement Center, which was sold in December 1994. The assisted living revenues and expenses for 1994 reflect the operations for both The Fountainview and Rivermont for the entire year. The assisted living revenue and expenses for 1995 reflect the operations of The Fountainview for one month.

          In June 1995 the Company sold its economic interest in a legal claim with respect to Wespac Investors Trust III. The sales price was $1,085,000 and the Company recorded a gain of $654,000. Separately, the Company acquired 49% of the outstanding common stock of Wespac Investors Trust III in a private transaction. The Company immediately sold its economic interest in that stock at no gain or loss.

          As part of a larger transaction that occurred in 1992 the Company received the rights to the interest on certain escrow funds in the year 2028. At the time of the transaction, for accounting purposes, the Company placed no value on that right. In August 1995 the Company sold its rights to the future interest for $1,140,000 in cash.

          General and Administrative Expense. General and administrative expenses were $2,688,000 in 1995 as compared to $3,502,000 in 1994. The most significant reason for this decrease was the sale of The Fountainview in January 1995.

          Interest Income. Interest income was $1,176,000 in 1995 as compared to $208,000 in 1994. Interest expense was $101,000 in 1995 as compared to $2,221,000 in 1994. As the Company sells assets, it increases the cash it has available for investments. The increase in interest income reflects the interest received on those investments. The decrease in interest expense was caused principally by two factors. First, when the Company sold its assets it was also relieved of the obligation to pay interest on liabilities associated with those assets. Second, the Company used certain of its available cash to pay down corporate debt which further reduced interest expense in 1995.

          Deferred Taxes. At December 31, 1995, the Company had a deferred tax asset of $2,150,000. The asset is expected to be recovered within two to three years from earnings from current operations as well as gains from sales of assets.

EFFECT OF INFLATION

          The Company's principal sources of revenues are from resident fees from Company-owned or leased assisted living facilities and management fees from facilities operated by the Company for third parties. The operation of the facilities are affected by rental rates which are highly dependent upon market conditions and the competitive environment in the areas where the facilities are located. Compensation to employees is the principal cost element relative to the operations of the facilities. Although the Company has not historically experienced any adverse effects of inflation on salaries or other operating expenses, there can be no assurance that such trends will continue or that should inflationary pressures arise that the Company will be able to offset such costs by increasing rental rates or management fees.

                        AMERICAN CARE COMMUNITIES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OR PLAN OF OPERATION



OVERVIEW

          American Care was incorporated in July 1993. For the first five months of its existence, American Care conducted market evaluations, arranged sources of financing and negotiated the purchase of Berne Village, its first residence. The acquisition of Berne Village was consummated in December 1993, at which time American Care began its assisted living operations. Since that time, American Care has achieved significant growth in revenues, primarily due to its acquisition and operation of assisted living communities. From its inception, American Care has incurred net losses and, as of September 30, 1996, it had an accumulated deficit of approximately $2 million. Losses have resulted primarily from expenses associated with acquiring a significant number of assisted living communities, including costs associated with renovations and improvements. American Care currently owns, operates or manages a total of 16 assisted living facilities, with a capacity for 1,275 residents.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

          Operating Revenues. Operating revenues increased 124.9% to $11,006,041 for the nine months ended September 30, 1996 from $4,892,905 for the nine months ended September 30, 1995. The increase was primarily attributable to the acquisition, in December 1995, of the remaining 70% of five assisted living communities in which a 30% minority interest had been acquired in January 1995. The increase was also due to the acquisition of one assisted living community in June 1995 and three assisted living communities in December 1995.

          Operating Expenses. Operating expenses, which include resident operating expenses and operating lease expenses, increased 197% to $8,831,234 for the nine months ended September 30, 1996 from $2,973,918 for the same period in 1995. The increase was primarily due to the one acquisition in June and to the three acquisitions in December 1995. As a percentage of total operating revenues, operating expenses increased to 80.2% for the first nine months of 1996 from 60.7% for the first nine months of 1995. The increase was primarily due to the December 1995 acquisitions, of which one was new and in fill-up mode and another had been neglected and had a low occupancy.

          General and Administrative. General and administrative expenses increased 74.3% to $1,512,303 during the first nine months of 1996 from $867,820 for the first nine months of 1995. The increase was attributable to the write-off of approximately $401,000 in deferred costs associated with an attempted initial public offering and other equity financings as well as the hiring of additional administrative and operational staff following the 1995 acquisitions. As a percentage of total operating revenues, general and administrative expenses decreased to 13.7% during the first nine months of 1996 from 17.7% during the first nine months of 1995.

          Depreciation and Amortization. Depreciation and amortization increased 40.0% to $478,837 for the nine months ended September 30, 1996 from $342,056 for the nine months ended September 30, 1995. The increase was primarily due to the acquisition in June 1995 and to one of three acquisitions in December 1995 which were depreciated during the first nine months of 1996. As American Care enters into sale and leaseback transactions, it anticipates that its depreciation expense as a percentage of total operating revenues should decrease and its lease rental expenses should increase.

          Net Interest Expense. Net interest expense increased 27.1% to $1,300,835 for the nine months ended September 30, 1996 from $1,023,254 for the nine months ended September 30, 1995. The increase was primarily due to increased debt service costs associated with the acquisition of the assisted living communities acquired in June 1995 and in December 1995. As a percentage of total operating revenues, net interest expenses decreased to 11.8% for the nine months ended September 30, 1996 from 20.9% for the nine month ended September 30, 1995.

          Net Loss. Net loss increased 316.9% to ($1,124,268) for the nine months ended September 30, 1996 from ($269,670) for the nine months ended September 30, l995, as a result of the factors outlined above.

FISCAL 1995 AS COMPARED TO FISCAL 1994

          Operating Revenues.   Operating revenues increased 89.9% to $7,406,763
in 1995 from $3,900,619 in 1994. The increase was primarily attributable to the acquisition of five additional assisted living communities during 1995 (including the facility sold in August 1996) and to an improvement in the operating performance of the assisted living communities acquired by American Care prior to 1995. American Care also acquired a minority interest in five other assisted living communities in January 1995, and acquired a 100% interest in these communities in December 1995. However, the impact of these transactions on 1995 revenues was not significant.

          Operating Expenses. Operating expenses, which include resident operating expenses and operating lease expenses, increased 74% to $4,814,763 in 1995 from $2,766,400 in 1994. The increase was primarily due to the 1995 acquisitions. As a percentage of total operating revenues, operating expenses decreased to 65% in 1995 from 70.9% in 1994. The decrease was primarily the result of improvements in the operating performance of the 1994 acquisitions.

          General and Administrative. General and administrative expenses increased 104.9% to $1,259,740 in 1995 from $614,932 in 1994. The increase was attributable to the hiring of additional administrative staff to support the operations of American Care following the 1995 acquisitions, and to the expansion of American Care's leased office space in June 1995. As a percentage of total operating revenues, general and administrative expenses increased to 17% in 1995 from 15.8% in 1994.

          Depreciation and Amortization. Depreciation and amortization increased 107.1% to $483,272 in 1995 from $233,408 in 1994. The increase was primarily due to 1995 being the first full year in which the facilities acquired in 1994 were depreciated. As a percentage of total operating revenues, depreciation and amortization increased to 6.5% in 1995 from 6% in 1994. The increase was primarily due to the acquisition of two assisted living communities during the first half of 1995 both of which were debt financed. As American Care enters into sale and leaseback transactions, its depreciation expense as a percentage of total operating revenues should decrease and its lease rental expenses should increase.

          Net Interest Expense. Net interest expense increased 167.9% to $1,424,671 in 1995 from $531,770 in 1994. The increase was primarily due to increased debt service costs associated with the acquisition of three assisted living communities during 1995 which were debt financed and as a result of American Care increasing its borrowings secured against Berne Village. As a percentage of total operating revenues, interest expense increased to 19.2% in 1995 from 13.6% in 1994.

          Net Loss. Net loss increased 113.4% to $524,778 in 1995 from $245,891 in 1994, as a result of the factors outlined above.

LIQUIDITY AND CAPITAL RESOURCES

          Since its first acquisition in December 1993, American Care has financed its operations and its acquisition program through a combination of short-term debt, real estate mortgage financing, seller leases and indebtedness guaranteed by its stockholders. American Care's permanent mortgage financing provide for balloon repayments in the next four to eleven years, bear interest at market rates ranging from the prime rate plus 1/2% for variable rates to a range of 10.0% to 11.35% for fixed rates, and are secured by one or more of the residential communities.

          On August 1, 1996, American Care divested an assisted living residence in North Carolina for $1,575,000. This residence was one of four residences owned by American Care and secured by a note to Health and Retirement Properties Trust, Inc. ("HRPT"). American Care has used approximately $175,000 for working capital and closing costs, and the remaining $1,400,000 was escrowed by HRPT to be applied to capital improvements to the three remaining secured properties. American Care plans to use this sum to carry out capital improvements to Berne Village, Graybrier and Rose Tara Plantation, and as of September 30, 1996 had drawn approximately $200,000 for this purpose.

          In October 1995, American Care issued a note to Cramer, Rosenthal for $500,000 bearing interest at an annual rate of 6.23%. The capital was utilized by American Care for working capital purposes. This note will be canceled at the closing of the American Care Acquisition in exchange for 60,000 of the Acquisition Shares.

EFFECT OF INFLATION

          American Care's principal source of revenues are from resident fees from American Care-owned or leased assisted living facilities and management fees from facilities operated by American Care for third parties. The operation of the facilities are affected by rental rates which are highly dependent upon market conditions and the competitive environment in the areas where the facilities are located. Compensation to employees is the principal cost element relative to the operations of the facilities. Although American Care has not historically experienced any adverse effects of inflation on salaries or other operating expenses, there can be no assurance that such trends will continue or that should inflationary pressures arise that American Care will be able to offset such costs by increasing rental rates or management fees.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (UNAUDITED)


  The following unaudited pro forma condensed combined financial information has been prepared by the Company based on the audited financial statements and the related notes thereto of the Company, Wedgwood and American Care for the years ended December 31, 1994 and 1995, the unaudited financial statements of the Company and American Care as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996, and Wedgwood for the three months ended March 31, 1996, and give effect to the American Care and Wedgwood Acquisitions as though they occurred January 1, 1994, and reflect the assumptions and adjustments described in the accompanying notes. The Wedgwood Acquisition has been accounted for using the purchase method of accounting. The results of operations of Wedgwood are reflected in the historical statement of operations of the Company beginning April 1, 1996. The American Care Acquisition has been accounted for as a pooling of interests. The following unaudited pro forma condensed combined financial information is not necessarily indicative of the actual results that would have been achieved if the Wedgwood and American Care Acquisitions had actually been completed as of the date indicated, or which may be realized in the future. The pro forma statement of operations for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1995 also gives effect to the disposition of The Fountainview (January 1995). The unaudited pro forma condensed combined financial information should be read in conjunction with the financial statements of the Company and American Care and the related notes thereto included elsewhere in this Proxy. See "Index to Consolidated Financial Statements."

                             GREENBRIAR CORPORATION
                 PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                             (Amounts in thousands)

                               September 30, 1996

                                                Greenbriar     American    Pro forma
            ASSETS                              Corporation      Care      Adjustments     Combined
                                                -----------    --------    -----------     --------
CURRENT ASSETS
 Cash and cash equivalents                         $ 4,225      $    24       $   -         $  4,249
 Accounts receivable
   Trade                                               746          353           -            1,099
   Other                                                 -           99           -               99
 Real estate operations held for sale,
   at lower of cost or market                        5,405            -           -            5,405
 Other current assets                                1,151        1,388           -            2,539
                                                   -------      -------       -----         --------

     Total current assets                           11,527        1,864           -           13,391

INVESTMENT IN SECURITIES, AT COST                    4,266            -           -            4,266

NOTES RECEIVABLE                                     8,959            -           -            8,959

PROPERTY AND EQUIPMENT, AT COST
 Land                                                7,832        2,435           -           10,267
 Buildings and improvements                         48,628        9,295           -           57,923
 Furniture, fixtures, and equipment                  2,078        1,561           -            3,639
 Construction in process                             6,790        5,214           -           12,004
                                                   -------      -------       -----         --------
                                                    65,328       18,505           -           83,833
   Less accumulated depreciation
     and amortization                                1,106          911           -            2,017
                                                   -------      -------       -----         --------
                                                    64,222       17,594           -           81,816

RESTRICTED CASH AND INVESTMENTS                      3,521            -           -            3,521

OTHER ASSETS                                         2,404        1,833           -            4,237
                                                   -------      -------       -----         --------

                                                   $94,899      $21,291       $   -         $116,190
                                                   =======      =======       =====         ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Current maturities of long-term obligations       $   977      $ 5,638       $(500)(7)     $  6,115
 Due to affiliates                                     589          358           -              947
 Long-term debt collateralized by property
   under contract of sale                              903            -           -              903
 Accounts payable - trade                            2,335        1,301           -            3,636
 Accrued expenses                                    1,455        1,126         140 (6)(7)     2,721
 Other current liabilities                           1,089           37           -            1,126
                                                   -------      -------       -----         --------

   Total current liabilities                         7,348        8,460        (360)          15,448

LONG-TERM DEBT, less current maturities             43,034       14,788           -           57,822

DEFERRED INCOME TAXES                                1,037            -           -            1,037

DEFERRED GAIN                                        3,083            -           -            3,083

STOCKHOLDERS' EQUITY (DEFICIT)                      40,397       (1,957)        360 (6)(7)    38,800
                                                   -------      -------       -----         --------

                                                   $94,899      $21,291       $   -         $116,190
                                                   =======      =======       =====         ========

See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                      For the year ended December 31, 1994
                    (in thousands, except per share amounts)

                                                                                    Combined
                                            Less operations                          before
                                               of the                               American
                                            Foundationview             Pro Forma      Care      American    Pro Forma
                                   Company      (4)        Wedgwood   Adjustments  acquisition    Care     Adjustments   Combined
                                   -------  -------------- --------  ------------  -----------  --------   -----------   --------
Revenues
 Assisted living facilities        $ 7,939     $(6,000)     $12,018     $    -       $13,957     $ 3,708      $   -       $17,665

Expenses
 Assisted living facilities          5,059      (4,340)       8,585          -         9,304       2,766          -        12,070
 Facility depreciation and
  amortization                           -         -          1,216        (95)(1)     1,121         233          -         1,354
 General and administrative          3,502        (293)         738          -         3,947         615          -         4,562
                                   -------     -------      -------     ------       -------     -------      -----       -------
                                     8,561      (4,633)      10,539        (95)       14,372       3,614          -        17,986
                                   -------     -------      -------     ------       -------     -------      -----       -------

  Operating profit (loss)             (622)     (1,367)       1,479         95          (415)         94          -          (321)

Other income (expense)
 Interest and dividend income          208           -           74          -           282           8          -           290
 Interest expense                   (2,221)      1,647       (2,191)         -        (2,765)       (540)         -        (3,305)
 Gain on sales of assets             2,803           -            -          -         2,803           -          -         2,803
 Other                                   -           -           77          -            77         192          -           269
                                   -------     -------      -------     ------       -------     -------      -----       -------
                                       790       1,647       (2,040)         -           397        (340)         -            57

  Earnings (loss) from
   continuing operations
   before income taxes                 168         280         (561)        95           (18)       (246)         -          (264)

Income tax expense
 (benefit)                            (201)          -            -        194 (3)        (7)          -        (93)(3)      (100)
                                   -------     -------      -------     ------       -------     -------      -----       -------

  Earnings (loss) from
   continuing operations               369         280         (561)       (99)          (11)       (246)        93          (164)

Preferred dividend
 requirement                          (327)          -            -       (320)(2)      (647)          -          -          (647)
                                   -------     -------      -------     ------       -------     -------      -----       -------

  Earnings (loss) from
   continuing operations
   allocable to common
   stockholders                    $    42     $   280        $  (561)  $ (419)      $  (658)    $  (246)     $  93       $  (811)
                                   =======     =======        =======   ======       =======     =======      =====       =======

Earnings (loss) per share
 from  continuing operations         $0.01                                                                                 $(0.16)

Weighted average number of
 common and equivalent
 shares outstanding                  3,679                                                                                  4,979


See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                      For the year ended December 31, 1995
                    (in thousands, except per share amounts)

                                                                                    Combined
                                            Less operations                          before
                                               of the                               American
                                            Foundationview             Pro Forma      Care      American    Pro Forma
                                   Company      (4)        Wedgwood   Adjustments  acquisition    Care     Adjustments    Combined
                                   -------  -------------- --------  ------------  -----------  --------   -----------    --------
Revenues
 Assisted living facilities        $   557     $  (557)     $14,940     $     -       $14,940     $ 6,811    $     -       $21,751

Expenses
 Assisted living facilities            322        (322)      10,916           -        10,916       4,815          -        15,731
 Facility depreciation and
   amortization                          -           -        1,374         (95)(1)     1,279         483          -         1,762
 General and administrative          2,688         (38)         959           -         3,609       1,260          -         4,869
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     3,010        (360)      13,249         (95)       15,804       6,558          -        22,362
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Operating profit (loss)           (2,453)       (197)       1,691          95          (864)        253          -          (611)

Other income (expense)
 Interest and dividend
  income                             1,176           -          160           -         1,336          23          -         1,359
 Interest expense                     (101)         73       (2,843)          -        (2,871)     (1,447)         -        (4,318)
 Gain on sales of assets             6,950      (5,149)           -           -         1,801           -          -         1,801
 Other                                 239           -           94           -           333         646          -           979
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     8,264      (5,076)      (2,589)          -           599        (778)         -          (179)

  Earnings (loss) from
   continuing operations
   before income taxes               5,811      (5,273)        (898)         95          (265)       (525)         -          (790)

Income tax expense
 (benefit)                              94           -            -        (184)(3)       (90)          -       (210)(3)      (300)
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations             5,717      (5,273)        (898)        279          (175)       (525)       210          (490)

Preferred dividend
 requirement                          (225)          -            -        (320)(2)      (545)          -          -          (545)
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations
   allocable to common
   stockholders                    $ 5,492     $(5,273)     $  (898)    $   (41)      $ (720)    $  (525)    $   210       $(1,035)
                                   =======     =======      =======     =======       ======     =======     =======       =======

Earnings (loss) per share
 from  continuing operations         $1.55                                                                                  $(0.21)

Weighted average number of
 common and equivalent
 shares outstanding                  3,539                                                                                   4,839


See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                  For the nine months ended September 30, 1995
                    (in thousands, except per share amounts)

                                                                                    Combined
                                            Less operations                          before
                                               of the                               American
                                            Foundationview             Pro Forma      Care      American    Pro Forma
                                   Company      (4)        Wedgwood   Adjustments  acquisition    Care     Adjustments    Combined
                                   -------  -------------- --------  ------------  -----------  --------   -----------    --------
Revenues
 Assisted living facilities        $   555     $  (555)     $10,905     $     -       $10,905     $ 4,773    $     -       $15,678

Expenses
 Assisted living facilities            276        (276)       7,980           -         7,980       2,974          -        10,954
 Facility depreciation and
  amortization                          42         (42)         893         (77)(1)       816         342          -         1,158
 General and administrative          1,947         (40)         686           -         2,593         868          -         3,461
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     2,265        (358)       9,559         (77)       11,389       4,184          -        15,573
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Operating profit (loss)           (1,710)       (197)       1,346          77          (484)        589          -           105

Other income (expense)
 Interest and dividend income          941           -           61           -         1,002           4          -         1,006
 Interest expense                      (98)         73       (1,958)          -        (1,983)     (1,027)         -        (3,010)
 Gain on sales of assets             6,950      (5,149)           -           -         1,801           -          -         1,801
 Other                                  14           -          123           -           137         164          -           301
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     7,807      (5,076)      (1,774)          -           957        (859)         -            98

  Earnings (loss) from
   continuing operations
   before income taxes               6,097      (5,273)        (428)         77           473        (270)         -           203

Income tax expense
 (benefit)                           2,069           -            -      (1,889)(3)       180           -       (103)(3)        77
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations             4,028      (5,273)        (428)      1,966           293        (270)       103           126

Preferred dividend
 requirement                          (176)          -            -        (240)(2)      (416)          -          -          (416)
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations
   allocable to common
   stockholders                    $ 3,852     $(5,273)     $  (428)    $ 1,726       $  (123)    $  (270)   $   103       $  (290)
                                   =======     =======      =======     =======       =======     =======    =======       =======

Earnings (loss) per share
 from  continuing operations         $1.08                                                                                  $(0.06)

Weighted average number of
 common and equivalent
 shares outstanding                  3,551                                                                                   4,851


See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                  For the nine months ended September 30, 1996
                    (in thousands, except per share amounts)

                                                                        Combined
                                                                         before
                                                                        American
                                                           Pro Forma      Care       American    Pro Forma
                                   Company   Wedgwood(5)   Adjustments  acquisition    Care     Adjustments    Combined
                                   -------   -----------  ------------  -----------  --------   -----------    --------
Revenues
 Assisted living facilities        $ 8,898     $ 4,262      $     -       $13,160     $10,894     $     -      $24,054

Expenses
 Assisted living facilities          5,548       3,182            -         8,730       7,077           -       15,807
 Lease expense                         886           -            -           886       1,755           -        2,641
 Facility depreciation and
  amortization                         826         488          (95)(1)     1,219         479           -        1,698
 General and administrative          2,400         322            -         2,722       1,519           -        4,241
                                   -------     -------      -------       -------     -------     -------      -------
                                     9,660       3,992          (95)       13,557      10,830           -       24,388
                                   -------     -------      -------       -------     -------     -------      -------

  Operating profit (loss)             (762)        270           95          (397)         64           -         (333)

Other income (expense)
 Interest and dividend
  income                               674          13            -           687           8           -          695
 Interest expense                   (1,614)       (845)           -        (2,459)     (1,309)          -       (3,768)
 Gain on sales of assets                32           -            -            32           -           -           32
 Other                                 (53)         28            -           (25)        113           -           88
                                   -------     -------      -------       -------     -------     -------      -------
                                      (961)       (804)           -        (1,765)     (1,188)          -       (2,953)

  Loss from continuing
   operations before
   income taxes                     (1,723)       (534)          95        (2,162)     (1,124)          -       (3,286)

Income tax benefit                    (656)          -         (167)(3)      (823)          -        (426)(3)   (1,249)
                                   -------     -------      -------       -------     -------     -------      -------

  Loss from continuing operations   (1,067)       (534)         262        (1,339)     (1,124)        426       (2,037)

Preferred dividend
 requirement                          (247)          -          (80)(2)      (327)          -           -         (327)
                                   -------     -------      -------       -------     -------     -------      -------

  Loss from continuing
   operations
   allocable to common
    stockholders                   $(1,314)    $  (534)     $   182       $(1,666)    $(1,124)    $   426      $(2,364)
                                   =======     =======      =======       =======     =======     =======      =======

Loss per share from
 continuing operations              $(0.37)                                                                     $(0.49)

Weighted average number of
 common and equivalent
 shares outstanding                  3,559                                                                       4,859


See accompanying explanatory notes.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed combined financial statements reflect the acquisition by the Company in March 1996 of substantially all of the assets and liabilities of a number of companies under common control and managed by Wedgwood and the proposed acquisition of American Care. The total purchase price for Wedgwood was $17,223,000, consisting of preferred stock valued at $16,203,000 and cash and transaction costs totaling approximately $1,020,000. The preferred stock issued includes 675,000 shares of Series D Preferred Stock which was issued to James R. Gilley, Chief Executive Officer of the Company, and members of his family. These shares were valued at Mr. Gilley's cost in the acquired property of approximately $2,300,000. The consideration for the proposed acquisition of American Care, which is to be accounted for as a pooling of interests, is 1,300,000 shares of the Company's common stock.

B. The pro forma financial statements reflect the following adjustments:

   1. To reflect the difference in depreciation and amortization on Wedgwood property and equipment and other assets due to change in asset bases and lives under purchase accounting using lives from 5 to 35 years; Wedgwood historically had utilized lives of 5 to 28 years.

   2. To reflect the dividend requirement on the Series D Preferred Stock issued in the acquisition of Wedgwood.

   3. To adjust income tax expense based upon applying the statutory tax rate to pre-tax income. If the Wedgwood acquisition had taken place at January 1, 1994, the deferred tax liabilities arising from the transaction would have eliminated the need for a change in the deferred tax asset valuation allowance at that date. Accordingly, there would have been no change in the valuation allowance during the year ended December 31, 1995 and, therefore, the effective tax rate would have approximated 38%. The Company considers the use of its net operating loss carryforwards as a result of Wedgwood acquisition to be more likely than not.

   4. In January 1995, the Company sold The Fountainview. The pro forma statements of operations reflect the operations of the Company as adjusted to reflect this disposition.

   5. The statement of operations of Wedgwood covers the three months ended March 31, 1996. Beginning April 1, 1996, Wedgwood operations are consolidated with the Company.

   6. To accrue professional fees, estimated by the Company to be $200,000, related to the proposed merger with American Care. These expenses have not been reflected in the pro forma combined statements of operations, but will be reflected in future statements of operations of the Company.

   7. To reflect the retirement of a note payable in the amount of $500,000 and related accrued interest of $60,000 to a creditor in exchange for 60,000 shares of the Company's common stock. The transaction results in a premium on retirement of debt of approximately $100,000, which has not been reflected in the pro forma combined statements of operations, but will be reflected in future statements of operations of the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Greenbriar Corporation


We have audited the accompanying consolidated balance sheet of Greenbriar Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Greenbriar Corporation and subsidiaries as of December 31, 1995, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.


/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Dallas, Texas
March 8, 1996 (except for the third paragraph of Note B, as to which the date is August 16, 1996)

                             GREENBRIAR CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                 (Amounts in thousands, except per share data)



                                                           December 31,   September 30,
ASSETS                                                         1995           1996
                                                           -------------  ------------
                                                                           (unaudited)
CURRENT ASSETS
 Cash and cash equivalents                                       $ 7,199      $ 4,225
 Accounts receivable - trade                                          23          746
 Deferred income tax benefit                                       2,150            -
 Real estate operations held for sale, at lower of cost
  or market                                                            -        5,405
 Other current assets                                              1,536        1,151
                                                                 -------      -------

          TOTAL CURRENT ASSETS                                    10,908       11,527

REAL ESTATE OPERATIONS HELD FOR SALE,
 AT LOWER OF COST OR MARKET                                        3,190            -

NET ASSETS OF MOBILITY GROUP                                       3,371            -

INVESTMENT IN SECURITIES, AT COST                                  1,853        4,266

MORTGAGE NOTES RECEIVABLE                                          7,368        8,959

PROPERTY AND EQUIPMENT, AT COST
 Land                                                                322        7,832
 Buildings and improvements                                          767       48,628
 Equipment and furnishings                                           203        2,078
 Construction in progress                                          1,576        6,790
                                                                 -------      -------
                                                                   2,868       65,328
  Less accumulated depreciation                                      252        1,106
                                                                 -------      -------
                                                                   2,616       64,222

RESTRICTED CASH AND INVESTMENTS                                        -        3,521

OTHER ASSETS                                                         466        2,404
                                                                 -------      -------

                                                                 $29,772      $94,899
                                                                 =======      =======

                             GREENBRIAR CORPORATION

                 (Amounts in thousands, except per share data)



                                                                            December 31,  September 30,
LIABILITIES AND STOCKHOLDERS' EQUITY                                            1995          1996
                                                                           --------------  -----------
                                                                                           (unaudited)

CURRENT LIABILITIES
 Note payable                                                                    $     -      $     -
 Current maturities of long-term debt                                                  8          977
 Due to affiliates                                                                     -          589
 Long-term debt collateralized by properties under
   contract of sale                                                                    -          903
 Accounts payable - trade                                                            412        2,335
 Accrued expenses                                                                    343        1,455
 Other current liabilities                                                           130        1,089
                                                                                 -------      -------

        TOTAL CURRENT LIABILITIES                                                    893        7,348

LONG-TERM DEBT                                                                       901       43,034

DEFERRED INCOME TAXES                                                                  -        1,037

DEFERRED GAIN                                                                      3,083        3,083

STOCKHOLDERS' EQUITY
 Series B cumulative convertible preferred stock, $.10 par value;
   liquidation value of $1,330 and $353, respectively;
   authorized, 100 shares; issued and outstanding, 14 shares
   and 4 shares, respectively                                                          1            1
 Series C cumulative convertible preferred stock, $.10 par
   value; liquidation value of $2,000; authorized, issued and
   outstanding, 20 and 10 shares, respectively                                         2            1
 Series D cumulative preferred stock, $.10 par value; liquidation value
   of $3,375; authorized, issued and outstanding, 675 shares in 1996                   -           68
 Common stock, $.01 par value; authorized, 20,000 shares; issued and
   outstanding, 3,452 and 5,170 shares, respectively                                  35           51
 Additional paid-in capital                                                       33,957       50,026
 Accumulated deficit                                                              (6,584)      (7,234)
                                                                                 -------      -------
                                                                                  27,411       42,913
 Less stock purchase notes receivable (including $2,438
   from related parties)                                                          (2,516)      (2,516)
                                                                                 -------      -------
                                                                                  24,895       40,397
                                                                                 -------      -------

                                                                                 $29,772      $94,899
                                                                                 =======      =======

       The accompanying notes are an integral part of these statements.

                             GREENBRIAR CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (Amounts in thousands, except share data)

                                                                                  Nine months
                                                   Year ended December 31,    ended September 30,
                                                  -------------------------  ---------------------
                                                      1994         1995        1995        1996
                                                  ------------  -----------  ---------  ----------
                                                                                   (unaudited)
REVENUE
 Assisted living facility income                      $ 7,939      $   557    $   555     $ 8,812
 Other                                                      -            -          -          86
                                                      -------      -------    -------     -------
                                                        7,939          557        555       8,898

OPERATING EXPENSES
 Assisted living facility operations                    5,059          322        276       5,548
 Lease expense                                              -            -          -         886
 Facility depreciation and amortization                     -            -         42         826
 Corporate, general and administrative                  3,502        2,688      1,947       2,400
                                                      -------      -------    -------     -------
                                                        8,561        3,010      2,265       9,660
                                                      -------      -------    -------     -------
   Operating loss                                        (622)      (2,453)    (1,710)       (762)

Other income (expense)
 Interest and dividend income                             208        1,176        941         674
 Interest expense                                      (2,221)        (101)       (98)     (1,614)
 Gain on sales of assets                                2,803        6,950      6,950          32
 Settlement of lawsuit                                      -            -          -        (120)
 Minority interest in earnings of consolidated
  partnership                                               -            -          -         (76)
 Other                                                      -          239         14         143
                                                      -------      -------    -------     -------
                                                          790        8,264      7,807        (961)
                                                      -------      -------    -------     -------
     EARNINGS (LOSS) FROM CONTINUING
      OPERATIONS BEFORE INCOME TAXES                      168        5,811      6,097      (1,723)

INCOME TAX EXPENSE (BENEFIT)                             (201)          94      2,069        (656)
                                                      -------      -------    -------     -------

     EARNINGS FROM CONTINUING OPERATIONS                  369        5,717      4,028      (1,067)

DISCONTINUED OPERATIONS
 Earnings from operations, net of income taxes            241           19        162         170
 Gain on disposal, net of income taxes                  1,178           61          -         580
                                                      -------      -------    -------     -------

     NET EARNINGS (LOSS)                                1,788        5,797      4,190        (317)

Preferred stock dividend requirement                     (327)        (225)      (176)       (247)
                                                      -------      -------    -------     -------

Earnings (loss) allocable to common stockholders      $ 1,461      $ 5,572    $ 4,014     $  (564)
                                                      =======      =======    =======     =======

Earnings (loss) per share
 Continuing operations                                   $.01        $1.55      $1.08      $(0.37)
 Net earnings                                            $.40        $1.57      $1.13      $(0.16)

Weighted average number of common and
 equivalent shares outstanding                          3,679        3,539      3,551       3,559

         The accompanying notes are an integral part of this statement.

                             GREENBRIAR CORPORATION

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                             (Amounts in thousands)


                                     Preferred            Common                                      Stock
                                       stock               stock            Additional               purchase
                             -----------------------  -------------------     paid in   Accumulated    notes     Treasury   Total
                                Shares      Amount     Shares      Amount     capital     deficit    receivable    stock    equity
                             ------------  ---------  --------  ---------     --------  -----------  -----------  -------  --------

Balance at January 1, 1994         1,075      $ 107    18,395   $ 183         $36,132     $(13,616)     $(2,250)     $(7)  $20,549

 Issuance of shares                    -          -       147       2             179            -         (188)       7         -
 Dividends on preferred
  stock, including
  imputed dividends of $42            44          4         -       -             131         (328)           -        -      (193)
 Net earnings                          -          -         -       -               -        1,788            -        -     1,788
                                  ------      -----   -------   -----         -------     --------   ----------   ------   -------

Balance at December 31,  1994      1,119        111    18,542     185          36,442      (12,156)      (2,438)       -    22,144

 Issuance of shares                    -          -       116       1              77            -          (78)       -         -
 Conversion of preferred
  stock                               (1)         -        19       -               -            -            -        -         -
 Conversion of
  subordinated debt                    -          -        67       1             199            -            -        -       200
 Purchase of common stock              -          -    (1,226)    (12)         (1,998)           -            -        -    (2,010)
 Purchase of preferred
  stock                           (1,085)      (108)        -       -            (976)           -            -        -    (1,084)
 Dividends on preferred
  stock                                1          -         -       -              73         (225)           -        -      (152)
 One-for-five reverse
  stock split                          -          -   (14,066)   (140)            140            -            -        -         -
 Net earnings                          -          -         -       -               -        5,797            -        -     5,797
                                  ------      -----   -------   -----         -------     --------   ----------   ------   -------

Balances at December 31, 1995         34          3     3,452      35          33,957       (6,584)      (2,516)       -    24,895

 Net loss                              -          -         -       -               -         (317)           -        -      (317)
 Conversion of preferred
  stock                           (1,971)      (196)    1,730      16             180            -            -        -         -
 Purchase of common stock              -          -       (12)      -            (120)           -            -        -      (120)
 Dividends on preferred
  stock                                1          -         -       -              69         (333)           -        -      (264)
 Issuance of preferred
  stock - purchased company        2,625        263         -       -          15,940            -            -        -    16,203
                                  ------      -----   -------   -----         -------     --------   ----------   ------   -------

Balances at September 30,
 1996 (unaudited)                    689      $  70     5,170   $  51         $50,026     $ (7,234)     $(2,516)  $    -   $40,397
                                  ======      =====   =======   =====         =======     ========   ==========   ======   =======

         The accompanying notes are an integral part of this statement.

                             GREENBRIAR CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                                        Nine months
                                                                                           ended
                                                              Year ended December 31,   September 30,
                                                              -----------------------  ---------------
                                                               1994      1995           1995      1996
                                                              -------   -------        -------   ------
                                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net earnings (loss)                                          $ 1,788   $ 5,797        $ 4,190   $  (317)
 Adjustments to reconcile net earnings (loss) to net
  cash used in operating activities
    Discontinued operations                                    (1,419)       80           (162)     (750)
    Depreciation and amortization                               1,306       182             76       854
    Gain on sales of assets                                    (4,633)   (7,043)        (6,950)      (32)
    Recognition of deferred gain                               (1,070)        -              -         -
    Stock dividends on investment securities                        -      (175)             -         -
    Changes in operating assets and liabilities
      Due from (to) affiliates                                      -         -              3      (135)
      Accounts receivable                                         (72)    1,902            795      (166)
      Refundable income taxes                                     945         -              -         -
      Assets held for resale                                        -         -              -         -
      Deferred income tax benefit                                 369        35          1,781      (197)
      Other current and noncurrent assets                      (2,381)       (9)         1,197    (2,358)
      Accounts payable and other liabilities                      818    (3,546)        (2,246)      751
                                                              -------   -------        -------   -------

          TOTAL ADJUSTMENTS                                    (6,137)   (8,574)        (5,506)   (2,033)
                                                              -------   -------        -------   -------

          NET CASH PROVIDED BY (USED IN)
           OPERATING ACTIVITIES OF:
             Continuing operations                             (4,349)   (2,777)        (1,316)   (2,350)
             Discontinued operations                              627       227            336       (10)
                                                              -------   -------        -------   -------

          NET CASH USED IN OPERATING ACTIVITIES                (3,722)   (2,550)          (980)   (2,360)

       The accompanying notes are an integral part of these statements.

                             GREENBRIAR CORPORATION

                             (Amounts in thousands)

                                                                                Nine months
                                                                                    ended
                                                     Year ended December 31,    September 30,
                                                     -----------------------   ---------------
                                                         1994        1995      1995       1996
                                                     ----------   ----------   -------  ------
                                                                                 (unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sales of assets                       $ 32,196   $ 21,885   $ 19,361   $   256
 Collections of notes receivable                            -          -      1,500       175
 Proceeds from sales of discontinued operations         6,557          -          -         -
 Additions to real estate                                (462)       (54)         -         -
 Purchase of property and equipment                      (608)    (1,809)       (43)   (8,517)
 Net cash effect of (sale) purchase of subsidiary        (273)         -          -       739
 Additions to notes receivable                              -       (668)    (5,478)     (347)
 Investing activities of discontinued operations         (344)      (348)       483         -
                                                     --------   --------   --------   -------

               NET CASH PROVIDED BY (USED IN)
                INVESTING ACTIVITIES                   37,066     19,006     15,823    (7,694)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from borrowings                              11,156          -          -     7,692
 Payments on debt
  Affiliates                                           (1,625)         -          -         -
  Other                                               (35,434)   (14,321)   (14,140)     (243)
 Dividends on preferred stock                            (193)      (152)       (92)     (247)
 Purchase of common and preferred stock                     -     (3,095)    (1,301)     (122)
 Purchase of treasury stock                                 -          -     (1,085)        -
 Other                                                      -          -        (17)        -
                                                     --------   --------   --------   -------

               NET CASH PROVIDED BY (USED IN)
                FINANCING ACTIVITIES                  (26,096)   (17,568)   (16,635)    7,080
                                                     --------   --------   --------   -------

               NET INCREASE (DECREASE) IN CASH
                AND CASH EQUIVALENTS                    7,248     (1,112)    (1,792)   (2,974)

Cash and cash equivalents at beginning of period        1,063      8,311      8,202     7,199
                                                     --------   --------   --------   -------

Cash and cash equivalents at end of period           $  8,311   $  7,199   $  6,410   $ 4,225
                                                     ========   ========   ========   =======

See Note C for supplemental disclosure of cash flows and noncash investing and financing transactions.

       The accompanying notes are an integral part of these statements.

                             GREENBRIAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

 Nature of Operations
 --------------------

 As discussed in Note B, Greenbriar Corporation (formerly Medical Resource Companies of America) has disposed of substantially all of its nonassisted-living operating assets. Its business will consist of development and operation of assisted living facilities which provide housing, hospitality and personal and healthcare services to elderly individuals. At December 31, 1995, the Company had one facility under construction and sites under contract for four facilities. In March 1996, the Company acquired a business that operates 16 facilities. See Note O.

 A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

 Principles of Consolidation
 ---------------------------

 The consolidated financial statements include the accounts of Greenbriar Corporation and its majority-owned subsidiaries (collectively, the Company). All significant intercompany transactions and accounts have been eliminated.

 Depreciation
 ------------

 Depreciation is provided for in amounts sufficient to relate the cost of property, plant and equipment to operations over their estimated service lives. Depreciation is computed by the straight-line method.

 Profit Recognition on Sales of Real Estate
 ------------------------------------------

 Gains on sales of real estate are recognized when the requirements of Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate," are met. Until the requirements for full profit recognition have been met, a transaction is accounted for using either the deposit, cost recovery, installment sale or financing method, whichever is appropriate under the circumstances.

 Use of Estimates
 ----------------

 In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents
 ----------------

 The Company considers all short-term deposits and money market investment with a maturity of less than three months to be cash equivalents.

 Impairment of Notes Receivable
 ------------------------------

 A note receivable is identified as impaired when it is probable that interest and principal will not be collected according to the contractual terms of the note agreement. The accrual of interest is discontinued on such notes, and no income is recognized until all past due amounts of principal and interest are recovered in full.

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES - CONTINUED

 Impairment of Long-Lived Assets
 -------------------------------

 The Company reviews its long-lived assets and certain identifiable intangibles for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In reviewing recoverability, the Company estimates the future cash flows expected to result from using the assets and eventually disposing of them. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized based on the asset's fair value.

 Stock Options
 -------------

 Statement of Financial Accounting Standards No. 123 is effective for 1996 establishes financial accounting and reporting standards, based on fair value, for stock-based compensation plans. However, the statement permits, as an alternative, the use of existing accounting rules based on intrinsic values for such plans. The Company has elected to continue use of the intrinsic value method and will provide the pro forma disclosures prescribed by the statement.

 Interim Statements
 ------------------

 In the opinion of management, the unaudited interim financial statements as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996 include all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of September 30, 1996 and the results of its operations and cash flows for the nine-month periods ended September 30, 1995 and 1996. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.

 Reclassifications
 -----------------

 Certain reclassifications have been made to the financial statements to classify revenues and expenses in a manner consistent with the Company's assisted living operations as presented in the financial statements as of and for the period ended September 30, 1996.

                            GREENBRIAR CORPORATION

NOTE B - DISCONTINUED OPERATIONS

 In 1994, management concluded that operation of skilled medical care facilities, consisting of nursing homes and eating disorder clinics, was not in the best interest of the Company. In September 1994, the Company sold its investment in Remuda Ranch Center for Anorexia and Bulimia, Inc. for shares of the buyer's preferred stock, which is not marketable, valued at $1,678,000.
 The sale resulted in a gain of $804,000. The preferred stock bears a cumulative dividend of 8% and is convertible into shares of common stock equal to approximately 4.9% of the outstanding shares at December 31, 1995.
 Valuation was based on discounted future cash flows. In December 1994, the Company's subsidiary, Altman Nursing, Inc., sold its two skilled nursing facilities for an aggregate price of $6,400,000, which resulted in a gain of $981,000. The aggregate gain of $1,785,000 has been presented net of applicable income taxes of $607,000

 In 1995, management decided to sell the mobility products segment. The segment was sold in February 1996 for stock and notes valued at approximately $4,300,000. A gain of approximately $930,000, less applicable income taxes, was recorded in the first quarter of 1996.

 In August 1996, the Company entered into contracts to sell three of its four remaining real estate assets. The fourth property, a shopping center, is being marketed and management expects to complete the sale within a year. Accordingly, the Company's real estate operations have been reflected as discontinued operations. Management expects that the proceeds from the sales will be at least equal to the $5,432,000 carrying value of the real estate assets.

                            GREENBRIAR CORPORATION

NOTE B - DISCONTINUED OPERATIONS - CONTINUED

 Summarized balance sheet data for the mobility products segment is as follows (amounts in thousands):

                                                            December 31,
                                                            ------------
                                                                1995
                                                            ------------
 Assets
  Current assets
   Cash                                                           $  220
   Inventories                                                       363
   Other                                                             174
                                                                  ------

    Total current assets                                             757

 Net property, plant and equipment                                   989
 Other noncurrent assets, primarily goodwill and patents           1,811
                                                                  ------
                                                                   3,557

Liabilities
 Current liabilities                                                 186
                                                                  ------

  Net assets                                                      $3,371
                                                                  ======

 The operations of the skilled medical care segment, mobility products segment and real estate segment have been presented in the accompanying financial statements as discontinued operations.

 Summarized operating results of these segments are as follows (in thousands):

                                      1994     1995
                                     -------  ------
Revenues                             $17,650  $2,815
                                     =======  ======

Income before income taxes           $   362      28

Income tax expense                       121       9
                                     -------  ------

 Net income from operations          $   241  $   19
                                     =======  ======

                            GREENBRIAR CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED



NOTE C - CASH FLOW INFORMATION

 Supplemental information on cash flows and noncash investing and financing transactions is as follows (in thousands):

                                                                     Year ended
                                                                    December 31,
                                                                   ---------------
                                                                     1994    1995
                                                                   --------  -----
Supplemental cash flow information
 Interest paid                                                     $ 3,722   $ 211
 Income taxes paid                                                      27      46

Supplemental data on noncash investing and financing activities
 Stock dividend paid on preferred shares                                93      73
 Sale of stock in exchange for notes receivable from
  employees and officers                                               186      78

Conversion of subordinated debt to common stock                          -     200

Sale of subsidiary
 Securities received                                               $(1,678)  $   -
 Assets sold                                                         4,462       -
 Liabilities transferred                                            (3,861)      -
 Gain on sale                                                          804       -
                                                                   -------   -----

   Net cash effect of sale of subsidiary                           $  (273)  $   -
                                                                   =======   =====

NOTE D - DEBT

 Long-term debt is comprised of the following (in thousands):

                                                                  December 31,
                                                                  ------------
                                                                      1995
                                                                  ------------
   Mortgage notes payable to a corporation bearing interest
    at 11.52%; principal and interest payable in monthly
    installments through maturity in 2004.                            $909

    Less:  Current maturities                                           (8)
                                                                      ----

                                                                      $901
                                                                       ===

                            GREENBRIAR CORPORATION

NOTE E - INCOME TAXES

 At December 31, 1995, the Company had net operating loss carryforwards of approximately $7,500,000 which expire between 1999 and 2008. However, approximately $5,100,000 of these net operating loss carryforwards have limitations that restrict utilization to approximately $600,000 for any one year. Also, carryforwards of $1,800,000, which expire between 2006 and 2008, may only be used to offset future taxable income of the subsidiaries in which the losses were generated.

 The following is a summary of the components of income tax expense (benefit) from continuing operations (in thousands):

                                                                                                              Year ended
                                                                                                              December 31,
                                                                                                           -------------------
                                                                                                              1994       1995
                                                                                                           -----------  ------

  Current                                                                                                      $  160   $ 151
  Deferred                                                                                                       (361)    (57)
                                                                                                               ------   -----

                                                                                                                $(201)  $  94
                                                                                                               ======    ====

Deferred tax assets and associated valuation allowances were comprised of the following (in thousands):


                                                                                                           December 31,
                                                                                                                1995
                                                                                                          -------------
Deferred tax assets:
 Net operating loss carryforwards                                                                              $2,570
   Real estate                                                                                                    141
   Charitable contribution carryforwards                                                                          606
   Tax credits                                                                                                    220
   Accrued expenses                                                                                               103
   Other                                                                                                          195
                                                                                                               ------

          Total deferred tax assets                                                                             3,835

 Valuation allowance                                                                                           (1,430)

 Deferred tax liabilities:
   Investment in securities                                                                                      (237)
   Other                                                                                                          (18)
                                                                                                                ------

          Total deferred tax liabilities                                                                         (255)
                                                                                                               -------

          Net deferred tax asset                                                                             $  2,150
                                                                                                              =======

                            GREENBRIAR CORPORATION

NOTE E - INCOME TAXES - CONTINUED

 Management expects the net deferred tax asset will be recovered within two to three years from earnings of the Company.

 Following is a reconciliation of income tax expense from continuing operations with the amount of tax computed at the statutory rate (in thousands):

                                                            Year ended
                                                           December 31,
                                                         ----------------
                                                          1994     1995
                                                         ------  --------
   Tax at the statutory rate                             $  57   $ 1,976
   Amortization of intangibles                             113        30
   Change in deferred tax asset valuation allowance,
     exclusive of reductions for sold company in 1994     (547)   (1,895)
   Correction of prior period estimates                    138         -
   Other                                                    38       (17)
                                                         -----   -------

   Tax expense                                           $(201)  $    94
                                                         =====   =======

 Reductions in the deferred tax valuation allowance result from assessments made by the Company each year of its expected future taxable income available to absorb its carryforwards.


NOTE F - STOCKHOLDERS' EQUITY

 On November 17, 1995, the Board of Directors authorized a one-for-five reverse stock split effective December 1, 1995. All share and per share data has been retroactively restated to give effect to the stock split.

 The Series B preferred stock has a liquidation value of $1 per share and is convertible into common stock over a ten-year period at prices escalating from $25.00 per share in 1993 to $55.55 per share by 2001. Dividends at a rate of 6% are payable in cash or preferred shares at the option of the Company. At December 31, 1995, there were cumulative, unpaid dividends of approximately $73,000.

 The Series C preferred stock has a liquidation value of $1 per share and is convertible into common stock at a price of $15.00 per share. Dividends are payable in cash at a rate of 6%.

                             GREENBRIAR CORPORATION

NOTE F - STOCKHOLDERS' EQUITY - CONTINUED

 Information relating to stock option activity during 1994 and 1995 is as follows:

                                            Year ended
                                           December 31,
                                     ------------------------
                                        1994          1995
                                     ----------    ----------
Outstanding at beginning of year      327,500        155,500
 Granted                                    -         10,000
 Canceled                             (30,000)             -
 Expired                                    -        (10,000)
 Reacquired                          (142,000)             -
                                     --------        -------

Outstanding at end of year            155,500        155,500
                                     ========        =======

 The options are exercisable at various times through 2005 at prices ranging from $11.25 to $13.20 per share. In 1994, the Company purchased options covering 142,000 shares of common stock from a former employee/director for $178,000.

 At December 31, 1995, options to purchase 133,500 shares were exercisable.


NOTE G - EARNINGS PER SHARE

 Earnings per share are determined by dividing net earnings, adjusted for preferred stock dividends, by the weighted average number of common shares outstanding during the period. Dilutive stock options are included in weighted average shares outstanding. Fully diluted earnings per share, giving effect to assumed conversion of convertible preferred stock and notes, are not presented because the effect of these securities is insignificant.


NOTE H - SALES OF ASSETS

 Gains on the sale of assets result from the following transactions (amounts in thousands):


          1995                                                                     Gain
         ------                                                                    ------
     Sale of Fountainview retirement center for cash of approximately $18,000      $5,149
     Sale of economic interest in legal claim for for $1,085 in cash                  654
     Sale of rights to the interest on escrow funds for cash of $1,140              1,140
     Other                                                                              7
                                                                                    -----

                                                                                   $6,950
                                                                                    =====

                            GREENBRIAR CORPORATION

NOTE H - SALES OF ASSETS, CONTINUED

          1994                                                                    Gain
         ------                                                                 --------
     Sale of Rivermont retirement center for cash of approximately $6,900        $1,720
     Recognition of deferred gain on long-term care facilities sold in 1991
         for approximately $15,400 in notes                                       1,070
     Other                                                                           13
                                                                                  -----

                                                                                 $2,803
                                                                                  =====

 The sale of the economic interest in a legal claim resulted from a claim the Company held against Wespac Investors Trust III ("Wespac") based upon an award of legal fees following a protracted lawsuit. Wespac subsequently filed for protection under Chapter 11 of the Bankruptcy Code. The Company then sold its claim for $1,085,000. The buyer required the acquisition of the interest of an unrelated 49% Wespac shareholder as a condition precedent to the purchase of the claim. To facilitate the transaction, the Company acquired the 49% equity interest from the shareholder and immediately conveyed the interest to such buyer. The Company recorded a gain on the sale of its claim of $654,000, the excess of the proceeds of $1,085,000 over the Company's cost of the claim of $431,000.

 At December 31, 1995, the balance sheet reflects a deferred gain of $3,083,000. This gain resulted from the sale in 1991 of four nursing homes in exchange for notes in the principal amount of $15,400,000. The original gain of $7,259,000 was deferred and is being accounted for by the installment method. Sales in previous years by the Company of some of the notes resulted in a reduction of the deferred gain to $3,083,000.


NOTE I - RELATED PARTY TRANSACTIONS

 1994
 ----

 The Company sold to W. Michael Gilley, Executive Vice-President/Director of the Company, 30,000 shares of common stock for a non interest bearing note of $187,500; principal is due in December 1999. Additional loans to executives and directors of $55,000 were made in 1994. Also, a former executive of the Company was paid commissions of $145,000 relating to the sale of property.

 Sylvia Gilley, wife of the Company's Chief Executive Officer, James R. Gilley, made a loan of $1,000,000 to the Company. The loan was repaid during 1994.

 1995
 ----

 The Company purchased land from Sylvia Gilley for $221,000.

                            GREENBRIAR CORPORATION

NOTE J - CONTINGENCIES

 Southern Care Corp. Litigation
 ------------------------------

 The Company and a subsidiary, CareAmerica, Inc. (CareAmerica) are defendants in lawsuits brought by a corporation that purchased nursing homes from the Company in 1991. The plaintiff alleges mismanagement of the homes during the period that CareAmerica provided management services, seeks damages in excess of $1,500,000, seeks cancellation of $6,700,000 of mortgage notes payable to the Company and secured by the nursing homes, and seeks recovery of interest payments made on the mortgage notes. The Company has filed a counterclaim for breach of the management contract and to confirm the indebtedness. The plaintiff terminated the contract and claimed that the mortgage notes had previously been discharged. The Company believes that the plaintiff's actions, including payments against the indebtedness, are inconsistent with the plaintiff's claims that the notes have been discharged. The Company intends to vigorously contest those lawsuits and pursue its counterclaims.

 Other Litigation
 ----------------

 The Company is also defendant in several other lawsuits arising in the ordinary course of business. Management of the Company is of the opinion that these lawsuits will not have a material effect on the consolidated results of operations or financial position of the Company.

 Recent Developments in Southern Care Corp. Litigation (Unaudited)
 -----------------------------------------------------------------

 In October 1996 the trial court granted plaintiff's motion for summary judgment on the issue of whether the indebtedness was discharged. A notice of appeal has been filed by the Company on that ruling and an appeal will be filed. The Company does not believe that the court's ruling is correct, and believes that it will prevail on its appeal, although there can be no assurance.


NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS

 The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate values at December 31, 1995:

 Cash and cash equivalents - The carrying amount approximates fair value because of the short maturity of these instruments.

 Investment in securities - The investment in securities consists of 8% convertible preferred stock of a private company. Fair value, based on estimated future discounted cash flows, approximates carrying value.

 Mortgage notes receivable - The mortgage notes receivable consist primarily of $6,700,000 of notes with a stated interest rate of 14% due in 2021 from
 Southern Care Corp., the plaintiff in the lawsuit discussed in Note K.   The
 obligor has brought suit to cancel the notes, and as a result, future cash flows are not predictable. Therefore, it is not practicable to estimate the fair value of the note.

 Long-term debt - The fair value of the Company's long-term debt is estimated based on market rates for the same or similar issues. At December 31, 1995, the carrying amount of long-term debt approximates its fair value.

 Accounts receivable and payable - The carrying amount approximates fair value because of their short maturity.

                            GREENBRIAR CORPORATION

NOTE L - NOTES RECEIVABLE

  Stock Purchase Notes
  --------------------


                                                                       December 31,
                                                                           1995
                                                                      --------------
                                                                      (in thousands)
  Related party
   Note from James R. Gilley, chief executive officer, principal
    and interest at 5-1/2%, due November 2003                             $2,250

   Note from W. Michael Gilley, executive vice-president/director,
    noninterest-bearing and due in December 1999                             188

  Other employees                                                             78
                                                                           -----
                                                                          $2,516
                                                                           =====

  All stock purchase notes are collateralized by common stock of the company and are presented in the balance sheet as a deduction from stockholders' equity.

  Mortgage Notes
  --------------

                                                                       December 31,
                                                                           1995
                                                                      --------------
                                                                      (in thousands)
  Notes receivable from a corporation, collateralized by a third lien on real property, interest at 14% due annually, principal
    due in 2021                                                           $6,700

  Other notes                                                                668
                                                                           -----

                                                                          $7,368
                                                                           =====

  In connection with certain litigation in which the Company is defendant (see Note J), the maker of the $6,700.000 note stopped making the interest payments required under the note. As a result, the Company ceased recording the accrual of interest income. Had the Company been accruing interest on this note, the amount recognized would have been approximately $900,000 in 1995. No interest income was recognized on this note in 1995.

  Based on the value of the underlying collateral at December 31, 1995, no impairment reserve is required for this note.

                            GREENBRIAR CORPORATION

NOTE M - FOURTH QUARTER ADJUSTMENTS

 During the fourth quarter of 1995, the Company made an adjustment to reduce the deferred tax valuation allowance by $1,895,000.

 During the fourth quarter of 1994, the Company wrote off goodwill related to a 1992 acquisition of approximately $150,00, made other adjustments reducing earnings by approximately $175,000 and reduced the deferred tax valuation allowance by approximately $550,000. The goodwill write off resulted from the decision to discontinue the sale of mobility products to third parties.

 The adjustments to the deferred tax valuation allowance resulted from assessments made by the Company of its expected future taxable income available to absorb its net operating loss carryfowards.


NOTE N - ACQUISITION OF WEDGWOOD RETIREMENT INNS, INC. AND AFFILIATES

 In March 1996, the Company acquired substantially all of the assets and liabilities of a number of companies under common control and managed by Wedgwood Retirement Inns, Inc. The business of these companies consists of the operation of 16 assisted living, congregate and Alzheimer's facilities. To structure the Wedgwood acquisition as a tax-free exchange, the Company also acquired a shopping center in North Carolina from James R. Gilley and members of his family (the Gilley Group). Due to the fact that the Gilley Group is a majority shareholder of Greenbriar and owner of the shopping center, the property was recorded at the Gilley Group's historical cost basis of approximately $2,300,000. Consideration given was 675,000 shares of Series D preferred stock. Wedgwood's assets were valued at approximately $58,000,000 ($54,000,000 of property and equipment) and liabilities assumed were approximately $44,000,000. In exchange, Greenbriar issued 1,949,950 shares of Series E preferred stock, valued at approximately $14,000,000, to the Wedgwood shareholders. The Series D and E preferred stock is convertible, upon approval of the common stockholders, into 1,962,458 shares of common stock.. The operations of Wedgwood will be reflected in the consolidated financial statements of the Company beginning April 1, 1996.

                            GREENBRIAR CORPORATION

NOTE N - ACQUISITION OF WEDGWOOD RETIREMENT INNS, INC. AND AFFILIATES -
         CONTINUED

 The following table presents pro forma unaudited consolidated results of operations for the nine-month periods ended September 30, 1995 and 1996, assuming that the acquisition had taken place on January 1, 1995. The pro forma results are not necessarily indicative of the results of operations that would have occurred had the acquisition been made on January 1, 1995, or of future results of operations of the combines companies (in thousands):

                                                              Nine months ended
                                                                September 30,
                                                              -----------------
                                                               1995       1996
                                                              ------     ------
   Revenue                                                   $10,905    $13,160
   Earnings (loss) from continuing operations                  3,472     (1,339)
   Net earnings (loss)                                         3,634       (589)
   Preferred stock dividend requirement                          416        327
   Earnings (loss) from continuing operations allocable
     to common stockholders                                    3,056       (916)
   Net earnings (loss) allocable to common stockholders        3,218     (1,666)
   Earnings (loss) per share
     Continuing operations                                      0.59      (0.47)
     Net earnings                                               0.62      (0.26)


NOTE O - SUBSEQUENT EVENTS (UNAUDITED)

 On October 10, 1996 The Company and American Care Communities, Inc., ("American Care") a privately held company, entered into a binding agreement whereby American Care would be merged into the Company.

 American Care, based in Cary, North Carolina, currently owns or leases 15 assisted living facilities with approximately 1,350 units. Thirteen of the facilities are located in North Carolina, one in Florida and one in Maine.

 The purchase price for all shares of common stock of American Care will be 1,300,000 shares of Greenbriar common stock. The combination will be accounted for as a pooling of interests for accounting purposes.

                       Report of Independent Accountants
                       ---------------------------------



The Board of Directors
American Care Communities, Inc. and Subsidiaries


We have audited the accompanying combined balance sheet of American Care Communities, Inc. and Subsidiaries as of December 31, 1995, and the related combined statements of operations and accumulated deficit, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of American Care Communities, Inc. and Subsidiaries as of December 31, 1995, and the combined results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note J to the financial statements, the Company has suffered recurring losses from operations and has a stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Coopers & Lybrand L.L.P.

Raleigh, North Carolina
February 16, 1996

                American Care Communities, Inc. and Subsidiaries

                            COMBINED BALANCE SHEETS

                                                             December 31,   September 30,
          ASSETS                                                 1995           1996
                                                             -------------  ------------
                                                                            (unaudited)


Current assets
 Cash and cash equivalents                                     $   423,521  $    24,421
 Resident accounts receivable, net of allowance for
  uncollectible accounts $74,193 in 1995 and
  $48,829 in 1996                                                  235,625      353,201
 Accounts receivable, stockholder                                   12,000       12,000
 Other accounts receivable                                         257,929       86,542
 Prepaid expenses and inventories                                   70,610       80,774
 Deposits                                                           23,060       22,070
 Other current assets                                                  325    1,285,228
                                                               -----------  -----------

   Total current assets                                          1,023,070    1,864,236

Property and equipment, at cost
 Land and land improvements                                      2,071,702    2,435,413
 Leasehold improvements                                             29,219      207,635
 Buildings and improvements                                      9,976,598    9,087,780
 Furniture and equipment                                         1,109,689    1,378,326
 Transportation equipment                                          178,350      183,008
 Construction in process                                         1,377,489    5,214,072
                                                               -----------  -----------
                                                                14,743,047   18,506,234
 Less accumulated depreciation and amortization                    581,572      911,314
                                                               -----------  -----------
                                                                14,161,475   17,594,920

Deposits                                                         1,007,452      691,591
Goodwill, net of accumulated amortization of $53,431
 in 1995                                                           891,206      567,078
Organizational costs, net of accumulated amortization of
 $34,519 in 1995 and $47,866 in 1996                                65,120       45,180
Deferred financing costs, net of accumulated amortization
 of $34,714 in 1995 and $72,010 in 1996                            438,332      428,683
Covenant not to compete, net of accumulated amortization
 of $20,163 in 1995                                                 89,837            -
Deferred start-up costs                                                  -       99,585
Other deferred financing and acquisition costs                     307,958            -
                                                               -----------  -----------

                                                               $17,984,450  $21,291,273
                                                               ===========  ===========

                American Care Communities, Inc. and Subsidiaries

                                                              December 31,   September 30,
LIABILITIES AND STOCKHOLDERS' DEFICIT                             1995            1996
                                                              -------------  --------------
                                                                               (unaudited)
Current liabilities
 Current maturities of long-term debt                          $   817,925     $ 5,638,545
 Notes payable, stockholder                                              -         357,973
 Accounts payable, trade                                           804,878       1,301,411
 Accrued expenses                                                  611,830         908,582
 Accrued interest                                                  140,824         217,024
 Deferred income                                                         -          36,775
                                                               -----------     -----------

   Total current liabilities                                     2,375,457       8,460,310

Notes payable, stockholder                                         357,974               -
Long-term debt, less current maturities                         16,083,705      14,787,917
                                                               -----------     -----------
                                                                16,441,679      14,787,917

Stockholders' deficit
 Common stock; no par value; 100,000 shares authorized;
  1,000 shares issued and outstanding at December 31, 1995               -               -
 Additional paid-in capital                                          1,000           1,000
 Accumulated deficit                                              (833,686)     (1,957,954)
                                                               -----------     -----------

   Total stockholders' deficit                                    (832,686)     (1,956,954)
                                                               -----------     -----------

                                                               $17,984,450     $21,291,273
                                                               ===========     ===========

        The accompanying notes are an integal part of these statements.

                American Care Communities, Inc. and Subsidiaries

           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                              Nine months ended
                                             Years ended December 31,           September 30,
                                            -------------------------  -------------------------------
                                               1994          1995           1995            1996
                                            -----------  ------------  ------------  -----------------
                                                                                (unaudited)
Revenues
 Rental income                              $3,707,698    $6,810,504    $4,773,332         $10,893,631
 Other operating income                        192,921       596,259       119,473             112,410
 Interest income                                 8,331        22,619         3,826               7,879
                                            ----------    ----------    ----------         -----------

  Total revenues                             3,908,950     7,429,382     4,896,631          11,013,920

Expenses
 Residence operating expenses                2,554,300     4,408,662     2,765,280           7,076,688
 General and administrative                    614,932     1,259,740       867,820           1,519,403
 Rent expense                                  212,100       406,101       208,638           1,754,546
 Depreciation and amortization                 233,408       483,272       342,056             478,837
 Interest expense                              540,101     1,447,290     1,027,080           1,308,714
                                            ----------    ----------    ----------         -----------

  Total expenses                             4,154,841     8,005,065     5,210,874          12,138,188
                                            ----------    ----------    ----------         -----------

  Loss before equity earnings in
   investment and loss on
   disposal of investment                     (245,891)     (575,683)     (314,243)         (1,124,268)

Equity earnings in investment                        -        90,363        44,573                   -
Loss on disposal of investment                       -       (39,458)            -                   -
                                            ----------    ----------    ----------         -----------

  Net loss                                    (245,891)     (524,778)     (269,670)         (1,124,268)

Accumulated deficit at beginning of year       (63,017)     (308,908)     (308,908)           (833,686)
                                            ----------    ----------    ----------         -----------

Accumulated deficit at end of year          $ (308,908)   $ (833,686)   $ (578,578)        $(1,957,954)
                                            ==========    ==========    ==========         ===========

        The accompanying notes are an integal part of these statements.

                American Care Communities, Inc. and Subsidiaries

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                                     Nine months ended
                                                                 Years ended December 31,              September 30,
                                                                --------------------------------  ---------------------------
                                                                      1994             1995           1995           1996
                                                                ----------------  --------------  -------------  ------------
                                                                                                           (unaudited)
Cash flows from operating activities
 Net loss                                                           $  (245,891)    $  (524,778)   $  (269,670)  $(1,124,268)
 Adjustments to reconcile net loss to net
    cash provided by (used in) operating activities
       Depreciation and amortization                                    233,408         483,272        342,056       478,837
       Gain on disposal of property                                           -               -              -        (3,472)
       Changes in assets and liabilities
         Resident accounts receivable                                   (30,056)       (205,569)       (31,861)     (117,576)
         Accounts receivable, stockholder                                 1,000         (12,000)       (12,000)            -
         Other accounts receivable                                        8,744        (250,839)         7,090       171,387
         Prepaid expenses and inventories                               (16,275)        (31,846)        (1,754)      (10,164)
         Other current assets                                           (13,337)         13,012         13,337    (1,384,488)
         Accounts payable, trade                                        211,979         538,695         (6,660)      496,533
         Accrued expenses                                               151,104         434,889        169,316       296,752
         Accrued interest                                                40,717          78,979         76,486        76,200
         Other current liabilities                                            -               -         21,417             -
         Deferred income                                                 (5,200)              -              -        36,775
                                                                    -----------     -----------    -----------   -----------
            Net cash provided by (used in) operating
             activities                                                 336,193         523,815        307,757    (1,083,484)

Cash flows from investing activities
 Acquisitions of assets                                              (4,689,528)     (7,369,187)    (5,111,923)   (5,334,715)
 Proceeds on sale of property                                                 -               -              -     1,575,000
 Disposals of property and equipment                                      1,000               -              -             -
 Deposits on acquisitions                                               (55,000)         56,988         73,266         8,442
 Decrease (increase) in other assets                                    (18,990)       (126,782)    (1,046,311)      353,503
                                                                    -----------     -----------    -----------   -----------
            Net cash used in investing activities                    (4,762,518)     (7,438,981)    (6,084,968)   (3,397,770)

Cash flows from financing activities
 Principal payments on long-term debt                                  (278,515)     (9,589,139)      (142,455)   (1,422,754)
 Proceeds from issuance of long-term debt                             4,851,757      18,454,937      7,299,597     4,947,586
 Deposits on financing obligations                                      (32,500)     (1,000,000)    (1,000,000)      308,409
 Deferred financing and acquisition costs                                     -        (781,004)      (421,056)      248,913
                                                                    -----------     -----------    -----------   -----------
            Net cash provided by financing
             activities                                               4,540,742       7,084,794      5,736,086     4,082,154
                                                                    -----------     -----------    -----------   -----------

         Net increase (decrease) in cash and
          cash equivalent                                               114,417         169,628        (41,125)     (399,100)

Cash and cash equivalents
 Beginning of year                                                      139,476         253,893        253,893       423,521
                                                                    -----------     -----------    -----------   -----------

 End of year                                                        $   253,893     $   423,521    $   212,768   $    24,421
                                                                    ===========     ===========    ===========   ===========

Supplemental disclosures of cash flow information -
 Cash paid during the year for interest                             $   499,384     $ 1,368,311    $ 1,002,834   $ 1,419,438
                                                                    ===========     ===========    ===========   ===========

Noncash investing activities -
 Goodwill associated with acquisition (disposition) of assets       $   451,522     $   493,115    $   361,766   $  (317,571)
                                                                    ===========     ===========    ===========   ===========

       The accompanying notes are an integral part of these statements.

                American Care Communities, Inc. and Subsidiaries

                     NOTES TO COMBINED FINANCIAL STATEMENTS



NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Operations and Basis of Combination
 -----------------------------------

 American Care Communities, Inc. and Subsidiaries (the "Company") was founded in 1993 with the mission of developing, acquiring, leasing and operating assisted living and retirement communities. The Company adheres to a philosophy of service that views residents as unique, important and valuable.

 At December 31, 1995, the Company either owned or operated a total of 14 assisted living residences located in North Carolina and Florida, and managed a residence located in Maine, in which a stockholder of the Company has a 10% non-controlling interest.

 The combined financial statements at December 31, 1995 include the accounts of American Care Communities, Inc. and the following wholly-owned subsidiaries; American Countytime, Inc., Rose Manor of Cary, Inc., American Care Communities of Sanford, Inc., American Care Communities of Florida, Inc. and Phoades/Powell, Inc. As permitted by ARB No. 51, the combined financial statements include the accounts of the following entities, which are affiliated companies to American Care Communities, Inc. and Subsidiaries, related through common ownership:

   Berne Village, LLC
   Graybrier, LLC
   Rose Terrace of Wendell, LLC
   Rose Tara Plantation, Inc.
   Lake James, LLC
   RRSP, Inc.

 All significant intercompany balances and transactions have been eliminated from the combined financial statements.

 Basis of Presentation
 ---------------------

 The accompanying financial statements have been prepared in accordance with principles contained in the American Institute of Certified Public Accountants Audit Guide "Audits of Providers of Health Care Services."

 Rental Income
 -------------

 Rental income is reported at the estimated net realizable value from residents, third-party payors, and others for services rendered.

 The Company provides services to both responsible parties and residents covered under the North Carolina State Assistance Plan.

                American Care Communities, Inc. and Subsidiaries

NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

 Concentration of Credit Risk
 ----------------------------

 Financial instruments which potentially subject the Company to a concentration of credit risk consists principally of cash and cash equivalents and accounts receivable. The Company places its cash in federally insured financial institutions which limits its credit exposure. At December 31, 1995, the Company had $813,430 on deposit with two Federally insured financial institutions, which exceeds the $100,000 per institution FDIC insurance limit. The Company has accounts receivable, the collectibility of which is dependent upon the performance of certain governmental programs. Management does not believe there are significant credit risks associated with these governmental programs. With respect to the remaining portion of accounts receivable, an allowance for uncollectible accounts is provided in an amount equal to the estimated losses to be incurred in collection of the receivables. The allowance is based on historical collection experience and a review of the current status of the existing receivables.

 Depreciation and Amortization
 -----------------------------

 Depreciation and amortization of property and equipment is computed using the straight-line method. The estimated useful lives of property and equipment are as follows:

     Land improvements                        5 to 10 years
     Leasehold improvements                   3 to 7 years
     Buildings and improvements               5 to 40 years
     Furniture and equipment                  3 to 7 years
     Transportation equipment                 3 to 5 years

 Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition of property and equipment, the cost and related accumulated depreciation amounts are relieved and any resulting gain or loss is reflected in operations.

 Cash and Cash Equivalents
 -------------------------

 Cash and cash equivalents include cash on hand and on deposit with banks, as well as financial instruments with a maturity of 90 days or less when purchased.

 Inventory
 ---------

 The Company values its inventory, consisting principally of food and medical supplies, at the lower of cost (first-in, first-out) or market.

                American Care Communities, Inc. and Subsidiaries

NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

 Organizational Costs
 --------------------

 Organizational costs relate to organizational activities surrounding the acquisitions of residences and are being amortized on the straight-line method over five years.

 Deposits
 --------

 Deposits include cash paid in connection with possible acquisitions, deposits for certain equipment and utilities and cash paid in connection with the $11,500,000 indebtedness.

 Goodwill
 --------

 Goodwill is being amortized on the straight-line method over a period of fifteen years.

 Deferred Financing Costs
 ------------------------

 Deferred financing costs are being amortized over the terms of the related borrowings under a method which approximates the effective interest method.

 Covenant Not to Compete
 -----------------------

 Covenant not to compete is being amortized over a period of five years under the straight-line method.

 Other Deferred Financing and Acquisition Costs
 ----------------------------------------------

 Other deferred financing and acquisition costs includes costs incurred for a proposed capital financing and costs incurred for the acquisition of additional residences which were not closed at December 31, 1995.

 Estimates
 ---------

 The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 1995 and the reported amounts of revenues and expenses during each of the two years then ended. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments
 -----------------------------------------------------

 The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments. Management estimates that the carrying value of long-term indebtedness (Note B) approximates fair value at December 31, 1995.

                American Care Communities, Inc. and Subsidiaries

NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

 Interim Statements
 ------------------

 In the opinion of management, the unaudited interim financial statements as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996 include all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of September 30, 1996 and the results of its operations and cash flows for the nine-month periods ended September 30, 1995 and 1996. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.


NOTE B - LONG-TERM DEBT


 Long-term debt at December 31, 1995 is summarized as follows:

  Prime (8.5% at December 31, 1995) plus .5% to 1% notes payable in monthly installments of interest only, with final payments in
   February 1996 through July 1996                                                                      $   144,421

  Prime (8.5% at December 31, 1995) plus .5% to. 75% notes payable in aggregate monthly installments of $36,906 including interest with final installments due March 1997 through December 1998,
   collateralized by property and equipment                                                               3,254,245

  8.99% to 10% notes payable in aggregate monthly installments of  $6,802 including interest, with final installments due March 1996 through
   February 2000, collateralized by property and equipment                                                  451,484

  6.23% to 9.25% notes payable in monthly installments of interest only,
   with final installments due in 1996                                                                    1,551,480

  11.35% mortgage loan payable in monthly installments of interest only through January 1997 with a final balloon payment in 2007,
    collateralized by property and equipment                                                             11,500,000
                                                                                                        -----------
                                                                                                         16,901,630
  Less current maturities                                                                                   817,925
                                                                                                        -----------

                                                                                                        $16,083,705
                                                                                                        ===========

               American Care Communities, Inc. and Subsidiaries

NOTE B - LONG-TERM DEBT - CONTINUED

 Subsequent to December 31, 1995, the Company refinanced a $1,051,480 note payable that was due in 1996, with a $5,065,000 construction note payable in monthly installments of interest only with a final payment of interest and principal on April 16, 1997. The proceeds of the note are to be used for construction of Rose Manor of Cary. The note is collateralized by property and equipment and is guaranteed by certain stockholders of the Company.

 Aggregate annual principal maturities of long-term debt at December 31, 1995 are as follows:

     1996                                                $   817,925
     1997                                                  1,367,197
     1998                                                  1,704,815
     1999                                                    286,472
     2000                                                  1,753,298
     Thereafter                                           10,971,923
                                                         -----------

                                                         $16,901,630
                                                         ===========

 The loan agreements contain various restrictive covenants, including the requirement the Company submit audited financial statements within a certain period of time. The Company was not in compliance with one of these covenants at December 31, 1995, which was subsequently waived by the lender.

 Approximately $5,001,072 of the long-term indebtedness at December 31, 1995 is guaranteed by certain stockholders of the Company.


NOTE C - OPERATING LEASES

 The Company leases three residences and office space from unrelated parties and five residences from a related party (Note D) under operating lease agreements which expire from July 1997 through January 2010 and has various other equipment operating leases. The Company has the option to extend the residence leases for various five year periods. Rental expense under these lease agreements was $406,101 and $212,100 in 1995 and 1994, respectively. In accordance with the residence and office space lease agreements, the Company is responsible for operating and maintaining the buildings in good order, repair and operating condition, and promptly make all repairs, renewals, replacements, additions and improvements necessary to maintain the current condition of the residence.

               American Care Communities, Inc. and Subsidiaries

NOTE C - OPERATING LEASES - CONTINUED

 Future minimum rental payments are summarized as follows:

     1996                                  $2,299,888
     1997                                   2,423,795
     1998                                   2,392,851
     1999                                   2,100,220
     2000                                   2,067,678


NOTE D - EQUITY INVESTMENT

 Prior to December 27, 1995, the Company had a 30% non-controlling interest in Rhoades/Powell, Inc. and 30% non-controlling interest in Powell/Rhoades, LLC. Powell/Rhoades, LLC owns five residences located in North Carolina. These residences are leased to Rhoades/Powell, Inc. under a fifteen year operating lease agreement (Note C). The Company has recorded equity earnings (loss) from these investments of $148,497 and $(58,134), respectively, for the year ended December 31, 1995 in the accompanying financial statements. Unaudited financial information for Rhoades/Powell, Inc. and Powell/Rhoades, LLC for the 361 days ended December 27, 1995 is as follows:

                          Rhoades/       Powell/
                        Powell, Inc.  Rhoades, LLC
                        ------------  -------------
   Revenues               $4,056,105    $1,139,968
   Expenses                3,561,115     1,333,749
                          ----------    ----------

   Net income (loss)      $  494,990    $ (193,781)
                          ==========    ==========

 On December 27, 1995, the Company sold its 30% interest in Powell/Rhoades, LLC incurring a loss on disposal of $39,458 and purchased the remaining 70% interest in Rhoades/Powell, Inc.

               American Care Communities, Inc. and Subsidiaries

NOTE E - INCOME TAXES

 The Company accounts for income taxes under the provisions of statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
 109). Under SFAS No. 109, deferred income taxes are determined based on temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates expected to be in effect during the years in which the differences are expected to reverse, and on available tax credits and carryforwards.

 During 1995, the Company incurred a net loss of $524,778, thus, no provision for income taxes is included in the accompanying financial statements. At December 31, 1995, the Company had a net deferred tax asset of $194,000, consisting of the following significant components:

   Deferred tax asset:
     Net operating losses                         $213,000
     Bad debt deduction disallowance                12,500
     Tax depreciation                              (45,000)
     Other                                          13,500
                                                  --------

                                                  $194,000
                                                  ========

 The Company has placed a full valuation allowance on the deferred tax asset since it is more likely than not that the future tax benefit will not be realized due to the historical losses from operations and going concern considerations (Note J).


NOTE F - TRANSACTIONS WITH RELATED PARTIES

 At December 31, 1995, the Company owed one of its stockholders a total of $357,974 in non-secured notes payable at annual interest rates of 8%. These notes are due the earlier of August 15, 1997 or the closing of a private equity placement and have been classified as long-term liabilities in the accompanying balance sheet. Included in accrued interest in the accompanying financial statements is $29,216 and $11,067 in 1995 and 1994, respectively, related to these notes. Also, included in interest expense is $18,149 and $7,200 in 1995 and 1994, respectively, related to these notes. Included in accounts payable, trade at December 31, 1995 is $7,660 due to two stockholders of the Company for expenses incurred on behalf of the Company. Accounts receivable, stockholder represents a non-interest-bearing advance, due on demand to one of the stockholders of the Company.

               American Care Communities, Inc. and Subsidiaries

NOTE G - MANAGEMENT CONTRACT

 During 1995, the Company managed an assisted living residence under contractual agreement. Under the terms of the agreement, the Company was responsible for supervising the operations of the residence, maintaining appropriate accounting records and compliance with all pertinent requirements of contractual agreements. Included in other revenues in the accompanying financial statements is revenue of $17,500 related to this contract. The contract expires in December 1999.


NOTE H - PROFESSIONAL LIABILITY INSURANCE

 The Company is insured under occurrence-based policies for the purpose of providing professional liability insurance. These policies cover only claims occurred during the policy term. Coverage includes policies on professional liability limited to $1,000,000 per occurrence at each residence and aggregate coverage of $2,000,000 to $3,000,000 per residence. One residence located in Florida is insured under a claims-made policy for the purpose of providing professional liability insurance. This policy covers only claims reported to the insurance carrier during the policy term. Coverage under this policy includes professional liability limited to $1,000,000 per occurrence and aggregate coverage of $1,000,000.


NOTE I - COMMITMENTS

 The Company is currently constructing Rose Manor of Cary, Inc., a 72-bed assisted living residence located in Cary, North Carolina. Construction is scheduled to be completed in September 1996 at a cost of approximately $5,000,000.


NOTE J - GOING CONCERN

 At December 31, 1995, the Company had a stockholders' deficit of $832,686 and current liabilities were greater than current assets in the amount of $1,352,387. In addition, the Company has incurred net losses of $524,778 and $245,891 for the years ended December 31, 1995 and 1994, respectively, caused, in part, by the Company's rapid growth. Management is currently evaluating different financing options including the restructuring of current debt agreements and capital investment from outside parties through which it believes the Company can continue its growth. Should management be unable to execute such an arrangement or reduce its operating expenses in line with its revenues it would raise substantial doubt about the Company's ability to continue as a going concern.

               American Care Communities, Inc. and Subsidiaries

NOTE K - SUBSEQUENT EVENTS (UNAUDITED)

 Acquisitions
 ------------

 Effective January 1, 1996, the following entities were acquired as wholly-owned subsidiaries of American Care Communities, Inc.:

   Berne Village, Inc. (formerly Berne Village, LLC)
   Graybrier, Inc. (formerly Graybrier, LLC)
   Rose Terrace of Wendell, Inc. (formerly Rose Terrace of Wendell, LLC) Lake James, Inc. (formerly Lake James Acquisition, LLC)
   Rose Tara Plantation, Inc.
   RRSP, Inc.

 Commitments
 -----------

 The Company has entered into a contractual commitment for the purchase of a 55-bed residence located in South Carolina for $2,250,000.

 Disposal of Residence
 ---------------------

 On August 1, 1996, the Company sold the assets of Lake James, Inc. for $1,575,000. Approximately $175,000 of the proceeds were used for working capital and closing costs and the remaining $1,400,000 has been escrowed for capital improvements at Berne Village, Inc., Graybrier, Inc. and Rose Tara Plantation, Inc.

 Stock Options
 -------------

 Effective March 6, 1996, the Company adopted an incentive stock option plan under Section 422 of the Internal Revenue Code. The plan reserves 50 shares of common stock for the benefit of key employees. At May 29, 1996, 39 shares had been granted, none of which had been exercised. Options under this plan are exercisable at no less than fair market value at the date of grant and vest ratably over a three-year period. All unexercised options expire three years from the date of grant.

 401(k) Plan
 -----------

 Effective January 1, 1996, the Company adopted the American Care Communities 401(k) Plan (the "Plan") which requires contributions each year from the Company equal to 50% of the first 6% of the participants annual contribution to the Plan. Any additional Company contribution to the Plan is at the discretion of the Company's Board of Directors. The company may terminate the Plan at any time. Upon termination, participants would become fully vested in all Company contributions and Plan earnings.

               American Care Communities, Inc. and Subsidiaries

NOTE K - SUBSEQUENT EVENTS (UNAUDITED) - CONTINUED

 Proposed Merger
 ---------------

 On September 16, 1996, the Company began merger discussions with Greenbriar Corporation ("Greenbriar") and entered into an Agreement and Plan of Merger on November 21, 1996. Pursuant to the Agreement, the Company will be merged with and into a wholly-owned subsidiary of Greenbriar in exchange for 1,300,000 shares of Greenbriar's common stock at an agreed value of $16 per share. The closing of the merger is subject to shareholder approval and is expected to occur on December 30, 1996.

 In connection with the proposed merger, in September 1996, the Company wrote-off $400,809 of deferred financing costs associated with previously proposed capital financings for the Company, of which $292,502 was included in other deferred financing and acquisition costs at December 31, 1995.

PRELIMINARY COPY



                            GREENBRIAR CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Greenbriar Corporation (the "Company") to be held at the offices of the Company in Addison, Texas, on December 30, 1996, beginning at 9:00 a.m., Dallas Time, and the Proxy Statement in connection therewith and (2) appoints James R. Gilley and Gene S. Bertcher, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Series B, C and D Preferred Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

     The undersigned directs that the undersigned's proxy be voted as follows:

     1. APPROVE PROPOSAL TO       [_] FOR         [_] AGAINST    [_] ABSTAIN
        APPROVE THE ISSUANCE           approval        approval      from voting
        OF THE ACQUISITION SHARES
        IN CONNECTION WITH THE
        AMERICAN CARE ACQUISITION

     2. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

     This proxy will be voted as specified above. IF NO SPECIFICATION IS MADE, PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock or Series B, C and D Preferred Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.
     If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
     Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

                                    Date____________ ___, 1996



                                    ________________________________________
                                           Signature of Stockholder

                                    ________________________________________
                                           Signature of Stockholder


                                    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

                                                                       Exhibit A

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of November 21, 1996, among American Care Communities, Inc., a North Carolina corporation (the "Company"); Floyd B. Rhoades ("Rhoades") and Gary S. Smith ("Smith"), who collectively are the owners of 81% of the issued and outstanding common stock of the Company (the "Shareholders"); Greenbriar Corporation, a Nevada corporation (the "Parent"); and American Care Communities, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Parent ("Purchaser"); and

     WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have duly approved the acquisition of the Company by means of a Merger of the Company with and into the Purchaser pursuant to the terms of this Agreement, it is therefore agreed as follows:

                                  ARTICLE I.
                                  THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of Nevada corporation law (Chapter 78, Nevada Revised Statutes) and the North Carolina Business Corporation Act (the "Acts" or each an "Act"), the Company shall be merged with and into the Purchaser (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof. Following the Merger the Purchaser shall continue as the surviving corporation (the "Surviving Corporation") and continue its existence under the laws of the State of Nevada, and the separate corporate existence of the Company shall cease.

     SECTION 1.2 Effective Time. The Merger shall be consummated by filing with the North Carolina and Nevada Secretaries of State the Articles or Certificates of Merger in the form attached hereto as Exhibit "A" (the "Articles
                                                      -----------
of Merger") (the time of such filing being the "Effective Time").

     SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in Sections 450 through 470 of the Nevada Act and Section 55-11-06 of the North Carolina Act. As of the Effective Time, the Company shall merge with and into the Purchaser, and the Purchaser shall continue to be a direct wholly-owned Subsidiary of Parent.

     SECTION 1.4 Articles of Incorporation and By-Laws. The Articles of Incorporation of the Purchaser, and the Bylaws of the Purchaser, both as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

     SECTION 1.5 Directors. As of the Effective Time, Floyd B. Rhoades shall become an additional director of the Parent, and the directors of the Purchaser will remain the directors of the Surviving Corporation.

     SECTION 1.6 Officers. Upon execution of this Agreement and satisfaction of all conditions to the Closing of the Merger other than the approval of the Stockholder of the Parent, Floyd B. Rhoades shall become the President and Chief Executive Officer and a member of the Executive Committee of the Parent. The officers of the Purchaser will remain as the officers of the Surviving Corporation as of the Effective Time.

     SECTION 1.7  Conversion of Shares.

          (a) All 1,000 shares of common stock, no par value ("Shares"), of the Company issued and outstanding immediately prior to the Effective Time, all 39 Shares of the Company reserved for issuance or issued under outstanding employee stock options, and, as of the Effective Time, all principal and accrued interest outstanding and owed to CRM Assisted Living Company, LLC shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive a total of 1,300,000 newly issued, fully paid, and non-assessable shares of the common stock, par value $0.01 per share, of the Parent. The relative number of shares of the Parent's Common Stock issuable to each of the three groups stated above shall be set forth in the Disclosure Schedule; however, in no event will any fractional shares of the Parent's Common Stock be issued. Cash will be paid in lieu of fractional shares at the rate of $16.00 per share of Parent's Common Stock. The shares of the Parent's Common Stock issuable pursuant to this Section together with cash in lieu of fractional shares are referred to herein as the "Merger Consideration." All shares representing the Merger Consideration shall be unregistered shares of the Parent and shall bear the Parent's customary legend restricting further transfer of the shares unless in compliance with all federal and state securities laws and any applicable contractual restrictions.

          (b) The Parent Common Stock comprising the Merger Consideration will be issued at the Closing (as hereinafter defined). A total of 45,500 shares issued pursuant to this Section 1.7 shall be held by the Parent as security for the obligation described in Section 9.2.

          (c) Each shareholder of the Company shall receive at Closing a Registration Rights Agreement in the form attached hereto as Exhibit B.

     SECTION 1.8 Company Options. The Company's stock options outstanding at the Effective Time, if any, shall be converted into comparable options to purchase the Parent Common Stock. Any Incentive Stock Option (as defined in
Section 422 of the Internal Revenue Code of 1986, as amended) of the Company shall be exchanged for Parent Incentive Stock Options. The number of shares issuable upon exercise are included in the Merger Consideration described in
Section 1.7.

     SECTION 1.9 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the mutual agreement of the Company, the Parent and the Purchaser that all conditions described in Article VI have been satisfied or waived by the applicable party, the Company and Purchaser shall execute in the manner required by the Acts and deliver to the Nevada and North Carolina Secretaries of State duly executed and verified Articles of Merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filings referred to in this Section, a closing (the "Closing") will be held at such place as the parties may agree for the purpose of implementing all transactions described in this Agreement.


                                  ARTICLE II.
                     DISSENTING SHARES; EXCHANGE OF SHARES

     SECTION 2.1 Dissenting Shares. By virtue of Nevada Revised Statutes Sec. 78.482, the shareholders of Parent are not entitled to exercise any dissenter's rights in connection with the Merger. It is a condition to Parent's obligation to complete the Merger that no shareholder of the Company, including the Shareholders, shall exercise any dissenter's rights.

     SECTION 2.2 Exchange of Shares. (a) At the Closing, the Parent shall pay the cash in lieu of fractional shares and cause its transfer agent (the "Agent") to issue to the shareholders of the Company in exchange for their Shares a certificate or certificates representing the Merger Consideration, and such surrendered certificates representing the Shares shall then be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the certificate surrendered is registered, it shall be a condition of issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate or certificates surrendered or established to the satisfaction of the Parent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, and, at the Effective Time, each certificate representing the Shares shall represent for all purposes the right to receive the Merger Consideration.

          (b) At and after the Effective Time there shall be no transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Company. If, after the Effective Time, certificates are presented to the Company, they shall be canceled and exchanged for the Merger Consideration provided in this Article II. At the close of business on the day prior to the Effective Time the stock ledger of the Company shall be closed.

          (c) From and after the Effective Time, holders of certificates formerly evidencing Shares shall cease to have any rights as shareholders of the Company, except as provided herein or by law.


                                 ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANY AND SHAREHOLDERS

     The Company and the Shareholders jointly and severally represent and warrant to the Parent and Purchaser as follows:

     SECTION 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. All Subsidiaries (as defined herein) of the Company are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation. Each of the Company and its Subsidiaries has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to qualify would not have a Material Adverse Effect. The Company has delivered to Purchaser true and correct copies of the Articles of Incorporation and Bylaws of the Company and each Subsidiary.

     SECTION 3.2  Capitalization; Subsidiaries.   (a) The authorized capital
stock of the Company consists of 100,000 Shares. As of October 1, 1996, 1,000 Shares were issued and outstanding. Except as described in the Disclosure Schedule, since October 1, 1996, the Company has not issued any shares or other capital stock, and has not repurchased or redeemed any Shares. Neither the Company nor any Subsidiary has any shares of its capital stock reserved for issuance, except for the 39 Shares issuable pursuant to warrants and outstanding employee stock options that are described on the Disclosure Schedule ("Employee Options"). All issued and outstanding Shares are validly issued, fully paid, non-assessable and free of preemptive rights.

          (b) The Disclosure Schedule sets forth the name, the number of shares of authorized capital stock and the number of issued and outstanding shares of capital stock or other indicia of ownership of each direct or indirect subsidiary of the Company (a "Subsidiary or together the "Subsidiaries"). Except as set forth in the Disclosure Schedule, all of the outstanding shares of capital stock or other indicia of ownership of each Subsidiary are owned by the Company, beneficially and of record. Except as set forth in the Disclosure Schedule, all of such shares of capital stock or other indicia of ownership of the Subsidiaries are owned free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares or other indicia of ownership. Except as described in the Disclosure Schedule, there are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on the Company or any Subsidiary to purchase or otherwise acquire any security of or equity interest in the Company or any of such Subsidiaries. All of the outstanding shares of capital stock of each such Subsidiary which is a corporation have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the pre-emptive rights of any shareholder.

     SECTION 3.3 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall, as of the Closing, have been duly and validly authorized by the Board of Directors and shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions.

     SECTION 3.4 Financial Statements. The Company has delivered to Purchaser copies of its consolidated financial statements as of and for the years ended December 31, 1993, 1994 and 1995, certified by Coopers & Lybrand, L.L.P., and for the six months ended June 30, 1995 and 1996 (the "Company Financial Statements." Each of the Company Financial Statements fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Company Financial Statements (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein. The accounts receivable, notes receivable and any other contingent asset reflected on the latest balance sheet of the Company arose from bona fide transactions in the ordinary course of business, and, to the best of the Company's knowledge, are not subject to any offset or counterclaim.

     SECTION 3.5 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation, By-laws or other organization documents of the Company or any Subsidiary, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined herein), except (i) pursuant to the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the Acts, (iii) such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect (as defined herein), (c) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract (as hereinafter defined), license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Company or any of its Subsidiaries, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective assets.

     SECTION 3.6 Litigation, etc. Except as described in the Disclosure Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is or would be a party before any court or Governmental Authority acting in an adjudicative capacity, or any arbitrator or arbitration tribunal;
(b) neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree; and (c) since December 31, 1995, there have been no claims made or actions or proceedings brought against any officer or director of the Company arising out of or pertaining to any action or omission within the scope of his employment or position with the Company. All litigation and other administrative, judicial or quasi-judicial proceedings to which the Company is a party or to which it has been threatened to the Company's knowledge to be made a party, are described in the Disclosure Schedule.

     SECTION 3.7 Changes. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the Company Financial Statements, since December 31, 1995, the Company and the Subsidiaries have conducted their business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the Company Financial Statements, none of the following has occurred, except as shall have occurred in the ordinary course of its business:

          (a) any material adverse change in the condition (financial or other), results of operations, business, assets, customer, supplier and employee relations of the Company and its Subsidiaries, taken as a whole;

          (b) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

          (c) any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Change of the Company and its Subsidiaries;

          (d) any declaration, setting aside or payment of dividends or distributions in respect of the Shares, or any redemption, purchase or other acquisition of any of the securities of the Company or its Subsidiaries;

          (e) any issuance by the Company of, or commitment of the Company to issue, any Shares or other capital stock or securities convertible into or exchangeable or exercisable for Shares or other capital stock;

          (f) any entry by the Company or any of its Subsidiaries into any commitment or transaction material to the condition (financial or other), business or operations of the Company and its Subsidiaries, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

          (g) any revaluation by the Company or any of its Subsidiaries of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (h) any agreement by the Company to do any of the things described in the preceding clauses (a) through (g) other than as expressly contemplated or provided for herein; or

          (i) any waiver by the Company or any of its Subsidiaries of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition, or results of operation of the Company and its Subsidiaries, taken as a whole.

     SECTION 3.8 Definitions, Representations, and Warranties Concerning Environmental Matters.

          (a)  Definitions:

               (i) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (A) the presence or release into the environment of any Environmental Hazardous Materials at any location, whether or not owned by the Company or a Subsidiary; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

               (ii) "Environmental Laws" shall mean all federal, state, local statute, law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

               (iii) "Environmental Hazardous Materials" shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dissolved fluid containing polychlorinated biphenyls (PCBs), and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Governmental Authority.

               (iv) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersed, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (b) Except as set forth in the Disclosure Schedule, the Company and all of its Subsidiaries: (i) are currently and at all times in the past has been in compliance in all material respects with all applicable Environmental Laws; and (ii) have not received any communication (written or oral) from a governmental authority that alleges that the Company or a Subsidiary is or was not in compliance with applicable Environmental Laws.

          (c) Except as set forth in the Disclosure Schedule, the Company and the Subsidiaries have to their knowledge obtained all environmental health and safety permits, registrations, approvals, licenses and governmental authorizations (collectively, the "Environmental Permits") necessary for its operations, and to their knowledge all such permits are in good standing and to their knowledge the Company and the Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits. A list of all Environmental Permits is included in the Disclosure Schedule.

          (d) Except as set forth in the Disclosure Schedule, there is no Environmental Claim pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary; or pending against any person whose liability for any Environmental Claim the Company or a Subsidiary has or may have retained or assumed either contractually or by operation of law; or against any real or personal property or operations which the Company or a Subsidiary owns, leases, operates, uses or manages.

          (e) Except as set forth in the Disclosure Schedule, to the knowledge of the Company and the Subsidiaries there have been no Environmental Releases of any Environmental Hazardous Material on real property owned, used, leased, managed or operated by the Company or any Subsidiary that require reporting or other response under Environmental Laws.

          (f) Except as set forth in the Disclosure Schedule, to the knowledge of the Company, Environmental Hazardous Materials have not at any time been generated, used, treated, recycled or stored on, or transported to or from, or disposed of on the Property.

          (g) Except as set forth in the Disclosure Schedule, to the knowledge of the Company: there are not now and never have been any underground storage tanks or pipelines located at, on or under the Property; there is no asbestos contained in, forming part of, or contaminating any part of the Property; no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Property; and, no wetland areas as defined by federal, state or local law are located on the Property.

          (h) Except as set forth in the Disclosure Schedule, to the knowledge of the Company, no real property at any time owned, operated, leased, used or controlled by the Company or a Subsidiary is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or, to the knowledge of the Company, on any comparable state or local list and neither the Company or any Subsidiary has received any written notice from any person under or relating to a violation of CERCLA or any comparable state or local law.

          (i) To the knowledge of the Company, no off-site location at which the Company or any Subsidiary has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state or local list and neither the Company nor any Subsidiary has received any written notice from any person with respect to any off-site location, of potential or actual liability or a written request for information from any government or person under or relating to CERCLA or any comparable state or local law.

          (j) The Disclosure Schedule includes a list of all environmental studies, audits, or investigations that have been conducted by the Company regarding the Property. All books, records, environmental studies or audits listed in the Disclosure Schedule to the knowledge of the Company are accurate and true. The Company has given Parent access to all records and files in its possession at both its corporate headquarters and its facilities currently owned, operated, leased, managed, used or controlled by the Company and the Subsidiaries, including, without limitation, all reports, studies, analyses, tests or monitoring results pertaining to the existence of Environmental Hazardous Materials or any other environmental concerns relating to facilities or properties owned, operated, leased, managed, used or controlled by the Company or a Subsidiary or concerning compliance with or liability under any Environmental Laws and the Occupational Safety and Health Act or the equivalent such Act under state law.

          (k) Except as set forth in the Disclosure Schedule, to the knowledge of the Company the Property is not subject to any United States or state environmental liens.

          (l) Except as set forth in the Disclosure Schedule and except for construction contracts, financing transactions, purchase agreements and related documents entered into in the ordinary course of business, the Company and the Subsidiaries are not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any contract (excluding insurance policies disclosed on the Disclosure Schedule) under which the Company or any Subsidiary is obligated by, or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Laws or the environmental conditions of the Property.

          (m) Except as set forth in the Disclosure Schedule and except for construction contracts, financing transactions, purchase agreements and related documents entered into in the ordinary course of business, neither the Company nor any Subsidiary has released any other person from any claim under any Environmental Law or waived any rights concerning the environmental condition of the Property, which release or waiver would have a Material Adverse Effect on the Company.

          (n) The Disclosure Schedule contains a list of all current and past insurance policies covering the Property or operation of the Company and the Subsidiaries.

          (o) The properties of the Company are, to the best of its knowledge, in good repair and working order, reasonable wear and tear excepted, and are not in immediate need of any major repair or material capital expenditure except as noted on the Disclosure Schedule.

     SECTION 3.9 ERISA Matters. The Company, each of its Subsidiaries and all "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or their employees (which Employee Benefit Plans are listed on the Disclosure Schedule), comply in all material respects with all applicable laws, requirements and orders under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), the breach or violation of which would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; the present value of all the assets of each of its Employee Benefit Plans that it is subject to Title IV of ERISA equals or exceeds to the knowledge of the Company the present value of all of the benefits accrued under each such Employee Benefit Plan as of the end of most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of the Company or any of its Subsidiaries is covered by a collective bargaining agreement; neither the Company nor any of its Subsidiaries has ever contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA; neither the Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, nor to the knowledge of the Company have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

     SECTION 3.10  Taxes, Tax Returns.

          (a) The Company has or within two business days from the date hereof will deliver to Parent copies of the federal income tax returns of the Company for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Disclosure Schedule, each of the Company and its Subsidiaries for which it files returns has duly and timely filed in correct form all federal, state and local information returns and tax returns required to be filed by it and such Subsidiaries on or prior to the date hereof (all such returns to the knowledge of the Company being accurate and complete in all material respects) and, to the knowledge of the Company, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any Governmental Authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule, (ii) have not been finally determined or (iii) that would not have a Material Adverse Effect on the Company. The liabilities and reserves for taxes in the Company Financial Statements are sufficient to the best of the Company's knowledge in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended September 30, 1996 or for any year or period prior thereto, and for which the Company or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

          (b) To the knowledge of the Company, (i) proper and accurate amounts have been withheld by the Company and its Subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by the Company and each of its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by the Company in the most recent Company Financial Statements.

     SECTION 3.11  Tax Audits.  Except as disclosed in the Disclosure Schedule,
(i) no audit of any material federal, state or local U.S. return of the Company or any Subsidiary is currently in progress, nor has the Company or any Subsidiary been notified that such an audit is contemplated by any taxing authority, (ii) neither the Company nor any Subsidiary has extended any statute of limitations with respect to the period for assessment of any federal, state or local U.S. tax, (iii) neither the Company nor any Subsidiary contemplates the filing of an amendment to any return, which amendment would have a Material Adverse Effect on the Company, and (iv) neither the

Company nor any Subsidiary has any actual or potential material liability for any tax obligation of any taxpayer other than the Company or its Subsidiaries. Except as disclosed in the Disclosure Schedule, there are no material tax claims pending against the Company or any Subsidiary and there are no material tax claims to the knowledge of the Company threatened to be asserted against the Company or any Subsidiary. For purposes of this Section 3.11, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local, or other Governmental Authority including assessments in the nature of taxes.

     SECTION 3.12 Undisclosed Liabilities. The Company is not liable for or subject to any material Liabilities (as hereinafter defined), except (a) Liabilities adequately disclosed or reserved for in the most recent Company Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of the Company since the date of the most recent Company Financial Statements. As used in this Agreement, the term "Liability" or "Liabilities" includes any material direct or indirect liability, indebtedness, obligation, guarantee or endorsement (other than endorsements of notes, bills, and checks presented to banks for collection or deposit in the ordinary course of business), whether known or unknown, accrued, absolute, contingent or otherwise.

     SECTION 3.13  No Default; Compliance.

          (a) Except as set forth in the Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which either the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries or its properties is bound,
(ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth in the Disclosure Schedule, the Company and each of its Subsidiaries have complied in all material respects with all laws, regulations, orders, judgments or decrees of any federal or state court or Governmental Authority applicable to their respective businesses and operations, non-compliance with which might reasonably be expected to have a Material Adverse Effect.

     SECTION 3.14 Representations and Warranties Continuing. The representations and warranties set forth herein shall be true and correct on the date hereof and subject to an update of the

Disclosure Schedule from time to time, at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time and the Closing.

     SECTION 3.15 Contracts and Commitments. Except as listed and described in the Disclosure Schedule or the Company Financial Statements, neither the Company nor any of its Subsidiaries is a party to, nor are they or their assets bound by any written or oral covenant, contract, agreement or understanding (a "Contract"), including the following:

          (a) Contract with any present or former stockholder, director, officer, employee or consultants;

          (b) Contract with any labor union or other representative of employees;

          (c) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by the Company of $10,000 or more under any one Contract or series of related Contracts;

          (d) any Contract, including, without limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $10,000;

          (e) distributorship, representative or sales agency agreement, contract or commitment;

          (f) conditional sale agreement or lease under which the Company is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to the Company that is in excess of $10,000;

          (g) Contract (including, without limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money more than $10,000 (including, without limitation, those to or from officers, directors or shareholders of the Company, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

          (h)  Contract for any charitable or political contribution;

          (i) Contract for any capital expenditure involving future payments, which, together with future payments under all other existing Contracts for the same capital project, are in excess of $10,000;

          (j) Contract limiting or restraining the Company from engaging or competing in any lines of business with any person, nor is any officer or employee of the Company subject to any such agreement, contract or commitment;

          (k) license, franchise, distributorship or other Contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by the Company;

          (l) Contract greater than $10,000 which is expected to continue for more than six months from the date hereof;

          (m)  Contract not made in the ordinary course of business;

          (n) any guaranty, direct or indirect, of any person of any contract, lease or agreement in an amount greater than $10,000 entered into by the Company or any of its Subsidiaries;

     Except as may be disclosed on the Disclosure Schedule: each of the Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; to the best of the Company's knowledge, the Company and the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither the Company nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder.

     SECTION 3.16 Compliance with Law and Permits. To its knowledge, the Company has owned and operated its properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto, except where the failure to own and operate such properties and assets in compliance with such provisions and requirements would not reasonably be expected to have a Material Adverse Effect. All material governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by the Company or its Subsidiaries of their respective properties and assets have been obtained, and to the knowledge of the Company no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereof by the Company or its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, none of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of the Company or its Subsidiaries contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

     SECTION 3.17 Title to Property. Except as disclosed on the Disclosure Schedule, the Company and each of its Subsidiaries has good and marketable title, insured with respect to properties and assets which currently are of a type for which insurance is generally available, free and clear (except as indicated in the Disclosure Statement or in the most recent Company Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its real property and other property and assets that are material to the Company's business on a consolidated basis.

     SECTION 3.18 Insurance and Bank Accounts. (a) The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming the Company, any of its Subsidiaries or any employees of any of them as an insured or beneficiary or as a loss payable payee or for which the Company or any of its Subsidiaries has paid or is obligated to pay all or part of the premiums. Neither the Company nor its Subsidiaries have received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and the Company and its Subsidiaries are in compliance in all material respects with all conditions contained therein. There are no pending material claims against such insurance by the Company or any of its Subsidiaries as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by the Company or its Subsidiaries.

          (b) The Disclosure Schedule contains a list of all bank and investment accounts maintained by the Company, including the account numbers, recent balance, institution, and persons having signing authority.

     SECTION 3.19 Employees. The Disclosure Statement sets forth a list of the employees of the Company and the Subsidiaries, stating with respect to each the name, date of hire and rate of compensation. Except as described in the Disclosure Statement, there are no claims or disputes pending with any employee regarding workers' compensation, unemployment benefits, discrimination (including discrimination based on any disability), or compensation, and no employment or collective bargaining agreements are in effect covering any such person.

     SECTION 3.20  Investment Representations.

          (a) The Shareholders are acquiring the Merger Consideration for their own accounts, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act of 1933 (the "Securities Act"), or any state securities laws, and they have no present intention of, or agreement relating to, selling, granting participation in or otherwise distributing such Merger Consideration in violation of such laws.

          (b) The Shareholders understand that (i) the Parent's Common Stock comprising the Merger Consideration has not been registered under the Securities Act or any state securities laws by reason of specific exemptions therefrom, that the Merger Consideration may be sold, transferred or otherwise disposed of only if such disposition is registered under the Securities Act and applicable state securities laws or is exempt from such registration, and that they must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration; and (ii) each certificate representing the Merger Consideration will be endorsed with a legend substantially in the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL EITHER SUCH SHARES ARE REGISTERED UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

          (c) Each Shareholder is a knowledgeable and experienced investor and has had an opportunity to ask questions and review information about the business and financial condition of the Parent. Each Shareholder acknowledges receipt of an Annual Report of the Parent, all Quarterly Reports since the date of the Annual Report, the latest draft of the Parent's Form S-1 Registration Statement, and such other information as has been requested.

          (d) Each Shareholder acknowledges that he will be required to execute an agreement in connection with the Parent's pending public offering to the effect that he or she will not sell any shares of the Parent's Common Stock for a period of 180 days after the effective date of the public offering.

          (e) Each shareholder who is an "affiliate" of the Company acknowledges that he or she will also be required to execute an agreement with Parent in the form of Exhibit C further restricting sales of Parent Common Stock in violation of accounting rules applicable to "Pooling of Interests" transactions.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND PURCHASER

     Parent and Purchaser jointly and severally represent and warrant to the Company and the Shareholders as follows:

     SECTION 4.1 Organization and Qualification. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. All Subsidiaries of the Parent are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Parent and its Subsidiaries has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. The Parent and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Parent.

     SECTION 4.2  Capitalization; Subsidiaries.   (a) The authorized capital
stock of the Parent consists of 100,000,000 shares of Parent's Common Stock, and 10,000,000 shares of preferred stock, par value $0.10 per share. As of October 1, 1996, 5,172,242 shares of Parent's Common Stock, and 1,727 shares of Series B Preferred Stock, 10,000 shares of Series C Preferred Stock and 675,000 shares of Series D Preferred Stock (together the "Preferred Shares") were issued and outstanding. The Preferred Shares are convertible into 452,091 shares of Parent Common Stock. Except as described in the Disclosure Schedule, since October 1, 1996, the Parent has not issued any shares of capital stock, and has not repurchased or redeemed any shares of its capital stock. Neither the Parent nor any Subsidiary has any shares of its capital stock reserved for issuance, except for 385,500 shares of Common Stock issuable pursuant to stock options, none of which is outstanding, and 452,090 shares reserved for issuance upon conversion of the Preferred Shares. No other options, warrants or other securities convertible into Common Stock are outstanding. All issued and outstanding shares of capital stock of Parent are validly issued, fully paid, non-assessable and free of preemptive rights.

          (b) Except as set forth in the Disclosure Schedule, all of the outstanding shares of capital stock of each of the Parent's Subsidiaries are owned, directly or indirectly, by the Parent, beneficially and of record. All of such shares of capital stock of the Subsidiaries are owned free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares. Except as described in the Disclosure Schedule or the Parent SEC

Reports (defined below), there are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on the Parent and Purchaser to purchase or otherwise acquire any security of or equity interest in any of such Subsidiaries. All of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the pre-emptive rights of any stockholder.

     SECTION 4.3 Authority Relative to this Agreement. The Parent and Purchaser have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the sole shareholder of the Purchaser and the Boards of Directors of the Parent and Purchaser, and no other corporate proceedings on the part of the Parent and Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the possible requirement to obtain a vote of the stockholders of Parent as described in Section 1.7(b). This Agreement has been duly and validly executed and delivered by the Parent and Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of the Parent and Purchaser, enforceable against the Parent and Purchaser in accordance with and subject to its terms and conditions.

     SECTION 4.4 SEC Reports. Since January 1, 1993, to the best of its knowledge the Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and interpretive releases promulgated thereunder. None of such Parent SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained, or, if to be filed in the future will contain, any untrue statement of a material fact, or omitted, omit or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Each of the consolidated balance sheets in or incorporated by reference into the Parent SEC Reports fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Parent SEC Reports (including any related notes and schedules) fairly presents or will fairly present the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally-accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein. The consolidated financial statements included or to be included in the Parent SEC Reports are hereinafter sometimes collectively referred to as the "Parent Financial Statements."

     SECTION 4.5 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by the Parent and Purchaser nor the consummation of the transactions contemplated hereby nor compliance by the Parent and Purchaser with any of the provisions hereof will conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of the Parent or any Subsidiary, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except pursuant to the Securities Act and the Exchange Act, the filing of Articles of Merger pursuant to the Acts, such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract, license, agreement or other instrument or obligation to which the Parent or any of its Subsidiaries is a party or by which the Parent, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested or which, in the aggregate, would not have a Material Adverse Effect, result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Parent or any of its Subsidiaries, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, any of its Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect.

     SECTION 4.6 Litigation, etc. Except as described in the Disclosure Schedule or the Parent SEC Reports, there is no action, claim, or proceeding pending or, to the knowledge of the Parent and Purchaser, threatened, to which the Parent or any of its Subsidiaries is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on the Parent and Purchaser and since December 31, 1995, there have been no claims made or actions or proceedings brought against any officer or director of the Parent and Purchaser arising out of or pertaining to any action or omission within the scope of his employment or position with the Parent and Purchaser, which claim, action or proceeding would involve a Material Adverse Effect on the Parent and Purchaser taken as a whole. All litigation and other administrative, judicial or quasi-judicial proceedings to which the Parent and Purchaser is a party or to which it has been threatened to the Parent's knowledge to be made a party, are described in the Disclosure Schedule.

     SECTION 4.7 Compliance with Law and Permits. To its knowledge, the Parent and its Subsidiaries have owned and operated their properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto, except where the failure to own and operate such properties and assets in compliance with such provisions and requirements would not reasonably be expected to have a Material Adverse Effect. All material governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by the Parent or its Subsidiaries of their respective properties and assets have been obtained and to its knowledge no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereby by the Company or its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. To its knowledge, none of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of the Parent or its Subsidiaries contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

     SECTION 4.8 Changes. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the Parent Financial Statements or Parent SEC Reports, since December 31, 1995, the Parent and its Subsidiaries have conducted their business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the Parent Financial Statements or Parent SEC Reports, none of the following has occurred, except as shall have occurred in the ordinary course of its business:

          (a) any material adverse change in the condition (financial or other), results of operations, business, assets, customer, supplier and employee relations of the Parent and its Subsidiaries, taken as a whole;

          (b) any change in accounting methods, principles or practices by the Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

          (c) any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Change of the Parent and its Subsidiaries;

          (d) any declaration, setting aside or payment of dividends or distributions in respect of the Shares, or any redemption, purchase or other acquisition of any of the securities of the Parent or its Subsidiaries;

          (e) any issuance by the Parent of, or commitment of the Parent to issue, any Shares or other capital stock or securities convertible into or exchangeable or exercisable for Shares or other capital stock;

          (f) any entry by the Parent or any of its Subsidiaries into any commitment or transaction material to the condition (financial or other), business or operations of the Parent and its Subsidiaries, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

          (g) any revaluation by the Parent or any of its Subsidiaries of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (h) any agreement by the Parent to do any of the things described in the preceding clauses (a) through (g) other than as expressly contemplated or provided for herein; or

          (i) any waiver by the Parent or any of its Subsidiaries of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition, or results of operation of the Parent and its Subsidiaries, taken as a whole.

     SECTION 4.9 Definitions, Representations, and Warranties Concerning Environmental Matters.

          (a)  Definitions:

               (i) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (A) the presence or release into the environment of any Environmental Hazardous Materials at any location, whether or not owned by the Company or a Subsidiary; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

               (ii) "Environmental Laws" shall mean all federal, state, local statute, law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

               (iii) "Environmental Hazardous Materials" shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dissolved fluid containing polychlorinated biphenyls (PCBs), and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Governmental Authority.

               (iv) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersed, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (b) Except as set forth in the Disclosure Schedule, the Parent and all of its Subsidiaries: (i) are currently and at all times in the past has been in compliance in all material respects with all applicable Environmental Laws; and (ii) have not received any communication (written or oral) from a governmental authority that alleges that the Parent or a Subsidiary is or was not in compliance with applicable Environmental Laws.

          (c) Except as set forth in the Disclosure Schedule, the Parent and the Subsidiaries have to their knowledge obtained all environmental health and safety permits, registrations, approvals, licenses and governmental authorizations (collectively, the "Environmental Permits") necessary for its operations, and to their knowledge all such permits are in good standing and to their knowledge the Parent and the Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits. A list of all Environmental Permits is included in the Disclosure Schedule.

          (d) Except as set forth in the Disclosure Schedule, there is no Environmental Claim pending or, to the knowledge of the Parent or any Subsidiary, threatened against the Parent or any Subsidiary; or pending against any person whose liability for any Environmental Claim the Parent or a Subsidiary has or may have retained or assumed either contractually or by operation of law; or pending against any real or personal property or operations which the Parent or a Subsidiary owns, leases, operates, uses or manages.

          (e) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent and the Subsidiaries there have been no Environmental Releases of any Environmental Hazardous Material on real property owned, used, leased, managed or operated by the Parent or any Subsidiary that require reporting or other response under Environmental Laws.

          (f) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent, Environmental Hazardous Materials have not at any time been generated, used, treated, recycled or stored on, or transported to or from, or disposed of on the Property.

          (g) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent: there are not now and never have been any underground storage tanks or pipelines located at, on or under the Property; there is no asbestos contained in, forming part of, or contaminating any part of the Property; no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Property; and, no wetland areas as defined by federal, state or local law are located on the Property.

          (h) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent, no real property at any time owned, operated, leased, used or controlled by the Company or a Subsidiary is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or to the knowledge of the Parent on any comparable state or local list and neither the Parent or any Subsidiary has received any written notice from any person under or relating to a violation of CERCLA or any comparable state or local law.

          (i) To the knowledge of the Parent, no off-site location at which the Parent or any Subsidiary has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state or local list and neither the Parent nor any Subsidiary has received any written notice from any person with respect to any off-site location, of potential or actual liability or a written request for information from any government or person under or relating to CERCLA or any comparable state or local law.

          (j) The Disclosure Schedule includes a list of all environmental studies, audits, or investigations that have been conducted by the Parent regarding the Property. All books, records, environmental studies or audits listed in the Disclosure Schedule to the knowledge of the Parent are accurate and true. The Parent has given Company access to all records and files in its possession at both its corporate headquarters and its facilities currently owned, operated, leased, managed, used or controlled by the Parent and the Subsidiaries, including, without limitation, all reports, studies, analyses, tests or monitoring results pertaining to the existence of Environmental Hazardous Materials or any other environmental concerns relating to facilities or properties owned, operated, leased, managed, used or controlled by the Parent or a Subsidiary or concerning compliance with or liability under any Environmental Laws and the Occupational Safety and Health Act or the equivalent such Act under state law.

          (k) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent the Property is not subject to any United States or state environmental liens.

          (l) Except as set forth in the Disclosure Schedule and except for construction contracts, financing transactions, purchase agreements and related documents entered into in the ordinary course of business, the Parent and the Subsidiaries are not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any contract (excluding insurance policies disclosed on the Disclosure Schedule) under which the Parent or any Subsidiary is obligated by, or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Laws or the environmental conditions of the Property.

          (m) Except as set forth in the Disclosure Schedule and except for construction contracts, financing transactions, purchase agreements and related documents entered into in the ordinary course of business, neither the Parent nor any Subsidiary has released any other person from any claim under any Environmental Law or waived any rights concerning the environmental condition of the Property, which release or waiver would have a Material Adverse Effect on the Parent.

          (n) The Disclosure Schedule contains a list of all current and past insurance policies covering the Property or operation of the Parent and the Subsidiaries.

          (o) The properties of the Parent are in good repair and working order, reasonable wear and tear and ordinary maintenance excepted, and are not in immediate need of any major repair or material capital expenditure except as noted on the Disclosure Schedule.

     SECTION 4.10 ERISA Matters. The Parent, each of its Subsidiaries and all "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or their employees (which Employee Benefit Plans are listed on the Disclosure Schedule), comply in all material respects with all laws, requirements and orders under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), the breach or violation of which would have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole; the present value of all the assets of each of its Employee Benefit Plans that it is subject to Title IV of ERISA equals or exceeds to the knowledge of the Parent the present value of all of the benefits accrued under each such Employee Benefit Plan as of the end of most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of the Parent or any of its Subsidiaries is covered by a collective bargaining agreement; neither the Parent nor any of its Subsidiaries has ever contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA; neither the Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole, nor to the knowledge of the Parent have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

     SECTION 4.11  Taxes, Tax Returns.

          (a) The Company has or within two business days from the date hereof will deliver to Parent copies of the federal income tax returns of the Company for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Disclosure Schedule, each of the Parent and its Subsidiaries for which it files returns has duly and timely filed in correct form all federal, state and local information returns and tax returns required to be filed by it and such Subsidiaries on or prior to the date hereof (all such returns to the knowledge of the Parent being accurate and complete in all material respects) and, to the knowledge of the Parent, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any Governmental Authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule,
(ii) have not been finally determined or (iii) that would have a Material Adverse Effect on the Parent. The liabilities and reserves for taxes in the Parent Financial Statements are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended September 30, 1996 or for any year or period prior thereto, and for which the Parent or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

          (b) To the knowledge of the Parent, (i) proper and accurate amounts have been withheld by the Parent and its Subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by the Parent and each of its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by the Parent in the most recent Parent Financial Statements.

     SECTION 4.12  Tax Audits.  Except as disclosed in the Disclosure Schedule,
(i) no audit of any material federal, state or local U.S. return of the Parent or any Subsidiary is currently in progress, nor has the Parent or any Subsidiary been notified that such an audit is contemplated by any taxing authority, (ii) neither the Parent nor any Subsidiary has extended any statute of limitations with respect to the period for assessment of any federal, state or local U.S. tax, (iii) neither the Parent nor any Subsidiary contemplates the filing of an amendment to any return, which amendment would have a Material Adverse Effect on the Parent, and (iv) neither the Parent nor any Subsidiary has any actual or potential material liability for any tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included the Parent or any Subsidiary during a prior period) other than the Parent or its Subsidiaries. Except as disclosed in the Disclosure Schedule, there are no material tax claims pending against the Parent or any Subsidiary and there are no material tax claims to the knowledge of the Parent threatened to be asserted against the Parent or any Subsidiary. For purposes of this
Section 4.12, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local, or other Governmental Authority including assessments in the nature of taxes.

     SECTION 4.13 Undisclosed Liabilities. The Parent is not liable for or subject to any material Liabilities, except (a) Liabilities adequately disclosed or reserved for in the most recent Parent Financial Statements or Parent SEC Reports and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of the Parent since the date of the most recent Parent Financial Statements.

     SECTION 4.14  No Default; Compliance.

          (a) Except as set forth in the Disclosure Schedule, neither the Parent nor any of its Subsidiaries is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which either the Parent or any of its Subsidiaries is a party or by which either the Parent or any of its Subsidiaries or its properties is bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth in the Disclosure Schedule, the Parent and each of its Subsidiaries have complied in all material respects with all laws, regulations, orders, judgments or decrees of any federal or state court or Governmental Authority applicable to their respective businesses and operations, non-compliance with which might reasonably be expected to have a Material Adverse Effect.

     SECTION 4.15 Representations and Warranties Continuing. The representations and warranties set forth herein shall be true and correct on the date hereof and subject to an update to the Disclosure Schedule from time to time, at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time and the Closing.

     SECTION 4.16 Contracts and Commitments. Except as listed and described in the Disclosure Schedule, the Parent Financial Statements or the Parent SEC Reports, neither the Parent nor any of its Subsidiaries is a party to, nor are they or their assets bound by any written or oral covenant, Contract, agreement or understanding, including the following:

          (a) Contract with any present or former stockholder, director, officer, employee or consultants;

          (b) Contract with any labor union or other representative of employees;

          (c) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by the Parent of $10,000 or more under any one Contract or series of related Contracts;

          (d) any Contract, including, without limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $10,000;

          (e) distributorship, representative or sales agency agreement, contract or commitment;

          (f) conditional sale agreement or lease under which the Parent is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to the Parent that is in excess of $10,000;

          (g) Contract (including, without limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money more than $10,000 (including, without limitation, those to or from officers, directors or shareholders of the Parent, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

          (h)  Contract for any charitable or political contribution;

          (i) Contract for any capital expenditure involving future payments, which, together with future payments under all other existing Contracts for the same capital project, are in excess of $10,000;

          (j) Contract limiting or restraining the Parent from engaging or competing in any lines of business with any person, nor is any officer or employee of the Parent subject to any such agreement, contract or commitment;

          (k) license, franchise, distributorship or other Contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by the Parent;

          (l) Contract greater than $10,000 which is expected to continue for more than six months from the date hereof;

          (m)  Contract not made in the ordinary course of business;

          (n) any guaranty, direct or indirect, of any person of any contract, lease or agreement in an amount greater than $10,000 entered into by the Parent or any of its Subsidiaries.

     Except as may be disclosed on the Disclosure Schedule, each of the Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; the Parent and, to the best of the Parent's knowledge, the Parent and the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither the Parent nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder.

     SECTION 4.17 Title to Property. Except as disclosed on the Disclosure Schedule, the Parent and each of its Subsidiaries has good and marketable title, insured with respect to properties and assets which currently are of a type for which insurance is generally available, free and clear (except as indicated in the Disclosure Schedule or in the most recent Parent Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its real property and other property and assets that are material to the Parent's business on a consolidated basis.

     SECTION 4.18 Insurance and Bank Accounts. (a) The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming the Parent, any of its Subsidiaries or any employees of any of them as an insured or beneficiary or as a loss payable payee or for which the Parent or any of its Subsidiaries has paid or is obligated to pay all or part of the premiums. Neither the Parent nor its Subsidiaries have received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and the Parent and its Subsidiaries are in compliance in all material respects with all conditions contained therein. There are no pending material claims against such insurance by the Parent or any of its Subsidiaries as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by the Parent or its Subsidiaries.

          (b) The Disclosure Schedule contains a list of all bank and investment accounts maintained by the Parent, including the account numbers, recent balance, institution, and persons having signing authority.

     SECTION 4.19 Employees. The Disclosure Statement sets forth a list of the employees of the Parent and the Subsidiaries, stating with respect to each the name, date of hire and rate of compensation. Except as described in the Disclosure Statement, there are no claims or disputes pending with any employee regarding workers' compensation, unemployment benefits, discrimination (including discrimination based on any disability), or compensation, and no employment or collective bargaining agreements are in effect covering any such person.

     SECTION 4.20 Parent Common Stock. The shares comprising the Merger Consideration will have been duly authorized and, when issued in accordance with the terms of the Articles of Merger and this Agreement, will be validly authorized and issued and fully paid and nonassessable, and no shareholder of Parent will have any preemptive rights or dissenter's right with respect thereto.


                                  ARTICLE V.
                                   COVENANTS

     SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or disclosed in the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries will each conduct their operations according to their ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Disclosure Schedule, neither the Company nor any of its Subsidiaries will, prior to the Effective Time, without the prior written consent of Parent (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than pursuant to commitments outstanding at the date hereof and referred to in
Section 3.2, or (ii) any other securities in respect of, in lieu of or in substitution for, capital stock outstanding on the date hereof; (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any outstanding securities; (c) declare or pay any dividend or distribution on any shares of its capital stock; (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business; (e) propose or adopt any amendments to its charter or by-laws; (f) enter into, assign or terminate, or amend in any material respect, any Contract other than in the ordinary course of business; (g) acquire, dispose of, encumber or relinquish any material asset (other than sale of real properties at prices equal to or greater than their carrying values);
(h) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any asset; (i) make any capital expenditures other than pursuant to existing capital expenditure programs that are disclosed in the Disclosure Schedule; (j) allow or permit the expiration, termination or cancellation at any time prior to the Effective Time of any of the insurance policies or coverages or surety bonds currently maintained by or on behalf of the Company unless replaced with a policy, coverage or bond having substantially the same coverage and similar terms and conditions; (k) increase, directly or indirectly, the salary or other compensation of any officer or member of management, enter into any employment agreement with any person or pay or enter into any agreement to pay any bonuses or other extraordinary compensation to any officer of the Company or its Subsidiaries or to any member of management or other employees, or institute any general increase in rates of compensation for its employees, or increase, directly or indirectly, any provisions or other benefits of any of such persons; or (l) waive, settle or compromise any material litigation or other claim on a basis materially adverse to the Company.

     SECTION 5.2 No Solicitations. Neither the Parent nor any of its Subsidiaries shall, and they shall use their best efforts to ensure that none of their respective affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any corporation, partnership, person, entity or group concerning any merger, sale of substantial assets (except as permitted by Section 5.1(g)) outside the ordinary course of business, sale of shares of capital stock or similar transaction involving the Company or any of its Subsidiaries or divisions (other than the transactions contemplated by this Agreement). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The parties will promptly communicate to the other the terms of any proposal or inquiry, oral or written, which may be received in respect of any such transaction, and will inform the other prior to the time that it furnishes any information to, or engages in negotiations or discussions with, any third party with respect to the acquisition of either party.

     SECTION 5.3  Access to Information.

          (a) Between the date of this Agreement and the Effective Time, the parties will afford to one another and their authorized representatives reasonable access (subject to tenants' rights) to the assisted living facilities, offices, and other real property and to the books and records of such party and its Subsidiaries, will permit the parties and their representatives to make such reasonable inspections as they may require and will cause their officers and those of their Subsidiaries to furnish the parties and their representatives with such financial and operating data, environmental assessments and other information with respect to the business and Real Property of the parties and their Subsidiaries as they and their representatives may from time to time reasonably request. No inspection or examination by either party will constitute a waiver of any claim against the other party for misrepresentation or breach of this Agreement.

          (b) The parties will hold and will cause their representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other requirements of law, all documents and information concerning the parties furnished to them and their representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the parties or their representatives, or (ii) later lawfully acquired by the parties or their representatives from other sources unless they or their representatives know that such other sources are not entitled to disclose such information) and will not release or disclose such information to any other person, except their auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement, provided that such person shall have first been advised of the confidentiality provision of this Section 5.3. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) in the public domain through no fault of Parent, Purchaser or their representatives, or (ii) later lawfully acquired by the parties or representatives from other sources, and, if requested by the other party will, and will cause its agents, auditors, consultants, representatives and advisors to, return to the other or destroy all copies of written information furnished.

          (c) Parent agrees to furnish the Shareholders, upon their request, at the time of filing, with copies of all reports and filing (including exhibits and schedules) filed by Parent with the SEC between the date hereof and the Closing and issuance of the Merger Consideration.

     SECTION 5.4 Best Efforts. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Boards of Directors of the parties under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     SECTION 5.5 Consents. Parent and the Company each will use its best efforts to obtain such consents of third parties to agreements which would otherwise be violated by any provisions hereof, to take all actions necessary to effect the transactions contemplated hereby, and to make such filings with Governmental Authorities necessary to consummate the transactions contemplated by this Agreement including, without limitation, (a) the vigorous defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reviewed, and (b) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement.

     SECTION 5.6 Public Announcements. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the existence of this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 5.7  Noncompete Agreements.

          (a) For a period of three years following the date of Closing or the termination of employment with the Parent or Purchaser that extends past the date of Closing, neither Rhoades nor Smith shall directly or indirectly (i) act or serve as an employee (except in a capacity which does not involve management, executive, policy-making, sales, marketing, product development, finance, or accounting activities or advice to management, sales, marketing, development or accounting personnel), officer, director, manager, trustee, agent, operator, advisor, or consultant for any Competing Business (as defined below) operating within the Area; (ii) have any beneficial ownership or equity interest (except for an ownership interest of less than one percent in any company subject to the reporting requirements of the Exchange Act) in any Competing Business operating within the Area, whether such interest is derived as a sole proprietor, partner, shareholder, beneficiary, or otherwise, or have any right, option, agreement, understanding, or arrangement to acquire any such interest; (iii) solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate to or for a Competing Business the business of any person or entity located within the Area which was a customer of the Company on or within one year prior to the Closing Date (or later termination of employment) or the business of which the Company had solicited within one year prior to the Closing Date (or later termination of employment).

          (b) For the purposes of this Section 5.7, "Competing Business" means any business which is engaged in the ownership or management of assisted living residences and facilities. "Area" shall mean any state of the United States in which the Parent or its Subsidiaries owned or managed one or more assisted living facilities at the date of this Agreement or at any time thereafter that the Shareholder is employed by the Parent or a Subsidiary.

          (c) If any Shareholder commits a breach, or threatens to commit a breach of the provisions of subsection (a) above, Purchaser shall have the right and remedy to have the provisions of subsection (a) specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Purchaser and that money damages will not provide an adequate remedy to Purchaser.

          (d) If any of the covenants contained in subsection (a) above, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          (e) If any of the covenants contained in subsection (a) above, or any part thereof, are held to be unenforceable because of the scope or duration of such provision or the geographic area covered thereby, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of such provision and, in its reduced form, said provision shall then be enforceable.

     SECTION 5.8 Pooling. From and after the date hereof and until the expiration of the Restricted Period (as defined below), Parent and the Company shall use commercially reasonable efforts to prevent any of its or their Subsidiaries or affiliates of parties from taking any action, or failing to take any reasonable action, that would jeopardize the treatment of the Merger as a "pooling of interest." For purposes hereof, the Restricted Period shall mean the period commencing on the date hereof and terminating on the date on which thirty days of combined operations are publicly announced by Parent.

     SECTION 5.9 Collateral. Parent and Purchaser shall use their reasonable best efforts to cause Company's lenders at the Effective Time to release Rhoades' collateral securing obligations of the Company and to release Rhoades and any other shareholder of the Company from personal liability for any Company loan or obligation.


                                  ARTICLE VI.
                   CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 6.1 Conditions to Soliciting a Vote of Stockholders. Promptly following execution of this Agreement, the parties will undertake to take the following actions as conditions to Parent's solicitation of proxies from its stockholders to approve the issuance of the Parent Common Stock or Merger
Consideration:

     (a) This Agreement and the transactions contemplated hereby shall have been adopted by the affirmative vote of all shareholders of the Company by the requisite vote, and no shareholder of the Company shall have exercised any dissenter's right.

     (b) The Boards of Directors of the Parent and the Company and the Board of Directors and Shareholder of the Purchaser shall have approved this Agreement.

     (c) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic Governmental Authority which prohibits or restricts the consummation of the Merger.

     (d) There shall have been no material adverse change in the business, properties, or financial condition of any party to this Agreement.

     (e) All parties shall have delivered all documents and taken all other actions required by this Agreement.

     (f) All representations and warranties of any party shall be true and effective as of the date of mailing the proxies.

     (g) Floyd B. Rhoades shall have executed and delivered the Employment Agreement in the form attached hereto as Exhibit D.

     (h) Parent and the Company shall have reached a satisfactory agreement with CRM Assisted Living Company, LLC to convert the Company's indebtedness to such firm into shares of Parent Common Stock.

     SECTION 6.2 Conditions to the Closing. Immediately prior to the Effective Time, the Company and the Parent shall cause to be delivered to each other or to have received the following:

          (a) A certificate, dated the date of the Effective Time of the chief executive and chief financial officer certifying that all representations and warranties made herein are true and correct as of the date made and as of the Effective Time and that all agreements or other actions required to be performed prior to the Effective Time as a condition to consummating the Merger have been performed or taken and such conditions satisfied in accordance with the terms of this Agreement.

          (b) An opinion of counsel to the Company dated the date of the Effective Time in form and substance satisfactory to the Parent and its counsel as to the matters set forth in Sections 3.1, 3.2, 3.3 and 3.6 and such other matters as the Parent shall request, which opinion may contain customary exceptions and qualifications.

          (c) An opinion of counsel to the Parent and the Purchaser dated as of the Effective Time as to each of the matters set forth in Sections 4.1, 4.2, 4.3 and 4.6, and such other matters as the Company may request, which opinion may contain customary exceptions and qualifications.

          (d) An opinion of tax counsel to the Company to the effect that the Merger will constitute a reorganization that qualifies under Section 368(a)(i)(A) of the Internal Revenue Code of 1986.

          (e) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic Governmental Authority which prohibits or restricts the consummation of the Merger.

          (f) There shall have been no material adverse change in the business, properties, or financial condition of any party to this Agreement.

          (g) All parties shall have delivered all documents, exhibits and schedules and taken all other actions required by this Agreement.

          (h) All representations and warranties of any party shall be true and effective as of the Effective Time.

          (i) At the Closing, each Shareholder shall deliver a release of all claims he may have against the Company or any Subsidiary.

          (j) Stockholders of the Parent constituting a majority of shares outstanding at a duly called stockholders' meeting, following the filing and clearance of a proxy statement meeting the requirements of Exchange Act shall have voted to approve the issuance of the Parent Common Stock comprising the Merger Consideration and the Merger Consideration shall be issued.

          (k) The Parent shall have received approval of the listing of the shares of Parent's Common Stock on the American Stock Exchange.

          (l) The parties to the Merger shall have executed and delivered agreements in the form of Exhibits A, B and C.

          (m) All shareholders of the Company other than Messrs. Rhoades and Smith shall have executed and delivered a letter joining in the representations contained in Section 3.20 hereof and a release of all claims he or she may have against the Company or any Subsidiary.


                                 ARTICLE VII.
                        TERMINATION, AMENDMENTS; WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the Parent and Company, but prior to the Effective Time:

          (a) by mutual written consent duly authorized by the Boards of Directors of Company, Parent and Purchaser;

          (b) by Parent or the Company if the Effective Time shall not have occurred on or before December 31, 1996, unless such failure is caused by the party seeking termination;

          (c) by Parent or the Company if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or if litigation or proceedings shall be pending that are reasonably likely to result in any of the foregoing;

          (d) by the Company, if Parent or Purchaser shall not have performed all obligations required to be performed by them under this Agreement, except where any failures to perform would, in the aggregate, not materially impair or delay the ability of Parent, Purchaser and the Company to effect the Merger;

          (e) by the Company or Parent, if there shall have been a breach of any of the covenants contained herein or if any representation or warranty made by any other party is untrue in any material respect;

     SECTION 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, or shareholders, other than the provisions of Sections 5.3(b) and 9.9.

     SECTION 7.3 Amendment. This Agreement may be amended only by means of an instrument in writing signed on behalf of all the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent and Purchaser, may (a) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by an other applicable party, or (c) waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII.
                                INDEMNIFICATION

     SECTION 8.1 Purchaser's Right to Indemnification. Company and the Shareholders, jointly and severally (on a proportional basis as to the Shareholders in regard to the number of shares held by each), shall and do hereby indemnify and hold harmless, Parent, Purchaser, and their shareholders, directors, officers, employees, agents and representatives from any and all liabilities, obligations, claims, contingencies, damages, costs and expenses (including all court costs and reasonable attorneys' fees) that Purchaser or any such other indemnified party may suffer or incur as a result of or relating to the material breach or inaccuracy of any of the representations, warranties, covenants or agreements made by Company and/or the Shareholders herein or pursuant hereto. Each Shareholder's liability under this Section shall be limited to the value of the Merger Consideration received by such Shareholder. The Shareholders may satisfy any such obligation under this Section by transferring shares of Parent Common Stock to the Parent on the basis of the market price of the Parent Common Stock averaged over five (5) trading days commencing after the later of (i) the date notice was given of the claim, or
(ii) the date Parent issued a press release describing any loss incurred due to such claim.

     SECTION 8.2  Company's or Shareholders' Right to Indemnification.
Purchaser and Parent shall and do hereby indemnify and hold Company and the Shareholders, and their directors, officers, employees, agents and representatives harmless from any and all liabilities, obligations, claims, contingencies, damages, costs and expenses (including all court costs and reasonable attorneys' fees) that Company or any such indemnified party may suffer or incur as a result of or relating to: (a) the breach or inaccuracy, or any alleged breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by Purchaser and Parent herein or pursuant hereto;
(b) any personal guaranty or personal obligations of a shareholder in connection with a Company obligation; and (c) those liabilities, obligations, claims, contingencies and encumbrances accruing or arising after the Closing in connection with the business of the Purchaser, except to the extent that such liabilities, obligations, claims, contingencies or encumbrances are attributable to a breach of warranty, representation or covenant by Company and/or the Shareholders prior to the Closing.

     SECTION 8.3 Notice. The party seeking indemnification hereunder ("Indemnitee") shall promptly, and within 30 days after notice to it (notice to
 ------------
Indemnitee being the filing of any action, receipt of any claim in writing or similar form of actual notice) of any claim as to which it asserts a right to indemnification, notify the party from whom indemnification is sought ("Indemnitor") of such claim. Indemnitee shall bill Indemnitor for any such
 ------------
claims no more frequently than on a monthly basis, and Indemnitor shall promptly pay (or cause to be paid) Indemnitee upon receipt of any such bill. The failure of Indemnitee to give the notification to Indemnitor contemplated above in this Section shall not relieve Indemnitor from any liability or obligation that it may have pursuant to this Agreement unless the failure to give such notice within such time shall have been materially prejudicial to it, and in no event shall the failure to give such notification relieve Indemnitor from any liability it may have other than pursuant to this Agreement.

     SECTION 8.4 Third-Party Claims. If any claim for indemnification by Indemnitee arises out of an action or claim by a person other than Indemnitee, Indemnitor may, by written notice to Indemnitee, undertake to conduct the defense thereof and to take all other steps or proceedings to defeat or compromise any such action or claim, including the employment of counsel; provided that Indemnitor shall reasonably consider the advice of Indemnitee as to the defense or compromise of such actions and claims, and Indemnitee shall have the right to participate, at its own expense, in such proceedings, but control of such proceedings shall remain exclusively with Indemnitor.

Indemnitee shall provide all reasonable cooperation to Indemnitor in connection with such proceedings. Counsel and auditor costs and expenses and court costs and fees of all proceedings with respect to any such action or claim shall be borne by Indemnitor. If any such claim is made hereunder and Indemnitor does not elect to undertake the defense thereof by written notice to Indemnitee, Indemnitee shall be entitled to control such proceedings and shall be entitled to indemnity with respect thereto pursuant to the terms of this Article VIII. To the extent that Indemnitor undertakes the defense of such claim by written notice to Indemnitee and diligently pursues such defense at its expense, Indemnitee shall be entitled to indemnification hereunder only to the extent that such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction, or by written acknowledgment of the parties.

     SECTION 8.5  Time to Assert Claims.  Any claim asserted pursuant to Section
8.1 or Section 8.2 above must be asserted by written notice given by one party to the other on or before the date of the release of the first audit report of the Parent containing combined financial statements of the Parent and the Company, not to exceed one (1) year from the date of Closing.

     SECTION 8.6 Access to Records. Shareholders, or their agents, shall be afforded reasonable access to the Parent's and Purchaser's books and records during normal business hours upon reasonable notice for the purpose of verifying any claim against Shareholders hereunder. Shareholders or their agents may be required to sign an appropriate confidentiality agreement prior to any inspection of books and records hereunder.

     SECTION 8.7 Arbitration. All disputes under this Article VIII shall be settled by arbitration in Dallas, Texas, before three arbitrators pursuant to the rules of the American Arbitration Association. Each party shall select one arbitrator and the two arbitrators shall select a third. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this
Section 8.7. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrators shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorney's fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection.

                                  ARTICLE IX.
                                 MISCELLANEOUS

     SECTION 9.1 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.2 Brokerage Fees and Commissions. The Shareholders shall be responsible for payment with funds that are not the Company's any brokerage commissions resulting from the Merger, specifically including the commission due to The Robinson-Humphrey Company, Inc. Parent and Purchaser represent that they have incurred no obligation for brokerage commissions. The Company agrees that 45,500 shares of common stock out of the Merger Consideration shall be held by the Parent as collateral security for the agreement of the Company in this
Section 9.2. To the extent that the Company or the Parent becomes obligated to pay any commissions, and such obligation is not paid by the Shareholders, the Parent shall recoup the amount of its payment by cancelling all or a portion of the shares held as collateral in satisfaction of the Shareholders' obligation, and, as its sole remedy, offsetting such cancelled shares against the amount paid by it at the rate of $16.00 per share cancelled.

     SECTION 9.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     SECTION 9.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     SECTION 9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     If to the Company:

               American Care Communities, Inc.
               107 Edinburgh South, Suite 213
               Cary, North Carolina 27511
               Attention: Floyd B. Rhoades
               with a copy (which shall not affect
               the validity of notice hereunder) to:

               Wyrick Robbins Yates & Ponton L.L.P.
               4101 Lake Boone Trail, Suite 300
               Raleigh, North Carolina 27607
               Attention:   Larry E. Robbins

     If to Parent or Purchaser:

               Greenbriar Corporation
               4265 Kellway Circle
               Addison, Texas  75244
               Attention: Gene S. Bertcher

               with a copy (which shall not affect
               the validity of notice hereunder) to:

               Glast, Phillips & Murray, P.C.
               2200 One Galleria Tower
               13355 Noel Road, L.B. 48
               Dallas, Texas 75240-6657
               Attention:  Ronald L. Brown

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 9.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     SECTION 9.9 Expenses. Except as otherwise provided herein, the Parent, Purchaser and Company shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

     SECTION 9.10  Certain Definitions.

          (a) "Material Adverse Effect" shall mean any adverse change in the financial condition, assets, business or operations of any party and its Subsidiaries which is material to such party taken as a whole.

          (b) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity, including, without limitation, the entities listed on attached Exhibit E. Such term shall also refer to any other partnership, limited partnership, joint venture, trust, or other business entity in which a party hereto owns a material interest.

     SECTION 9.11 Performance by Purchaser. Parent agrees to cause Purchaser to comply with its obligations hereunder and to cause Purchaser to consummate the Merger as contemplated herein.

     SECTION 9.12 Disclosure Schedule. Within ten business days after the execution hereof, the Company and the Parent shall deliver the Disclosure Schedule to each other. The Disclosure Schedule shall be updated from time to time and prior to the Closing to report any changes in the information contained therein. The Disclosure Schedule shall contain all information required to disclose fully any exception or qualification to this Agreement and shall cross reference the section of this Agreement so qualified.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year set forth above.

                                        GREENBRIAR CORPORATION,
                                        a Nevada corporation



                                        By:  /s/ James R. Gilley
                                           -------------------------------------
                                           James R. Gilley, President

                                        AMERICAN CARE COMMUNITIES, INC.,
                                        a Nevada corporation



                                        By:  /s/ James R. Gilley
                                           -------------------------------------
                                           James R. Gilley, President

                                        AMERICAN CARE COMMUNITIES, INC.,
                                        a North Carolina corporation



                                        By:  /s/ Floyd B. Rhoades
                                           -------------------------------------
                                           Floyd B. Rhoades, President

                                        SHAREHOLDERS:



                                           /s/ Floyd B. Rhoades
                                        ----------------------------------------
                                        Floyd B. Rhoades



                                           /s/ Gary S. Smith
                                        ----------------------------------------
                                        Gary S. Smith

                                  EXHIBIT A-1
        ARTICLES OF MERGER OF AMERICAN CARE COMMUNITIES, INC. (Nevada)

          The undersigned corporation DOES HEREBY CERTIFY:

     1. That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

          Name                               State of Incorporation
          ----                               ----------------------

          American Care Communities, Inc.    Nevada
          American Care Communities, Inc.    North Carolina

     2. The surviving corporation is American Care Communities, Inc., a Nevada corporation.

     3. An Agreement and Plan of Merger has been approved by the Boards of Directors of each corporation and submitted to the shareholders of each for approval.

     4. The designation, number of outstanding shares and number of shares entitled to vote and cast in favor of the merger were as follows:

          (a) American Care Communities, Inc. (Nevada) - 1000 shares of common stock outstanding; 1000 shares cast in favor of the merger

          (b) American Care Communities, Inc. (North Carolina) - 1000 shares of common stock outstanding; 1000 shares cast in favor of the merger

     The number of votes cast for the merger by the shareholders of each class of each Corporation entitled to vote was sufficient for approval by the shareholders of that class of Shares.

     5. The complete executed Agreement and Plan of Merger is on file at the principal office of the Surviving Corporation at 4265 Kellway Circle, Addison, Texas 75244, and a copy will be furnished without charge upon request by any shareholder of either corporation.

     Dated:  ___________________, 19_____.

                                        AMERICAN CARE COMMUNITIES, INC.


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:  Secretary



THE STATE OF ___________

COUNTY OF ______________

     The foregoing Articles of Merger were acknowledged before me, the undersigned Notary Public, by __________________________ and ___________________________, the ___________________________ and
__________________________ respectively of AMERICAN CARE COMMUNITIES, INC., a Nevada corporation.

     Dated: ___________________, 19____.


                                        ________________________________________
                                        Notary Public in and for

                                        ________________________________________

THE STATE OF ___________

COUNTY OF ______________

The foregoing Articles of Merger were acknowledged before me, the undersigned Notary Public, by __________________________ and ___________________________,
the ___________________________ and __________________________ respectively of
AMERICAN CARE COMMUNITIES, INC., a North Carolina corporation.

                                        Dated: ___________________, 19____.


                                        ________________________________________
                                        Notary Public in and for

                                        ________________________________________

                                  EXHIBIT A-2

                             CERTIFICATE OF MERGER
                        AMERICAN CARE COMMUNITIES, INC.
                               (NORTH CAROLINA)

          [TO COME]


          IN WITNESS WHEREOF, the constituent corporations have caused this certificate to be signed by their respective Presidents and Secretaries, this _____ day of ________________________, 1992.


                                        AMERICAN CARE COMMUNITIES, INC.
ATTEST:

                                        By:  ___________________________________
By:_______________________                   President
     Secretary

                                        AMERICAN CARE COMMUNITIES, INC.
ATTEST:

                                        By:  ___________________________________
By:________________________                  President
     Secretary

                                                                       Exhibit B

                                  EXHIBIT "B"
                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement ("Agreement") is entered into as of this ____ day of _________________, 1996, by and between GREENBRIAR CORPORATION, a Nevada corporation (the "Company"), and _______________________ (the "Shareholder") and evidences that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.

                                 INTRODUCTION

   Section 1.1. Recitals. The Company and Shareholder (among others) have entered into an Agreement and Plan of Merger dated ___________, 1996 (the "Merger Agreement"), pursuant to which the Company will issue ____ shares of the Company's common stock, par value $0.01 per share, to Shareholder, in connection with the acquisition of American Care Communities, Inc. This Agreement shall become effective upon the issuance of such securities to Shareholder. Certain capitalized terms used in this Agreement are defined in Article VI hereof; references to sections shall be to sections of this Agreement.

                                  ARTICLE II.

                              DEMAND REGISTRATION

   Section 2.1. Request. At any time after two years from the closing of the Merger Agreement, upon the written request of a Shareholder, requesting that the Company effect the registration under the Securities Act of all or part of such Shareholders' Registrable Securities and specifying the intended method of disposition thereof, the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to be registered by such Shareholder for disposition in accordance with the intended method of disposition stated in such request; provided, that, the provisions of this Article II shall not require the Company to effect more than two registrations of Registrable Securities.

   Section 2.2. Registration Statement Form. Registrations under this Article II shall be on an appropriate registration form of the Commission (i) as shall be selected by the Company and shall be reasonably acceptable to the Shareholder and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

   Section 2.3. Expenses. The Company will pay all Registration Expenses in connection with any registrations requested pursuant to this Article II.

   Section 2.4. Selection of Underwriters. If a requested registration pursuant to this Article II involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company and shall be reasonably acceptable to a majority of the shareholders included in the offering.

   Section 2.5. Priority in Requested Registrations. If a requested registration pursuant to this Article II involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company and to the holders of a majority (by number of shares) of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, the Registrable Securities, and other securities of the Company to be included in such registration in proportion to the amounts of each originally proposed to be included.

   Section 2.6. Not a Requested Registration if Company Participates. If the Company registers any of its securities on its own behalf in a Registration initiated as a requested registration pursuant to this Article II, such requested registration shall not count for the purposes of determining the number of requested registrations which holders of Registrable Securities are entitled to under this Article II; provided, however, that the registration shall continue to be a requested registration for all other purposes.


                                 ARTICLE III.

                           "PIGGY BACK" REGISTRATION

   Section 3.1. Right to Include Registrable Securities. If the Company at any time proposes to file a registration statement under the Securities Act covering any of its securities (other than a registration on Form S-8 or S-4, or any successor or similar forms, other than pursuant to Article II, [and other than in the currently planned Company registration statement on Form S-1 -Rhoades only], whether or not for sale on its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Article III. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Article II and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Article III shall relieve the Company of its obligation to effect any registration upon request under
Article II. The Company will pay all Registration Expenses incurred by holders by Registrable Securities in connection with each registration of Registrable Securities requested pursuant to this Article III.

   Section 3.2. Priority in Piggy-Back Registrations. If (i) a registration pursuant to this Article III involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and securities proposed to be sold by any person other than the Company the registration of which shall have been requested by each holder of Registrable Securities and each person other than the Company so that the resultant aggregate number of such Registrable

Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

                                  ARTICLE IV.

                            REGISTRATION PROCEDURES


   Section 4.1. Preparation of Filings. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Articles II or III, the following shall apply:

          (a) Registration Statement. The Company shall promptly prepare and file (in the case of a registration pursuant to Article II, such filing to be made within 90 days after the initial request of the holder of Registrable Securities or in any event as soon after such request as possible) with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective.

          (b) Amendments. The Company shall prepare and file with the Commission such amendments, post effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for nine months or such shorter period as all Registerable Securities have been sold in accordance with the intended methods of disposition specified by the holders thereof; and in the case of a registration under Article III, such period of time as the Company determines.

          (c) Copies of Documents. The Company shall furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits to such Registration Statement), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Securities Act and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Seller (it being understood that the Company consents to the use of the prospectus and any amendments or supplement thereto by each holder of Registrable Securities covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of Registrable Securities covered by the prospectus or any amendment or supplement thereto).

          (d) Blue-Sky. The Company will use its best efforts to register or qualify all Registrable Securities under the securities laws or blue sky laws of the jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller and any Requesting Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to consent to general service of process in any such jurisdiction.

          (e) Other Approvals. The Company will use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the intended disposition of such Registrable Securities.

          (f) Opinions; Comfort Letters. The Company shall furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, (and the underwriters, if any) of

               (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

               (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such Requesting Holder (or the underwriters, if any) may reasonably request.

          (g) Notice of Events. The Company will notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (h) Earnings Statement. The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller and each Requesting Holder at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

          (i) Listing. The Company will cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by the Company are then listed, traded or quoted.

          (j) Transfer Agent. The Company will provide a transfer agent, registrar and a CUSIP number for all Registrable Securities no later than the effective date of such Registration Statement.

          (k) Access. The Company will make available for inspection by any holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision not to disclose information pursuant to clause (i) shall be made after consultation with counsel for the Company and counsel for such holders; and each holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

   Section 4.2. Data from Holders of Registerable Securities. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

   Section 4.3. Discontinuance of Use of Prospectus. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4.1(g), such holder will forthwith discontinue such holder's offer of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4.1(b) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by Section 4.1(g).

   Section 4.4. References to Holders in Registration Statements. If any registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

   Section 4.5. Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registerable Securities pursuant to a registration requested under Article II, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.1. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof; provided, that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

   Section 4.6. Holdback Agreements. The Company agrees (i) if so required by a managing underwriter of an offering of Registerable Securities not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Articles II or III has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8, or any successor or similar forms thereto, and (ii) to cause each holder of its securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased directly from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such public sale or distribution of such securities during such period except as part of such underwritten registration.

   Section 4.7. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

   Section 4.8. Rights of Requesting Holders. The Company will not file any registration statement under the Securities Act (other than by a registration on Form S-8), unless it shall first have given to each holder of Registrable Securities at the time outstanding at least thirty days prior written notice thereof. The Company shall provide any Person who requests, within thirty days after such notice (a "Requesting Holder"), the following: (i) all information, documents and other materials such Requesting Holder would be entitled to if such Requesting Holder were a seller of Registerable Securities; and (ii) the rights to participate and access provided to sellers of Registerable Securities. In addition, if any such registration statement refers to any Requesting Holder by name or otherwise then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities does not necessarily make such holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such holder.

                                  ARTICLE V.

                                INDEMNIFICATION

   The Company and the Shareholder agree to enter into typical and customary indemnification and contribution agreements with the underwriters, if any, and each other, regarding the actions of and information supplied by each in connection with a registration of securities pursuant to this Agreement.

                                  ARTICLE VI.

                                  DEFINITIONS

   As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

   Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

   Common Stock:  The common stock, par value $.01, of the Company.

   Company:  As defined in the introductory paragraph of this Agreement.

   Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar federal statute.

   Merger Agreement: As defined in Section 1 of this Agreement.

   Person: A corporation, association, partnership, organization, business, individual, governmental agency or political subdivision thereof.

   Registrable Securities: (a) any shares of Common Stock issued pursuant to the Merger Agreement, (b) any securities issued or issuable pursuant to the Merger Agreement or any Common Stock referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

   Registration Expenses: All costs, fees and expenses of attorneys, accountants, experts, printers and all filing fees with the Commission, the American Stock Exchange or such other stock exchange on which the Company's common stock is traded, or other applicable governmental authority, but not including the discounts and commissions payable to underwriters, brokers or dealers.

   Requesting Holder:  As defined in Section 4.8 of this Agreement.

   Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

   Shareholder.   As defined in Section 1 of this Agreement.


                                 ARTICLE VII.

                                   RULE 144

   Section 7.1. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

   Section 8.1. Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any representation or covenant in this Agreement and hereby agrees to waive the defense in any action for specific performance of such an obligation that a remedy at law would be adequate.

       Section 8.2. Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

   Section 8.3. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

   Section 8.4. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

   Section 8.5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

   Section 8.6. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

   Section 8.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

   Section 8.8. Notices. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and sent by first-class mail, postage prepaid, and (a) if addressed to a party to the Merger Agreement other than the Company, addressed to such party in the manner set forth in the Merger Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) if addressed to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) if addressed to the Company, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

   Section 8.9. No Implied Waiver. No course of dealing between the Company and the Shareholder or any other holder of Registrable Securities and no delay in exercising any right, power or remedy conferred hereby or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

   Section 8.10. No Inconsistent Agreements. Without the written consent of the holders of a majority of the then outstanding Registrable Securities, the Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreements previously entered into by the Company.

   Section 8.11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

   Section 8.12. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 51% or more of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

   Section 8.13. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


Attest:                                 GREENBRIAR CORPORATION


_________________________               By:

__________________________________
                                             James R. Gilley, Chairman


                                        __________________________________

                                                                       Exhibit C

                                   EXHIBIT C

Greenbriar Corporation
4265 Kellway Circle
Addison, TX  75244-2033

          Re:  Affiliate Status

Ladies and Gentlemen:

          I have been advised that as of the date hereof I may be deemed to be an "affiliate" of American Care Communities, Inc., a North Carolina corporation ("ACC"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Merger Agreement, dated as of October ___, 199__ (the "Agreement"), by and among Greenbriar Corporation, a Nevada corporation ("Greenbriar"), American Care Communities, Inc., a Nevada corporation ("American"), and ACC, ACC will be merged with and into American (the "Merger").

          As a result of the Merger, I may receive shares of Common Stock of Greenbriar, $.01 par value per share (the "Greenbriar Common Stock"), or options to purchase Greenbriar Common Stock. I will receive ___ shares of Greenbriar Common Stock (or options to purchase ___ shares of Greenbriar Common Stock) in exchange for each share of common stock, no par value per share, of ACC ("ACC Common Stock") (or options to purchase ACC Common Stock) owned by me at the time of the Merger.

          I represent and warrant to, and covenant with, Greenbriar that in the event I receive any Greenbriar Common Stock or options to purchase Greenbriar Common Stock as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of any Greenbriar Common Stock issued to me in the Merger in violation of the Act or the Rules and Regulations.

          B. I shall not make any sale, transfer or other disposition of any Greenbriar Common Stock issued to me in the Merger until the provisions for a "pooling of interests" as specified in Section
               5.8 of the Merger Agreement have been satisfied.

          C. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of any Greenbriar Common Stock issued to me in the Merger, to the extent I felt necessary, with my counsel or counsel for ACC.

          D. I have been advised that the issuance of Greenbriar Common Stock to me in the Merger will not be registered with the Commission under the Act. I have also been advised that I may not sell, transfer or otherwise dispose of any Greenbriar Common Stock issued to me in the Merger unless
               (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Greenbriar, which opinion shall be submitted in writing to Greenbriar in form and substance reasonably satisfactory to Greenbriar, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          E. I understand that Greenbriar is under no obligation to register under the Act the sale, transfer or other disposition by me or on my behalf of any Greenbriar Common Stock issued to me in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available.

          F. I have no present intention to sell or dispose of any shares of ACC Common Stock now owned or of any shares of Greenbriar Common Stock to be received by me in or as a result of the Merger.

          G. I also understand that stop transfer instructions will be given to Greenbriar's transfer agent with respect to the Greenbriar Common Stock issued to me in the Merger and that there will be placed on the certificates representing the Greenbriar Common Stock issued to me in the Merger, or any substitution therefor, a legend stating in substance:

                    "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter dated _____________, 1996 from the registered holder hereof to Greenbriar Corporation, a copy of which letter is on file at the principal office of Greenbriar Corporation.

          H. I also understand that unless the transfer by me of any Greenbriar Common Stock issued to me in the Merger has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Greenbriar reserves the right to put the following legend on the certificates issued to my transferee:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended."

          It is understood and agreed that the legends set forth in Paragraphs G and H above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Greenbriar an opinion of counsel in form and substance reasonably satisfactory to Greenbriar, to the effect that such legend is not required for purposes of the Act. Prior to any transfer of any of the Greenbriar Common Stock, I will give notice to Greenbriar of my intention to effect such offer, sale or transfer, describing the proposed transaction in sufficient detail to enable Greenbriar and its counsel to determine that the proposed transaction will not violate the Act.

DATED AS OF _________________, 1996

                                        Sincerely,



                                        ________________________________________


AGREED AND ACKNOWLEDGED:

GREENBRIAR CORPORATION


By:__________________________
Name:________________________
Title:_______________________

                                                                       Exhibit D


                                   EXHIBIT D

                             EMPLOYMENT AGREEMENT


     This Employment Agreement is entered into as of the ______ day of ________________, 1996, between Greenbriar Corporation, a Nevada corporation (hereinafter referred to as "Employer"), and FLOYD B. RHOADES (hereinafter referred to as "Employee").

     In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. EMPLOYMENT. Employer agrees to employ Employee and Employee agrees to serve Employer, upon the terms and conditions hereinafter set forth.

     2. TERM. The employment of Employee hereunder and this Employment Agreement shall commence the date hereof and shall continue in effect for a period of three years or until terminated sooner pursuant to Section 7 hereof.

     3. DUTIES. During the term of this Agreement, Employee shall be engaged as an executive employee of Employer and shall report to the Board of Directors and Executive Committee of Employer. Employee's initial title shall be President and Chief Executive Officer of Employer, with such powers and duties in those capacities as are set forth in the Bylaws of Employer. If Employee is elected or appointed with the Employee's consent to an office with any of Employer's subsidiaries or affiliates during the term of this Agreement, the Employee will serve in such capacity or capacities without additional compensation. Employee shall also be appointed as a Class I member of the Board of Directors with a term expiring in 1998 and as a member of the Executive Committee of Employer. Employee shall perform his duties from the Employer's main office in Addison, Texas.

     4. EXTENT OF SERVICES. During the term of this Agreement, Employee shall devote substantially his entire working time, attention, and energies to the business of Employer, and shall not during the term of service be actively engaged in any other business activities. However, this shall not be construed as preventing Employee from investing the Employee's personal assets in such form or manner as may require occasional or incidental services on the part of Employee in the management, conservation and protection of such investments and provided that such investments cannot be construed as being competitive or in conflict with the business of Employer.

     5.   COMPENSATION.

     5.1. Base Salary. Employer will pay Employee during the Employee's term of service hereunder, as compensation for the Employee's services, the sum of $200,000 per year (sometimes hereinafter referred to as the "Base Salary"), payable in biweekly or other installments in accordance with the general practices of the Employer. Employee shall be entitled to participate in any and all executive bonus programs at levels equal to those of employees in comparable executive positions.Any bonus compensation shall be payable in the discretion of the Board of Directors of the Employer.

     5.2     Benefits.

     5.2.1. The Employee shall be entitled to the same benefits generally provided to other executives of Employer of comparable rank and responsibility as well as to those generally provided to all officers of Employer in accordance with the policies of the Employer from time to time. These are to include, but not be limited to, health insurance and vacation pursuant to the Employer's standard policy.

     5.2.2. The Employer shall compensate or provide the designated beneficiaries of Employee with the benefits accrued or vested under any compensation and/or other benefit plan of the Employer in which Employee was a participant as of the date of his death.

     6. EXPENSES. During the term of employment provided for herein, Employer shall pay or reimburse Employee, in accordance with its standard policy, upon submission of vouchers by the Employee for all reasonable expenses incurred by the Employee in the interest of Employer's business.

     7.      TERMINATION.

     7.1. Termination Events. Subject to the provisions of Paragraph 7.2 of this Section, this Agreement shall terminate:

     7.1.1.  Upon death of Employee.

     7.1.2. At the option of the Employer if Employee shall become disabled and remain disabled for a period of six (6) months. Disability shall be defined as Employee's inability through illness or other cause to perform his normal work load as measured by the twelve (12) months preceding the commencement of such disability. During such disability, Employee shall be compensated in accordance with Employer's standard policy regarding disability.

     7.1.3.  Upon mutual agreement.

     7.1.4.  At any time at the option of Employee.

     7.1.5. At the Employer's option for any good cause. For purposes of this Section, "good cause" for termination shall mean: (a) the conviction of Employee of any act involving moral turpitude, or (b) any material breach by Employee of any of the terms of, or the failure to perform any covenant contained in, this Agreement.

     7.1.6. For any reason other than those set forth in Sections 7.1.1., 7.1.2., 7.1.3., 7.1.4 or 7.1.5.

EMPLOYMENT AGREEMENT                                                      Page 2
--------------------

     7.2.   Consequences of Termination.

     7.2.1. Upon death of Employee, all base salary payments under Section 5.1 shall be paid to the end of the term hereof.

     7.2.2. If the Employer terminates the Employee because of the disability of the Employee, such termination will be treated the same as a termination due to death under Section 7.2.1 with the termination date being the date specified by the Employer after the six month disability period.

     7.2.3. Upon termination by mutual agreement under Section 7.1.3 or by the Employee under Section 7.1.4., the Employee shall be paid all salary prorated to the date of termination.

     7.2.4. Upon termination under Section 7.1.6., Employee shall be entitled to receive severance compensation equal to all Base Salary remaining under the term specified in Section 2, at the rate then in effect under Section 5.1, payable over such remaining term.

     8. TRADE SECRETS AND CONFIDENTIAL INFORMATION. During the term of this Agreement, Employee will have access to customer lists and compilations of information and records specific to and regularly used in the operation of the business of Employer. Employee acknowledges that such information constitutes valuable and confidential information of the Employer. Employee shall not disclose any of the aforesaid private company secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or after termination of employment. All files, records, electronic and magnetic files, documents, specifications, equipment and similar information relating to the business of Employer, whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Employer and shall not be removed from the premises of Employer except as shall be necessary for Employee to perform Employee's duties under this Agreement. Upon termination of this Agreement for any reason, Employee will deliver all such materials in his possession and all copies thereof to Employer.

     9.    GENERAL PROVISIONS.

     9.1 Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified mail by Employer to the residence of Employee, or by Employee to Employer's principal office.

     9.2. Assignability. This Agreement and the rights, interests and benefits hereunder shall not be assignable or in any way alienated by Employee. Employer shall have the right of assignment and transfer of its rights hereunder to any successor to the majority of its assets and any such successor shall be bound by the terms hereof.

EMPLOYMENT AGREEMENT                                                      Page 3
--------------------

     9.3. Waiver of Breach. The waiver by Employer or Employee of a breach of any provisions of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

     9.4. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     9.5. Attorneys' Fees. In the event that there shall be any litigation or court proceeding with respect to this Agreement or the obligations of the parties hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party.

     9.6. Governing Law. This Employment Agreement shall be governed by the laws of the State of Texas.

     IN WITNESS WHEREOF, Employer has caused this Employment Agreement to be executed in its corporate name by its corporate officers thereunto duly authorized, and Employee has executed this Employment Agreement.

                                        EMPLOYEE:



                                        ________________________________________
                                        FLOYD B. RHOADES


                                        EMPLOYER:

                                        GREENBRIAR CORPORATION



                                        By:_____________________________________
                                              James R. Gilley, President


EMPLOYMENT AGREEMENT                                                      Page 4
--------------------